Confidential - WinStar/Williams






                         WIRELESS FIBERsm IRU AGREEMENT


                                 BY AND BETWEEN


                             WINSTAR WIRELESS, INC.


                                       AND


                          WILLIAMS COMMUNICATIONS, INC.






                        Effective as of December 17, 1998

                                TABLE OF CONTENTS

1.   DEFINITIONS..................................................................................................1
1.1.   Particular Terms...........................................................................................1
1.2.   Other Terms................................................................................................4

2.   SCOPE AND STRUCTURE..........................................................................................4
2.1.   General....................................................................................................4
2.2.   Term.......................................................................................................5
2.3.   Strategic Relationship.....................................................................................5

3.   GRANTS, RIGHTS AND RESPONSIBILITIES..........................................................................6
3.1.   WinStar Grant, Rights and Responsibilities.................................................................6
3.2.   WinStar Acceptance and Testing.............................................................................7
3.3.   Control of Facilities......................................................................................7
3.4.   Provisioning of Williams T-1s..............................................................................8
3.5.   Service Orders for Williams T-1s...........................................................................9
3.6.   Changes in Service Parameters.............................................................................10
3.7.   Delivery of Minimum Williams T-1 Inventory................................................................10

4.   OTHER PERFORMANCE AND SERVICES..............................................................................11
4.1.   Interconnection...........................................................................................11
4.2.   Collocation...............................................................................................11
4.3.   Maintenance...............................................................................................11
4.4.   Routine Maintenance.......................................................................................11
4.5.   Non-Routine Maintenance...................................................................................12
4.6.   Subcontractors............................................................................................12
4.7.   Williams Equipment........................................................................................12
4.8.   Performance Standards.....................................................................................12
4.9.   Disengagement Assistance..................................................................................12
4.10.  Relocation................................................................................................12
4.11.  Ancillary Services........................................................................................13

5.   CONTRACT ADMINISTRATION.....................................................................................13
5.1.   Reports and Meetings......................................................................................13
5.2.   Confidentiality...........................................................................................14

6.   CHARGES.....................................................................................................16
6.1.   General...................................................................................................16
6.2.   Taxes.....................................................................................................16
6.3.   Pass-Through Expenses.....................................................................................17
6.4.   Most Favored Customer Status..............................................................................17
6.5.   Benchmarking..............................................................................................18

7.   INVOICING AND PAYMENT.......................................................................................18
7.1.   Invoicing.................................................................................................18
7.2.   Payment Due...............................................................................................18
7.3.   Disputed Charges..........................................................................................19
7.4.   Late Interest.............................................................................................19

8.   COVENANTS, REPRESENTATIONS AND WARRANTIES...................................................................19
8.1.   Non-Infringement..........................................................................................19
8.2.   Authorization.............................................................................................19
8.3.   Wireless Fiber Connectivity...............................................................................20
8.4.   Disclaimer................................................................................................20

9.   INDEMNIFICATION.............................................................................................20
9.1.   Indemnities by Williams...................................................................................20
9.2.   Indemnities by WinStar....................................................................................21
9.3.   Indemnification Procedures................................................................................22

10.  LIABILITY, RISK OF LOSS AND INSURANCE.......................................................................22
10.1.  General Intent............................................................................................22
10.2.  Liability Restrictions....................................................................................23
10.3.  Insurance Requirements....................................................................................23
10.4.  Risk of Loss..............................................................................................24
10.5.  Force Majeure.............................................................................................24

11.  REMEDIES AND DISPUTE RESOLUTION.............................................................................25
11.1.  Cumulative Nature.........................................................................................25
11.2.  Informal Dispute Resolution...............................................................................25
11.3.  Arbitration...............................................................................................26
11.4.  Termination...............................................................................................27
11.5.  Suspension of Service.....................................................................................27
11.6.  Litigation................................................................................................27
11.7.  Continued Performance.....................................................................................28

12.  GENERAL.....................................................................................................28
12.1.  Binding Nature and Assignment.............................................................................28
12.2.  Entire Agreement..........................................................................................28
12.3.  Tariff....................................................................................................28
12.4.  Consents..................................................................................................29
12.5.  Restriction of Transmissions..............................................................................29
12.6.  Use and Ownership.........................................................................................29
12.7.  Non-Solicitation..........................................................................................29
12.8.  Notices...................................................................................................29
12.9.  Counterparts..............................................................................................30
12.10. Relationship of Parties...................................................................................30
12.11. Severability..............................................................................................30
12.12. Reasonableness, Consents and Approval.....................................................................30
12.13. Waiver of Default.........................................................................................30
12.14. Survival..................................................................................................31
12.15. Public Disclosures........................................................................................31
12.16. Third Party Beneficiaries.................................................................................31
12.17. Amendment.................................................................................................31
12.18. Order of Precedence.......................................................................................31
12.19. Interpretation............................................................................................32
12.20. Covenant of Good Faith....................................................................................32



                        LIST OF SCHEDULES AND EXHIBITS
--------------------------------------------------------------------------------
Schedule A        Scope and Services
                  Exhibit A-1: WinStar Target Markets
                  Exhibit A-2: Implementation Schedule
                  Exhibit A-3: Collocation
                  Exhibit A-4: Standards and Specifications
                  Exhibit A-5: Hub Implementation Forecast
                  Exhibit A-6: Williams Connectivity
Schedule B        Performance Standards
Schedule C        Charges

                         WIRELESS FIBERsm IRU AGREEMENT

                                 BY AND BETWEEN

                             WINSTAR WIRELESS, INC.

                                       AND

                          WILLIAMS COMMUNICATIONS, INC.




         This WIRELESS FIBER IRU AGREEMENT (including the Exhibits and Schedules attached hereto, the "Agreement"), effective as of December 17, 1998 (the "Effective Date"), is entered into by and between WINSTAR WIRELESS, INC., a Delaware corporation with offices located at 230 Park Avenue, New York, New York 10169 ("WinStar"), and WILLIAMS COMMUNICATIONS, INC., a Delaware corporation with offices located at One Williams Center, Tulsa, Oklahoma 74172 ("Williams").


         WHEREAS, WinStar is a fixed wireless services telecommunications provider currently planning to build-out in the domestic major metropolitan markets set forth in Exhibit A-1;


         WHEREAS, Williams is a provider of high capacity long haul fiber optic network transport and desires to utilize WinStar's Wireless Fiber Connectivity (as hereinafter defined) in conjunction with its long haul network services; and


         WHEREAS, upon the terms and subject to the conditions set forth below, Williams desires to acquire from WinStar, and WinStar desires to provide to Williams, an exclusive, indefeasible right to use certain of WinStar's Wireless Fiber Connectivity on a private, non-common-carrier basis.


         NOW THEREFORE, in consideration of the mutual promises set forth below and other good and valid consideration, the receipt of which is hereby acknowledged, WinStar and Williams (collectively, the "Parties" and each, a "Party") agree as follows:

1.   DEFINITIONS
     1.1. Particular Terms.

          As used in this Agreement:

          (a)  "Acceptance" has the meaning set forth in Exhibit A-4.

          (b) "Acceptance Date" means, for each Hub, the date of Acceptance as provided in Exhibit A-4.

          (c) "Acceptance Standards" means the standards set forth in Exhibit A-4 with respect to the testing of the Hubs.

          (d) "Affiliate" means, with respect to any entity, any other entity that directly, or indirectly through one or more intermediaries, Controls, or is Controlled by, or is under common Control with, such entity.

          (e) "Agreement" has the meaning set forth in the preamble to this Agreement.

          (f)  "Confidential  Information"  has the meaning set forth in Section
               5.2.

          (g) "Control" and its derivatives means legal, beneficial or equitable ownership, directly or indirectly, of more than fifty percent (50%) of outstanding voting capital stock (or other ownership interest, if not a corporation) of an entity or management or operational control over such entity.

          (h) "Cost" means actual, direct costs incurred and computed in accordance with the established accounting procedures used by WinStar to bill third parties for reimbursable projects. All Costs shall be computed in accordance with generally accepted accounting principles. Such actual, direct costs include:

               (i) Labor costs, including wages and salaries, and benefits, plus the overhead allocable to such labor costs (overhead allocation percentage shall not exceed the lesser of: (i) the percentage WinStar allocates to its internal projects; or (ii) thirty percent (30%)); and

               (ii) Other   direct  costs  and   Out-of-Pocket   Expenses  on  a
                    Pass-Through Expenses basis (such as equipment, materials, supplies, contract services, costs of capital, Required Rights, sales, use or similar taxes, etc.) plus ten percent (10%) of such expenses, but

               (iii) Less any cost or expense reimbursed by a third party.

          (i) "Domestic Hub Capacity" means, at the time in question, the aggregate capacity of WinStar's deployed Hubs within the United States.

          (j) "Effective Date" has the meaning set forth in the preamble to this Agreement.

          (k) "Governmental Authorizations" means all licenses, permits and authorizations from the Federal Communications Commission, Federal Aviation Administration, state public utility commissions, municipal authorities or any other governmental body that are materially necessary or required for or used in the business and operations of WinStar or the provision of the Wireless Fiber Connectivity.

          (l)  "Hub" has the meaning set forth in Schedule A.

          (m)  "Indefeasible   Right  of  Use"  or  "IRU"  means  an  exclusive,
               indefeasible   right  to  use  the   specified   Wireless   Fiber
               Connectivity as contemplated by this Agreement.

          (n)  "Intellectual   Property   Rights"   means   patent,   copyright,
               trademark, trade secret or other proprietary rights with respect to any work product in which such rights could inure.

          (o) "Lit Building" means a building that, at the time in question, is either a Hub provided by WinStar or equipped with a radio connection to a Hub provided by WinStar utilizing spectrum in which WinStar holds a license.

          (p) "Losses" means all liabilities, damages and related costs and expenses (including fines, levies, assessments, reasonable legal fees and disbursements and costs of investigation, litigation, settlement, judgment, interest and penalties) directly incurred by a Party.

          (q) "Maintenance" means the network operations, administration and maintenance required for the continued performance of the WinStar Fiberless Connectivity.

          (r) "Minimum Williams T-1 Inventory" has the meaning set forth in Exhibit A-6.

          (s) "Out-of-Pocket Expenses" means reasonable and actual out-of-pocket expenses incurred by a Party, but not including that Party's overhead costs (or allocations thereof), administrative expenses or other mark-ups.

          (t) "Party" and "Parties" have the meanings set forth in the preamble to this Agreement.

          (u) "Pass-Through Expenses" means certain WinStar expenses, as agreed to between the Parties in writing, which Williams agrees to pay directly or reimburse on an Out-of-Pocket Expenses basis.

          (v) "Prime Rate" means, in respect of any period, the rate published as Chase Manhattan's prime rate in the Wall Street Journal, or any successor publication thereto, from time to time during such period.

          (w) "Pro Rata Share" means a proportion equal, for Williams, to the Williams Connectivity and, for WinStar, the complement of the Williams Connectivity.

          (x) "Qualified Building" means a building that, at the time in question, has a verified line of sight (per WinStar's standard practices) to a Hub provided by WinStar and for which the necessary Required Rights have been obtained by, or provided to, WinStar.

          (y) "Required Rights" means leases or licenses for access to, and use of, building roof areas and other antenna staging locations and interior space and conduit rights as necessary to provide Wireless Fiber Connectivity to a building.

          (z)  "Sector"   means   an   area   of   coverage   emanating   off  a
               point-to-multipoint radio on a Hub.

          (aa) "Sector Capacity" of any given Hub means, as of the date in question, the transport capacity of the relevant Sector of that Hub.

          (bb) "Start Date" means, with respect to any Williams T-1, the first day on which such service is provided.

          (cc) "T-1" means a circuit (wire, fiber or spectrum) with a capacity of 1.544 Mbps.

          (dd) "Term" has the meaning set forth in Section 2.2.

          (ee) "Williams" has the meaning set forth in the preamble to this Agreement.

          (ff) "Williams Connectivity" has the meaning given in Exhibit A-6.

          (gg) "Williams IRU" has the meaning given in Section 3.1(a).

          (hh) "Williams T-1" has the meaning given in Section 3.1(a). Each such circuit shall traverse any two end-points on the WinStar network (e.g., at the common space in a Lit Building or at a local WinStar point of presence) and shall be deemed provided when approved by Williams in accordance with Section 3.5(e).

          (ii) "WinStar" has the meaning set forth in the preamble to this Agreement.

          (jj) "WinStar Equipment" means the telecommunications equipment used by WinStar to implement the Wireless Fiber Connectivity.

          (kk) "WinStar Target Market" means a city listed in Exhibit A-2 where WinStar has at least one Hub to provide the Wireless Fiber Connectivity, which list may be amended by WinStar from time to time with notice to Williams (in accordance with Exhibit A-2).

          (ll) "Wireless  Fiber   Connectivity"   means  the  Wireless   Fibersm
               connectivity, which WinStar is authorized to provide at certain licensed radio frequency bandwidths.

     1.2. Other Terms.

          Other terms used in this Agreement are defined in the context in which they are used and have the meanings there indicated.

2.       SCOPE AND STRUCTURE

     2.1. General.

          (a) This Agreement sets forth the general terms and conditions under which WinStar grants Williams specific rights to certain capacity within the deployed Wireless Fiber Connectivity.


          (b) The Parties acknowledge that this Agreement does not grant to WinStar an exclusive privilege to sell or otherwise provide to Williams any or all of the transport and services of the type described in this Agreement. Williams may contract with other suppliers for the procurement of comparable transport or services. Subject to the Williams IRU granted by WinStar under this Agreement, WinStar is not restricted from selling to other entities any types of transport or services including the types of transport or services that are provided to Williams hereunder.

     2.2. Term.

          The term of this Agreement (the "Term"), with respect to each of the initial two hundred and seventy (270) Hubs implemented by WinStar, shall begin on the corresponding Acceptance Date and continue in effect for twenty-five (25) years from that time.

     2.3. Strategic Relationship.

          (a) Resale of WinStar Product. Pursuant to terms to be agreed upon by the Parties after the Effective Date, WinStar will grant Williams the right to market and promote certain WinStar voice and data products (e.g., wireless capacity, professional services and Internet connectivity) through its sales channel.

          (b) Williams-Provided Roof Rights and Building Access. If requested by WinStar, Williams shall grant to WinStar, at no cost, appropriate roof, riser, conduit rights and interior space (in each case, in quantities to be mutually agreed upon on a case-by-case basis) rights to buildings in the United States for which Williams owns, leases or occupies, in whole or in part, that Williams can obtain (at reasonable cost) or has such rights. In addition, Williams shall assist WinStar in obtaining such rights with respect to other buildings in the United States leased or occupied, in whole or in part, by Williams or its Affiliates, including by actively conveying to those Affiliates the strategic and important nature of the relationship with WinStar. Williams shall provide (and periodically update as reasonably requested by WinStar) WinStar with a written list of the addresses of all such real estate.

          (c)  Mutual   Marketing   Support.   WinStar  will  provide   Williams
               reasonable marketing support in connection with Williams' sale of the Williams T-1s and other WinStar voice and data products.

          (d) Provisioning and Billing OSS. The Parties will work together in order to interface their then-current provisioning and billing operational support system information (e.g., network events and statistics). The reasonable costs associated with these activities shall be mutually shared between the Parties. If, after consultation with Williams, WinStar is required to provide provisioning and billing information unique to Williams' wholesale activities, the reasonable costs of providing such information shall be borne by Williams.

          (e) Regulatory Assistance. If either Party affirmatively takes a position in the domestic regulatory environment, it will be in favor of a level playing field and in support of competition, as such Party determines in its sole discretion. The Parties shall periodically (but at least semi-annually) meet to discuss their plans and objectives with respect to the regulatory environment.

3.  GRANTS, RIGHTS AND RESPONSIBILITIES

     3.1.     WinStar Grant, Rights and Responsibilities.

          (a) Effective as of the Acceptance Date, WinStar hereby grants to Williams an exclusive Indefeasible Right of Use (the "Williams IRU"), for the purposes described herein, in the Williams

               Connectivity as expressed in T-1 increments over time, as provided in Exhibit A-6 (the "Williams T-1s"), subject to the additional limitations set forth in Subsection (c) below. Such grant does not convey any legal title to any real or personal property, including the spectrum, physical equipment and connections used to effect the Domestic Hub Capacity.

          (b) Subject to the terms of this Agreement, Williams shall have exclusive use of the Williams T-1s for any lawful purpose during the Term.

          (c)  In addition to the Williams Connectivity  limitation set forth in
               Section 3.1(a), the Williams T-1s shall be subject to the following limitations:

               (i) Williams T-1s from any Lit Building that is connected to the WinStar Hub through a point-to-point radio link may go up to but shall not exceed fifteen percent (15%) of the bandwidth capacity provided to that building notwithstanding WinStar's usage of any or all of such capacity in that building.

               (ii) Williams   T-1s   that   are   to   be   implemented   using
                    point-to-multipoint links between Lit Buildings in a Sector and a WinStar Hub may go up to but shall not exceed fifteen percent (15%) of the relevant Sector Capacity of that Hub notwithstanding WinStar's usage of any or all of such Sector Capacity in the Sector.

               (iii)For Qualified  Buildings lit at Williams'  expense  pursuant to Section 3.4(b)(ii), the limitation set forth in Subsection (c)(i), if applicable, shall be increased to fifty percent (50%) for buildings lit point-to-point. In addition, only seventy-five percent (75%) of the Williams T-1s in such buildings will count towards the Williams Connectivity limitation set forth in Subsection (a) above.

               (iv) In  accordance  with  Section 3.6,  each  Williams T-1 shall count against the limitations set forth above for one (1) year, regardless of whether or not the duration of its connectivity lasts less than one (1) year. After its first year of connectivity, each Williams T-1 shall count against such limitations until disconnected.

               (v) Williams may order Williams Connectivity only in multiples of T-1 line speeds. Orders for line speeds higher than T-1 will count proportionately toward the limitations set forth in this Subsection (c). For example, a DS-3 will count as twenty-eight (28) T-1s. Apart from the applicability of the limitations, the line speeds of the circuits constituting the Williams Connectivity shall have no effect on the respective rights and obligations of the Parties.

     3.2. WinStar Acceptance and Testing.

          (a) As of the Effective Date, Williams hereby agrees that Acceptance of the initial fifty-seven (57) Hubs (the "Initial Hubs") deployed by WinStar is deemed to have occurred. WinStar represents and warrants that the Initial Hubs have met the Acceptance Standards as of the Effective Date.

          (b) Prior to the use of each Hub deployed by WinStar following the Effective Date, WinStar will have performed testing procedures in accordance with Exhibit A-4, which are sufficient to verify compliance with Acceptance Standards. Acceptance of each such Hub shall occur as set forth in Exhibit A-4.

     3.3. Control of Facilities.

          Notwithstanding any other provision of this Agreement, WinStar has and shall at all times continue to retain control over all FCC licenses, equipment and facilities subject to this Agreement and shall have, at all times, required access to all of the equipment and facilities installed by it pursuant to this Agreement. In exercising this control, WinStar will not disturb or interfere with the Williams T-1s without good cause, such as a request from the FCC to shut down interfering transmissions, emergency service restoration or correction of other technical problems. WinStar shall provide Williams with as much prior notice as is reasonably practicable in the case of emergency disruptions of the Wireless Fiber Connectivity. WinStar shall, with the reasonable cooperation and assistance of Williams, (i) operate its business in all material respects in accordance with the terms of the Governmental Authorizations and (ii) maintain the validity of the Governmental Authorizations. WinStar agrees to provide Williams with notice in the event matters come to WinStar's attention that could materially prevent it from meeting its obligations under this Agreement. In this regard, WinStar and Williams further agree as follows:

          (a) Williams shall not represent itself as the holder of any FCC licenses issued to WinStar.

          (b) Any communications by either Party with the FCC regarding the subject matter of this Agreement shall require the other's prior written approval.

          (c) Neither WinStar nor Williams shall represent itself as the legal representative of the other before the FCC or any state regulatory body. Except as otherwise required by law, all filings made before regulatory bodies with respect to WinStar's license or the services provided hereunder shall be made by and in the name of WinStar. WinStar and Williams will cooperate with each other with respect to regulatory matters concerning WinStar's licenses and the services provided pursuant to this Agreement; provided, however, this will not relieve WinStar from complying with the Governmental Authorizations.

          (d) Nothing in this Agreement is intended to diminish or restrict WinStar's obligations as an FCC licensee and both Parties desire that this Agreement be in full compliance with the rules and regulations of the FCC and any state or local jurisdiction. If the FCC or any state regulatory body of competent jurisdiction determines that any provision of this Agreement violates any applicable rules, policies or regulations, both Parties shall bear their respective Pro Rata Share of costs to immediately bring this Agreement into compliance, consistent with the intent of this Agreement.

          (e) It is expressly understood by WinStar and Williams that nothing in this Agreement is intended to give to Williams any right that would be deemed to constitute a transfer of control (as "control" is defined in the Communications Act of 1934, as amended, or any applicable FCC rules or case law) of one or more of WinStar's licenses from WinStar to Williams.

     3.4. Provisioning of Williams T-1s.

          Except as otherwise provided in this Section 3.4, WinStar, at its own expense, shall be solely responsible for obtaining and maintaining all rights and privileges (including Required Rights, space and power) that are necessary for WinStar to provide the Williams T-1s to the WinStar common space.

          (a) Subject to the limitations set forth in Section 3.1, Williams may order T-1s to be connected to any Qualified Building (or a building that would be a Qualified Building but for the obtaining of Required Rights). If Williams orders Williams T-1s that are to be connected to a Lit Building, WinStar will provision, on a non-discriminatory basis, those T-1s to the common space at no additional cost with an objective of completing that provisioning within thirty (30) days from the date of Williams' order.

          (b) If Williams orders Williams T-1s that are to be connected to a Qualified Building (or a building that would be a Qualified Building but for the obtaining of Required Rights) that is not a Lit Building:

               (i) WinStar shall determine within ninety (90) days of receipt of notice from Williams whether, in its sole discretion, it will light such building at its own expense. If WinStar so elects, that notice shall set forth a target delivery date and WinStar shall light that building and provision, on a non-discriminatory basis, the T-1s to the common space with the objective of completing such activities by the target delivery date.

               (ii) If  WinStar  elects not to light  such  building  at its own expense, WinStar will light the building upon Williams' request, in accordance with a target delivery date established by WinStar. Williams shall pay for such lighting at WinStar's Cost of performance. Additionally, in such event, Williams shall be responsible, with WinStar's assistance, for obtaining and maintaining, at Williams' expense, all necessary rights and privileges (including
                    Required Rights, space and power). Lighting, pursuant to this Subsection 3.4(b)(ii), of more than five (5) buildings connected to a single Hub, whether singly or in combination over any period of time, shall be subject to WinStar's approval which shall not be unreasonably withheld.

          (c) When WinStar lights a building for provisioning a Williams T-1, Williams will either:

               (i) Perform inside wiring for its customers in such building subject both to obtaining any necessary consents and to WinStar's then-current installation guidelines and specifications; or

               (ii) Have WinStar perform such wiring at WinStar's Cost.

     3.5. Service Orders for Williams T-1s.

          (a) The implementation of a Williams T-1 to a Lit Building shall be requested on WinStar's Service Order forms in effect from time to time ("Service Orders"). Each Service Order shall reference this Agreement. WinStar reserves the right not to accept a Service Order that does not conform with the terms and conditions of this Agreement and such non-conforming Service Order shall have no force or effect hereunder.

          (b) Each Service Order will indicate a requested Start Date (the "Requested Start Date") for the implementation of the Williams T-1s to a Lit Building, the desired term of the Williams T-1s, and any other parameters required. WinStar shall acknowledge receipt of the Service Order, on average, within forty-eight (48) hours (an "Acknowledgement").

          (c) Once a Service Order is placed, Williams may cancel it only by notice of cancellation not less then ten (10) days prior to delivery of the corresponding Williams T-1, and payment of any specified cancellation fee. Williams agrees that the actual damages in the event of such cancellation would be difficult or impossible to ascertain, and that the cancellation charge including those set forth herein is consequently intended to establish liquidated damages and not a penalty.

          (d) Any conflicting, different or additional terms and conditions contained in Williams' acknowledgment or Service Order or elsewhere are deemed objected to by WinStar and shall not constitute part of this Agreement. No action by WinStar (including fulfillment of such Service Order) shall be construed as binding or estopping WinStar with respect to such conflicting, different or additional term or condition, unless the Service Order containing said term or condition has been signed by an authorized representative of WinStar.

          (e) WinStar shall make reasonable efforts to provide the Williams T-1s within the service implementation interval set forth in
               Section 3.5(b) or by Williams' Requested Start Date. Williams T-1s shall begin on the date WinStar issues notice that service is available (the "Start of Service Notice" or "SOSN"), indicating the Williams T-1 has been tested by WinStar in accordance with WinStar's standard specifications and that the service meets or exceeds those specifications.

          (f) Williams may reasonably request one or more delays in the Requested Start Date of a Service Order, a move, or rearrangement if WinStar receives the delay request at least fifteen (15) days prior to the Requested Start Date and the requested delay does not extend the Requested Start Date more than thirty (30) days from the original date thereof. If Williams delays the Requested Start Date (or as gauged by the SOSN, if issued for a date after the Requested Start Date) by more than thirty (30) days, the Williams T-1s will count against the Minimum Williams T-1 Inventory and the Williams Connectivity for a period of one (1) year. This count against the Minimum Williams T-1 Inventory and Williams Connectivity will be effective thirty (30) days after the Requested Start Date.

     3.6. Changes in Service Parameters.

          Following the relevant Start Date for any Williams T-1, Williams may disconnect or reconfigure that service upon sixty (60) days' prior written notice. If that action relates to a Williams T-1 that has not been in place for at least one (1) year from its Start Date, (i) such Williams T-1 will continue to count against the Minimum Williams T-1 Inventory and Williams Connectivity for the remainder of the one (1) year period; and (ii) Williams shall also pay WinStar the additional charges incurred by WinStar that are associated with that disconnection or reconfiguration. Subsection (ii) shall also apply with respect to a cancellation as provided in Section 3.5(c).

     3.7. Delivery of Minimum Williams T-1 Inventory.

          (a) Availability Date. The "Availability Date" shall mean (i) the Effective Date with respect to the Minimum Williams T-1 Inventory identified in Exhibit A-6 to be provided to Williams as of the Effective Date, and (ii) December 31st of each calendar year following 1998 through the end of the Term with respect to each annual number of Minimum Williams T-1 Inventory identified in Exhibit A-6 for such calendar year. The "Deadline Date" shall be sixty (60) days after the later of (i) such planned Availability Date or (ii) the planned Availability Date as extended due to unforeseen events not in the reasonable control of WinStar (other than as due to WinStar's negligence), Force Majeure events or as expressly permitted by this Agreement. WinStar shall make available each of its annual Minimum Williams T-1 Inventories by the applicable Deadline Date. WinStar shall give Williams as much prior notice as reasonably possible if, to the best of WinStar's knowledge, there is a foreseeable risk that it may miss a Deadline Date for its Minimum Williams T-1 Inventory.

          (b) Failure to Meet Deadline Date. If WinStar fails to make available the Minimum Williams T-1 Inventory by its applicable Deadline Date, and the Parties are unable, in good faith, to agree to an alternative Deadline Date, Williams' sole and exclusive monetary remedy for such failure shall be to obtain Cover (as hereinafter defined) beginning on the Deadline Date for the number of T-1s not made available. "Cover" shall be satisfied by obtaining, at WinStar's expense, the number of T-1s that would have been available had WinStar made available the entire applicable Minimum Williams T-1 Inventory. Once WinStar makes such T-1s available, the Parties will work together to migrate the T-1s to WinStar at WinStar's sole cost and expense.

4.       OTHER PERFORMANCE AND SERVICES

     4.1.     Interconnection.

          (a) With respect to each of the WinStar Target Markets, the Parties shall mutually determine the most efficient manner of providing the required connectivity ("Interconnection") between the WinStar and Williams points of presence, whether through then-existing installed capacity, implementation of new capacity or third party arrangements. In addition, the Parties shall set and periodically review the schedule (timing and priority) of implementation of those Interconnection facilities and shall adhere to that schedule in implementing such facilities.

          (b) The Parties shall allocate the costs of each Interconnection facility as follows:

               (i) The Parties shall mutually agree upon a forecast of each Party's usage of that Interconnection facility during the first year after implementation (the "Forecast"). The non-recurring costs associated with the implementation of that facility and the recurring cost thereof in the first month of operation (in aggregate, the "Start-up Costs") will be allocated pro rata between the Parties based upon the Forecast. One year thereafter the Parties shall re-calculate the allocation of the Start-up Costs by substituting actual usage during the preceding year in place of the Forecast. Based upon that recalculation, Williams shall pay or receive a refund, in either case equal to the difference between the initial allocation of the Start-up Costs and the recalculated amount, plus interest at the Prime Rate for the applicable period.

               (ii) On  a  quarterly  basis,  the  Parties  shall  allocate  the periodic recurring costs of that Interconnection facility pro rata between the Parties based upon actual usage during the preceding quarter.

               (iii)Following  the  Effective  Date,  the Parties will  mutually develop appropriate procedures to implement the foregoing.

     4.2. Collocation.

          Exhibit A-3 sets forth the collocation services, terms and conditions.

     4.3. Maintenance.

          WinStar shall be responsible for providing maintenance, repair and testing on all WinStar Equipment used to provide the Williams T-1s, in accordance with its then-current standard policies and procedures, a portion of which is attached hereto as Exhibit A-4. Williams is prohibited from providing any maintenance, repair or testing with regard to WinStar Equipment.

     4.4. Routine Maintenance.

          During the Term, WinStar shall perform all required Routine Maintenance Services at the charges set forth in Schedule C. "Routine Maintenance Services" means the work specifically identified as Routine Maintenance Services in Article 5 of Schedule A, provided that Routine Maintenance Services excludes work for which Williams is obligated to reimburse WinStar for all or a portion of the Costs incurred pursuant to other provisions of this Agreement.

     4.5. Non-Routine Maintenance.

          Williams shall pay its Pro Rata Share of WinStar's direct Costs for maintenance in respect of the Williams Connectivity other than Routine Maintenance Services, if the Cost of such work relating to any single event or multiple related events is greater than Five Thousand Dollars ($5,000.00).

     4.6. Subcontractors.

          WinStar may subcontract provisioning, testing, maintenance, repair, restoration, relocation or other operational and technical services it is obligated to provide hereunder or may have the underlying facility owner or its contractor perform such obligations. Such subcontracting shall not relieve WinStar of any obligations under this Agreement.

     4.7. Williams Equipment.

          WinStar's maintenance and repair obligations under this Agreement shall not include maintenance, repair or replacement of Williams' equipment.

     4.8. Performance Standards.

          Except as otherwise set forth in Schedule B, for the purpose of this Agreement the normal standards of performance within the telecommunications industry in the relevant market shall be the measure of whether a Party's performance is reasonable and timely.

     4.9. Disengagement Assistance.

          Upon termination or expiration of this Agreement, WinStar shall provide Williams and its designated third party providers all reasonable assistance as necessary to effect a smooth transition to a new supplier.

     4.10. Relocation.

          (a) If WinStar determines for bona fide operational reasons, or is required by a third party acting pursuant to condemnation or similar authority or by a governmental entity, to relocate all or any portion of a Hub or any of the facilities used or required in providing Williams with the Williams IRU, WinStar shall, to the extent practicable, provide Williams sixty (60) days' prior notice and shall proceed with such relocation. WinStar shall have the right to direct such relocation, including the right to determine the extent of, the timing of, and methods to be used for such relocation, provided that any such relocation:

               (i) Shall be constructed and tested in accordance with the specifications and requirements set forth in this Agreement and applicable Exhibits;

               (ii) Shall  not  result  in a  materially  adverse  change to the operations or performance of the Hub, and

               (iii) Shall not unreasonably interrupt service on the Hub.

               For purposes of this Section 4.10, a WinStar relocation shall be for bona fide operational reasons if it is undertaken in good faith (i) to settle or avoid a bona fide threatened or filed condemnation action or order by a governmental authority to relocate, (ii) to reduce the likelihood of physical damage, (iii) as the result of a Force Majeure Event, or (iv) for other operational reasons to which Williams has consented, provided that Williams shall not unreasonably withhold such consent. WinStar shall use reasonable efforts to contest any exercise of condemnation authority that would require a relocation pursuant to this Section 4.10.

          (b) Unless such relocation is necessitated by a breach of WinStar's obligations under this Agreement, Williams shall reimburse WinStar for the Costs incurred in the same manner and to the same extent as set forth for reimbursement for Costs of maintenance other than for Routine Maintenance Services in Section 4.5.

     4.11. Ancillary Services.

          WinStar may also provide other services to Williams for reasons including: (a) Williams' request to expedite Williams T-1 availability to a date earlier than WinStar's published installation interval or a previously accepted Start Date; (b) Williams T-1 redesign or other activity occasioned by receipt of inaccurate information from Williams; (c) Williams' request for use of facilities other than those selected by WinStar for provision of the Wireless Fiber Connectivity ("facilities" for this purpose shall not include buildings that became Lit Buildings pursuant to Section 3.4(b)(i)); and (d) other circumstances in which extraordinary costs and expenses are generated at the written request of Williams and incurred by WinStar (collectively, "Ancillary Services").

5.  CONTRACT ADMINISTRATION

     5.1. Reports and Meetings.

          (a) Within thirty (30) days of the Effective Date, the Parties shall mutually agree upon a set of monthly reports to be issued by WinStar to Williams. WinStar will provide Williams with suggested formats for such reports for Williams' review and approval. As one such report, WinStar will provide a monthly performance report that describes WinStar's deployment of the Hubs, availability of the applicable Minimum Williams T-1 Inventory and a forecast of upcoming WinStar Target Market implementations (including Hubs, buildings and addresses).

          (b) Within thirty (30) days of the Effective Date, the Parties shall mutually agree upon a set of regular management meetings. WinStar will prepare and circulate an agenda sufficiently in advance of each such meeting to give participants an opportunity to prepare for the meeting and will incorporate into such agenda any items that Williams desires to discuss. At Williams' request, WinStar will prepare and circulate minutes promptly after a meeting.

     5.2. Confidentiality.

          (a) Confidential Information. Williams and WinStar each acknowledge that they may be furnished with, receive or otherwise have access to information of or concerning the other Party that such Party considers to be confidential, proprietary, a trade secret or otherwise restricted. As used in this Agreement and subject to Section (c), "Confidential Information" means all information, in any form, furnished or made available directly or indirectly by one Party (the "Disclosing Party") to the other (the "Receiving Party") that (i) concerns the operations, facilities, plans, affairs and businesses of the Disclosing Party, the financial affairs of the Disclosing Party, and the relations of the Disclosing Party with its customers, employees and service providers, or (ii) is marked confidential, restricted, proprietary, or with a similar designation. The terms and conditions of this Agreement shall be deemed Confidential Information, but may be disclosed pursuant to this Section 5.2 or
               Section 12.15.

          (b)  Obligations.

               (i) Each Party's Confidential Information shall remain the property of that Party except as expressly provided otherwise by the other provisions of this Agreement. Each Party shall each use at least the same degree of care, but in any event no less than a reasonable degree of care, to prevent unauthorized disclosure of Confidential Information as it employs to avoid unauthorized disclosure of its own information of a similar nature. Except as otherwise permitted hereunder, the Parties may disclose such information (A) to their respective directors, officers, managers, employees, agents, contractors and consultants (collectively, "Representatives"), (B) to entities performing services required hereunder only where: (1) use of such entity is authorized under this Agreement, (2) such disclosure is necessary or otherwise naturally occurs in that entity's scope of responsibility, (3) the entity agrees in writing to assume the obligations described in this Subsection (b). Any disclosure to such entity shall be under substantially the same confidentiality terms and conditions set forth herein.

               (ii) Each Party  shall take  reasonable  steps to ensure that its
                    (and its Affiliates') Representatives comply with this Subsection (b). In the event of any disclosure or loss of, or inability to account for, any Confidential Information of the Disclosing Party, the Receiving Party shall promptly, at its own expense: (A) notify the Disclosing Party in writing; and (B) take such actions as may be necessary and cooperate in all reasonable respects with the Disclosing Party to minimize the violation and any damage resulting therefrom.

               (iii)Either Party may disclose the terms and  conditions  of this
                    Agreement to any third party that (A) has expressed a bona fide interest in consummating a significant financing, merger or acquisition or other corporate transaction between such third party and such Party, (B) has a reasonable ability (financial and otherwise) to consummate such transaction, and (C) has executed a nondisclosure agreement that includes within its scope the terms and conditions of this Agreement and also includes a procedure to limit the extent of copying and distribution thereof. Each Party shall endeavor to delay the disclosure of the terms and conditions of this Agreement until the status of discussions concerning such transaction warrants such disclosure. In addition, either party (or either party's Affiliates) may disclose the terms and conditions of this Agreement as such party deems appropriate to prepare for IPOs or major corporate transactions. Any disclosure to such entity shall be substantially under the same confidentiality terms and conditions as provided herein.

          (c)  Exclusions.   "Confidential   Information"   shall   exclude  any
               particular information that the Receiving Party can demonstrate:

               (i) At the time of disclosure, was in the public domain or in the rightful possession of the Receiving Party;

               (ii) After disclosure,  is published or otherwise becomes part of the public domain through no fault of the Receiving Party;

               (iii)Was received after  disclosure  from a third party who had a lawful right to disclose such information to the Receiving Party without any obligation to restrict its further use or disclosure;

               (iv) Was  independently  developed by the Receiving Party without reference to Confidential Information of the Disclosing Party; or

               (v) Was required to be disclosed to satisfy a legal requirement of a competent government body; provided that, immediately upon receiving such request and to the extent that it may legally do so, the Receiving Party advises the Disclosing Party promptly and prior to making such disclosure in order that the Disclosing Party may interpose an objection to such disclosure, take action to assure confidential handling of the Confidential Information, or take such other action as it deems appropriate to protect the Confidential Information.

          (d) No Implied Rights. Nothing contained in this Section shall be construed as obligating a Party to disclose its Confidential Information to the other Party, or as granting to or conferring on a Party, expressly or impliedly, any rights or license to the Confidential Information of the other Party.

6.   CHARGES

     6.1. General.

          The charging mechanisms and pricing methodologies for Wireless Fiber Connectivity and maintenance and collocation services are set forth in Schedule C.

     6.2. Taxes.

          The Parties' respective responsibilities for taxes arising under or in connection with this Agreement shall be as follows:

          (a) Each Party shall be responsible for personal property taxes on property it owns or leases, for franchise and privilege taxes on its business, and for taxes based on its net income or gross receipts; provided, however, that Williams shall be responsible for its proportionate share (based upon the proportion of the Hub or building capacity used for Williams T-1) of any property taxes (or similar levies) assessed as a result of the implementation of any Williams T-1.

          (b) Williams shall timely report and pay any and all sales, use, income, gross receipts, excise, transfer, ad valorem or other taxes, and any and all franchise fees or similar fees assessed against it due to the Williams IRU or its use of the Williams T-1s.

          (c) If a sales, use, excise, value-added, services, consumption, or other tax is assessed on the provision of the Wireless Fiber Connectivity, Maintenance or any other services, the Parties shall work together to segregate the payments under this Agreement into three (3) payment streams:

               (i)  Payments for taxable items;

               (ii) Payments where Williams  functions merely as a payment agent for WinStar; and

               (iii) Payments for other nontaxable items.

          (d) The Parties agree to cooperate with each other to enable each to determine more accurately its own tax liability and to minimize such liability to the extent legally permissible. Each invoice shall separately state the amounts of any taxes collected. Each Party shall provide and make available to the other any resale certificates and other exemption certificates or information reasonably requested by either Party that is applicable to the subject matter of this Agreement.

          (e) Each Party shall promptly notify the other of, and coordinate the response to and settlement of, any claim for taxes asserted by applicable taxing authorities for which the other Party is responsible hereunder. With respect to any claim arising out of a form or return signed by a Party to this Agreement, such Party shall have the right to elect to control the response to and settlement of the claim, but the other Party shall have all rights to participate in the responses and settlements that are appropriate to its potential responsibilities or liabilities.

     6.3. Pass-Through Expenses.

          For each Pass-Through Expense, if any, WinStar shall review the invoiced charges and determine whether such charges are proper and valid. Unless the Parties mutually agree otherwise, Pass-Through Expenses will be paid directly by Williams.

     6.4. Most Favored Customer Status.

          (a) Williams T-1s. With regard to the Williams Connectivity, Williams shall have most favored customer protection as follows:

          (i) During the twenty-four (24) months following the Effective Date, if WinStar enters into an agreement with another party to provide Wireless Fiber Connectivity and the overall pricing ("Financial Terms") of such services is not Comparable (as hereinafter defined) to that provided to Williams pursuant to this Agreement with regard to the Williams Connectivity, WinStar shall promptly notify Williams in writing of such more favorable Financial Terms. WinStar shall be under no obligation to disclose to Williams the identify of any such third party or any other provisions of such a contract that are not more favorable than those provided to Williams. As used in this Section, "Comparable" means not less than one-half the price, after adjustments to take into account all differences attributable to volume, terms and conditions, advances in technology, passage of time, market conditions or strategic relationship value.

          (ii) If WinStar sells Wireless Fiber Connectivity to a third party on Financial Terms that are not Comparable to those provided hereunder, Williams shall be entitled to an adjustment of the amounts paid with regard to the Williams Connectivity. Such adjustment shall be equal to twice the aggregate amount necessary to make the Financial Terms Comparable and shall be credited in such amounts as correspond to the timing of Williams' payment obligations hereunder. Upon payment or credit of such adjustment to Williams, the Financial Terms of this Agreement shall be deemed to be those more favorable Financial Terms for the purpose of future applications of this Section. Nothing in this Section
               6.4 shall be deemed to require WinStar to sell more Wireless Fiber Connectivity than the Williams Connectivity.

          (b) Excess Connectivity. With regard to Wireless Fiber Connectivity in excess of the Williams Connectivity or Williams T-1 Ceiling, as appropriate ("Excess Connectivity"), Williams shall have most favored customer protection as follows:

          (i) During the Term, if WinStar enters into an agreement with another part to provide Wireless Fiber Connectivity and the Financial Terms of such services are not Comparable (as hereinafter defined) to that provided to Williams for Excess Connectivity pursuant to this Agreement, WinStar shall promptly notify Williams in writing of such more favorable Financial Terms. WinStar shall be under no obligation to disclose to Williams the identity of any such third party or any other provisions of such a contract that are not more favorable than those provided to Williams. As used in this Section, "Comparable" means an equivalent price, after adjustments to take into account all differences attributable to volume, terms and conditions, advances in technology, passage of time, market conditions or strategic relationship value.

          (ii) If WinStar sells Wireless Fiber Connectivity to a third party on Financial Terms that are not Comparable to those provided hereunder with regard to Excess Connectivity, Williams shall be entitled to an adjustment. Such adjustment shall be equal to the amount necessary to make the Financial Terms Comparable and shall be credited in such amounts as correspond to the timing of Williams' payment obligations hereunder. Upon payment or credit of such adjustment to Williams, the Financial Terms of this Agreement shall be deemed to be those more favorable Financial Terms for the purpose of future applications of this Section.

     6.5. Benchmarking.

          (a) Wireless Fiber Connectivity offered by WinStar in excess of the Williams Connectivity, if any, shall be of equivalent or better quality, availability and price when compared to similar offerings in the marketplace. However, nothing in this Section
               6.5 shall be deemed to require WinStar to sell more Wireless Fiber Connectivity than the Williams Connectivity.

          (b) Within 180 days after the Effective Date, the Parties will jointly establish a benchmarking measurement and comparison process (the "Benchmarking Process") designed to objectively evaluate whether the Wireless Fiber Connectivity purchased by Williams in excess of the Williams Connectivity is of equivalent or better quality, availability and price as compared to similar services generally available in the market for similar size and scope requirements ("Market Level Charges"). The Benchmarking Process will take into consideration relevant factors such as quality and delivery terms.

7.       INVOICING AND PAYMENT

     7.1. Invoicing.

          WinStar shall invoice Williams for all amounts due under this Agreement prior to the payment dates set forth in Schedule C and on a monthly basis in arrears for all other charges. Each invoice shall show such details as reasonably requested by Williams, separately state the amounts of any taxes collected and include the calculations utilized to establish the charges.

     7.2. Payment Due.

          (a) Subject to the other provisions of this Article 7, invoices provided for under Section 7.1 and properly submitted to Williams pursuant to this Agreement shall be due and payable by Williams within thirty (30) days after receipt thereof. Any amount due under this Agreement for which a time for payment is not otherwise specified shall be due and payable within thirty (30) days after receipt of a proper invoice for such amount.

          (b) To the extent a credit may be due Williams pursuant to this Agreement, WinStar shall provide Williams with an appropriate credit against amounts then due and owing; if no further payments are due to WinStar, WinStar shall pay such amounts to Williams within thirty (30) days.

          (c) Williams shall make payments provided for under this Article 7 or Schedule C by wire transfer of immediately available funds to the account or accounts designated by WinStar. All other payments to be made pursuant to this Agreement may be made by check or draft of immediately available funds delivered to the address designated in writing by the other Party (e.g., in a statement or invoice) or, failing such designation, to the address for notice to such other Party provided pursuant to Section 12.8.

          (d) The first invoice provided under this Agreement shall be due and payable within sixty (60) days of the Effective Date.

     7.3. Disputed Charges.

          Williams shall pay undisputed charges when such payments are due under this Agreement. Williams may withhold payment of particular charges that Williams disputes in good faith and for which it promptly gives written notice to WinStar, stating the details of such dispute. The Parties shall promptly refer such matter to dispute resolution in accordance with Section 11.2. If Williams withholds any disputed charges and such charges are ultimately determined to be proper and payable to WinStar, Williams shall pay such charges to WinStar plus interest at the Prime Rate from the date such charges were originally due until the date such charges are paid. WinStar agrees that no payment dispute shall be grounds for WinStar to withhold or diminish the quality or quantity of any of the connectivity and services provided hereunder.

     7.4. Late Interest.

          If either Williams or WinStar fails to make any payment under this Agreement when due, such amounts shall accrue interest, from the date such payment is due until paid, including accrued interest, at the Prime Rate.

8.   COVENANTS, REPRESENTATIONS AND WARRANTIES

     8.1. Non-Infringement.

          Each Party represents, warrants and covenants to the other that it shall perform its responsibilities under this Agreement in a manner that does not infringe, or constitute an infringement or misappropriation of, any Intellectual Property Rights of any third party.

     8.2. Authorization.

          Each Party represents and warrants to the other that:

          (a) It has the requisite corporate power and authority to enter into this Agreement and to carry out the transactions contemplated by this Agreement;

          (b) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly authorized by the requisite corporate action on the part of such Party;

          (c) This Agreement constitutes a legal, valid and binding obligation enforceable against such party in accordance with its terms;

          (d) Its execution of and performance under this Agreement shall not violate any applicable existing regulations, rules, statutes, or court orders of any local, state, or federal government agency, court, or body;

          (e) It is not subject to any contractual or other obligation that would prevent it from entering into this relationship; and

          (f) It has not offered or provided any inducements in violation of law or the other Party's policies of which it has been given notice, in connection with this Agreement.

     8.3. Wireless Fiber Connectivity.

          Excluding services provided by third parties other than WinStar's subcontractors, WinStar covenants that the Williams T-1s shall be designed, engineered, installed, constructed and operated in accordance with the specifications set forth in the applicable services schedule. WinStar further covenants that it will use its commercially reasonable efforts under the circumstances to remedy any delays, interruptions, omissions, mistakes, accidents or errors in the Williams T-1s provided hereunder and to restore such Williams T-1s to compliance with the terms hereof.

     8.4. Disclaimer.

          EXCEPT AS SPECIFICALLY SET FORTH IN THIS AGREEMENT, THE PARTIES MAKE NO WARRANTY TO EACH OTHER OR ANY OTHER ENTITY, WHETHER EXPRESS, IMPLIED OR STATUTORY, AS TO THE MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE OF ANY WIRELESS FIBER CONNECTIVITY, WILLIAMS T-1s, HUBS, ANCILLARY SERVICES OR ANY OTHER SERVICES PROVIDED HEREUNDER OR DESCRIBED HEREIN, OR AS TO ANY OTHER MATTER, ALL OF WHICH WARRANTIES ARE HEREBY EXPRESSLY EXCLUDED AND DISCLAIMED.

9.   INDEMNIFICATION

     9.1. Indemnities by Williams.

          Williams agrees to indemnify, defend and hold harmless WinStar and its Affiliates and their respective officers, directors, employees, agents, successors, and assigns, from any and all Losses and threatened Losses arising from, in connection with, or based on allegations of, any of the following:

          (a) Williams' failure to observe or perform its duties or obligations to third parties (e.g., duties or obligations to subcontractors);

          (b) Williams' infringement or misappropriation of any Intellectual Property Rights of any third party;

          (c) Williams' unexcused failure to abide by the terms and conditions of the business relationship as mutually agreed to by the Parties in writing;

          (d) The death or bodily injury of any agent, employee, customer, business invitee or any other person to the extent caused by the tortious conduct of Williams;

          (e) The damage, loss or destruction of any real or tangible personal property to the extent caused by the tortious conduct of Williams;

          (f) Fines, penalties or other amounts payable due to Williams' violation of applicable laws or regulations; and

          (g) Any claim, demand, charge, action, cause of action, or other proceeding asserted against WinStar but resulting from an act or omission of Williams in its capacity as an employer of a person.

     9.2. Indemnities by WinStar.

          WinStar agrees to indemnify, defend and hold harmless Williams and its Affiliates and their respective officers, directors, employees, agents, successors, and assigns, from any and all Losses and threatened Losses arising from, in connection with, or based on allegations of, any of the following:

          (a) WinStar's failure to observe or perform its duties or obligations to third parties (e.g., duties or obligations to its customers);

          (b)  WinStar's   infringement  or   misappropriation  of  Intellectual
               Property Rights of any third party;

          (c) WinStar's unexcused failure to abide by the terms and conditions of the business relationship as mutually agreed to by the Parties in writing;

          (d) The death or bodily injury of any agent, employee, customer, business invitee or any other person to the extent caused by the tortious conduct of WinStar;

          (e) The damage, loss or destruction of any real or tangible personal property to the extent caused by the tortious conduct of WinStar;

          (f) Fines, penalties or other amounts payable due to WinStar's violation of applicable laws or regulation; and

          (g) Any claim, demand, charge, action, cause of action, or other proceeding asserted against Williams but resulting from an act or omission of WinStar in its capacity as an employer of a person.

     9.3. Indemnification Procedures.

          With respect to third-party claims, the following procedures shall apply:

          (a) Promptly after receipt of notice of the commencement or threatened commencement of any civil, criminal, administrative, or investigative action or proceeding involving a claim in respect of which the indemnitee will seek indemnification pursuant to this Article 9, the indemnitee will notify the indemnitor of such claim in writing. No failure to so notify the indemnitor will relieve the indemnitor of its obligations under this Agreement except to the extent that it can demonstrate damages attributable to such failure. Within fifteen (15) calendar days following receipt of written notice from the indemnitee relating to any claim, but no later than ten (10) calendar days before the date on which any response to a complaint or summons is due, the indemnitor will notify the indemnitee in writing if the indemnitor elects to assume control of the defense and settlement of that claim (a "Notice of Election").

          (b) If the indemnitor delivers a Notice of Election relating to any claim within the required notice period, the indemnitor shall be entitled to have sole control over the defense and settlement of such claim; provided that (i) the indemnitee shall be entitled to participate in the defense of such claim and to employ counsel at its own expense to assist in the handling of such claim, and (ii) the indemnitor shall obtain the prior written approval, not to be unreasonably withheld or delayed, of the indemnitee before entering into any settlement of such claim or ceasing to defend against such claim. After the indemnitor has delivered a Notice of Election relating to any claim in accordance with the preceding paragraph, the indemnitor shall not be liable to the indemnitee for any legal expenses incurred by the indemnitee in connection with the defense of that claim. In addition, the indemnitor shall not be required to indemnify the indemnitee for any amount paid or payable by the indemnitee in the settlement of any claim for which the indemnitor has delivered a timely Notice of Election if such amount was agreed to without the written consent of the indemnitor.

          (c) If the indemnitor does not deliver a Notice of Election relating to any claim within the required notice period, or ceases to defend against the claim, the indemnitee shall have the right to defend the claim in such manner as it may deem appropriate, at the cost and expense of the indemnitor. The indemnitor shall promptly reimburse the indemnitee for all such costs and expenses.

10. LIABILITY, RISK OF LOSS AND INSURANCE

     10.1. General Intent.

          Subject to the specific provisions of this Article 10, it is the intent of the Parties that each Party shall be liable to the other Party for any actual damages incurred by the non-breaching Party as a result of the breaching Party's failure to perform its obligations in the manner required by this Agreement.

     10.2. Liability Restrictions.

          (a) IN NO EVENT, WHETHER IN CONTRACT OR IN TORT (INCLUDING BREACH OF WARRANTY, NEGLIGENCE AND STRICT LIABILITY IN TORT), SHALL A PARTY BE LIABLE FOR INDIRECT OR CONSEQUENTIAL, EXEMPLARY, PUNITIVE OR SPECIAL DAMAGES EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES IN ADVANCE.

          (b) Subject to Subsection (c), below, each Party's total liability to the other, whether in contract or in tort (including breach of warranty, negligence and strict liability in tort) shall be limited to two hundred million dollars ($200,000,000).

          (c) The limitation set forth in Subsections (b), above, shall not apply with respect to: (i) third-party claims subject to indemnification pursuant to the Agreement; (ii) fees due and owing under this Agreement at the time of the claim; and (iii) amounts subject of Cover as provided in Section 3.7(b).

          (d) For the purposes of this Section 10.2, all amounts payable or paid to third parties in connection with claims that are eligible for indemnification pursuant to this Agreement shall be deemed direct damages.

     10.3. Insurance Requirements.

          (a) During the Term, WinStar shall have and maintain in force the following insurance coverages:

               (i) Worker's Compensation and Employer's Liability. Worker's Compensation Insurance in amounts required by applicable law and Employers Liability Insurance with limits not less than $1,000,000 each accident. If work is to be performed in Nevada, North Dakota, Ohio, Washington, Wyoming or West Virginia, the party shall participate in the appropriate state fund(s) to cover all eligible employees and provide a stop gap endorsement for these monopolistic states in WinStar's Worker's Compensation Insurance Program.

               (ii) Commercial General Liability.  WinStar shall carry broadform general liability insurance coverage for property damage, bodily injury, personal injury, contractual liability and accidental pollution legal liability with coverage of at least $10,000,000 per occurrence and in the aggregate. Total limits can be attained by the inclusion of an Umbrella/Excess Liability policy.

               (iii)Automobile   Liability.   WinStar  shall  carry   automobile
                    liability insurance written on the occurrence form of policy. The policy shall provide for bodily injury and property damage liability covering the operation of all automobiles used in connection with performing under the Agreement and shall provide coverage of at least $2,000,000 per occurrence.

          (b) WinStar shall cause its insurers to issue certificates of insurance evidencing that the coverages required under this Agreement are maintained in force. The minimum limits of coverage specified herein are not intended, and shall not be construed, to limit any liability or indemnity of WinStar under this Agreement.

          (c) Nothing in this Agreement shall be construed to prevent WinStar from satisfying its insurance obligations pursuant to this Agreement under a blanket policy or policies of insurance that meet or exceed the requirements of this Article.

     10.4. Risk of Loss.

          (a) Each Party shall promptly notify the other of any matters pertaining to any damage or impending damage to or loss of Wireless Fiber Connectivity known to it that could reasonably be expected to adversely affect the Wireless Fiber Connectivity.

          (b) Each Party shall take all reasonable precautions against, and shall assume liability for, subject to the terms of this Agreement, any damage caused by it to the property of the other Party.

          (c) Neither Party shall use, or allow others to use, equipment, technologies, or methods of operation that interfere in any way with or adversely affect the Williams Connectivity or the permitted use thereof by Williams, WinStar or authorized third parties.

          (d) Williams shall not cause or permit any part of the Williams T-1s to become subject to any mechanic's lien, materialman's lien, vendor's lien or any similar lien or encumbrance whether by operation of law or otherwise.

     10.5. Force Majeure.

          (a) No Party shall be liable for any default or delay in the performance of its obligations under this Agreement if and to the extent such default or delay is caused, directly or indirectly, by fire, flood, lightning, earthquake, elements of nature or acts of God, riots, civil disorders, rebellions or revolutions in any country or any other cause beyond the reasonable control of such Party; provided, however, that (i) the non-performing Party is without fault in causing such default or delay, and (ii) such default or delay could not have been prevented by reasonable precautions and cannot reasonably be circumvented by the non-performing Party through the use of alternate sources, workaround plans or other means, including means contemplated by applicable disaster recovery processes or procedures).

          (b) In such event the non-performing Party shall be excused from further performance or observance of the obligation(s) so affected for as long as such circumstances prevail and such Party continues to use commercially reasonable efforts to recommence performance or observance whenever and to whatever extent possible without delay. Any Party so delayed in its performance shall immediately notify the other Party by telephone (to be confirmed in writing within two (2) business days of the inception of such delay) and describe at a reasonable level of detail the circumstances causing such delay. The non-performing party will provide the other party prompt written notice of the cessation or termination of the force majeure event.

11.  REMEDIES AND DISPUTE RESOLUTION

     Any dispute between the Parties arising out of or relating to this Agreement, including with respect to the interpretation of any provision of this Agreement and with respect to the performance by Williams or WinStar, shall be resolved as provided in this Article 11.

     11.1. Cumulative Nature.

          Except as otherwise expressly provided herein, all remedies provided for in this Agreement shall be cumulative and in addition to and not in lieu of any other remedies available to either Party at law, in equity or otherwise.

     11.2. Informal Dispute Resolution.

          (a) Prior to the initiation of formal dispute resolution procedures (i.e., arbitration), the Parties shall first attempt to resolve their dispute at the senior manager level. If that level of dispute resolution is not successful, the Parties shall proceed informally, as follows:

               (i) Upon the written request of either Party, each Party shall appoint a designated representative who does not otherwise devote substantially full time to performance under this Agreement, whose task it will be to meet for the purpose of endeavoring to resolve such dispute.

               (ii) The  designated  representatives  shall meet as often as the
                    Parties  reasonably  deem  necessary  in order to gather and furnish to the other all information with respect to the matter in issue that the Parties believe to be appropriate and germane in connection with its resolution. The representatives shall discuss the problem and attempt to resolve the dispute without the necessity of any formal proceeding.

               (iii)During the course of  discussion,  all  reasonable  requests made by one Party to another for non-privileged non-confidential information reasonably related to this Agreement shall be honored so that each of the Parties may be fully advised of the other's position.

               (iv) The specific format for the discussions shall be left to the discretion of the designated representatives.

          (b) Prior to instituting formal proceedings, the Parties will first have their chief executive officers meet to discuss the dispute. This requirement shall not delay the institution of formal proceedings past any statute of limitations expiration or for more than fifteen (15) days.

          (c) Subject to Subsection (b), formal proceedings for the resolution of a dispute may not be commenced until the earlier of:

               (i) The designated representatives concluding in good faith that amicable resolution through continued negotiation of the matter does not appear likely; or

               (ii) Thirty  (30)  days  after the  initial  written  request  to appoint a designated  representative  pursuant to Subsection
                    (a), above, (this period shall be deemed to run notwithstanding any claim that the process described in this
                    Section 11.2 was not followed or completed).

          (d) This Section 11.2 shall not be construed to prevent a Party from instituting, and a Party is authorized to institute, formal proceedings earlier to avoid the expiration of any applicable limitations period, or to preserve a superior position with respect to other creditors or as provided in Section 11.6(a).

     11.3. Arbitration.

          If the  Parties  are unable to resolve a dispute  as  contemplated  by
          Section 11.2, and that dispute is not subject to 11.6(a) of this Agreement, then such dispute shall be submitted to mandatory and binding arbitration at the election of either Party (the "Disputing Party") pursuant to the following conditions:

          (a) Selection of Arbitrator. The Disputing Party shall notify the American Arbitration Association ("AAA") and the other Party, describing in reasonable detail the nature of the dispute, (the

               "Dispute Notice") and shall request that the AAA furnish a list of five (5) possible arbitrators who have substantial experience in the telecommunications industry. Each Party shall have fifteen
               (15) days to reject two (2) of the proposed arbitrators. If only one individual has not been so rejected, that person shall serve as arbitrator; if two (2) or more individuals have not been so rejected, the AAA shall select the arbitrator from those individuals.

          (b) Conduct of Arbitration. The arbitrator shall allow reasonable discovery in the forms permitted by the Federal Rules of Civil Procedure, to the extent consistent with the purpose of the arbitration. The arbitrator shall have no power or authority to amend or disregard any provision of this Section 11.3 or any other provision of this Agreement. In particular, the arbitrator shall not have the authority to exclude the right of a Party to terminate this Agreement when a Party would otherwise have such right. The arbitration hearing shall be commenced promptly and conducted expeditiously.

          (c) Replacement of Arbitrator. Should the arbitrator refuse or be unable to proceed with arbitration proceedings as called for by this Section, such arbitrator shall be replaced and a rehearing shall take place in accordance with the provisions of this Section. In such case, the replacement for the arbitrator shall be either selected by the AAA from the original group of potential arbitrators that were not rejected by the Parties or, if there are no such arbitrators available, selected by repeating the process of selection described in Subsection (a), above.

          (d) Findings and Conclusions. The arbitrator rendering judgment upon disputes between Parties as provided in this Section shall, after reaching judgment and award, prepare and distribute to the Parties a writing describing the findings of fact and conclusions of law relevant to such judgment and award. The award of the arbitrator shall be final and binding on the Parties, and judgment thereon may be entered in a court of competent jurisdiction.

          (e) Place of Arbitration Hearings. Arbitration hearings hereunder shall be held in Chicago, Illinois. If the Parties mutually agree, arbitration hearings may be held in another location.

          (f) Time of the Essence. The arbitrator is instructed that time is of the essence in the arbitration proceeding, and that the arbitrator shall have the right and authority to issue monetary sanctions against either of the Parties if, upon a showing of good cause, that Party is unreasonably delaying the proceeding. Recognizing the express desire of the Parties for an expeditious means of dispute resolution, the arbitrator shall limit or allow the Parties to expand the scope of discovery as may be reasonable under the circumstances.

     11.4. Termination.

          A Party shall not be in material breach of this Agreement unless and until the other Party provides it written notice of default and the non-performing party has failed to cure within thirty (30) days after receipt of such notice. Any event of default may be waived in writing at the non-defaulting Party's option. Upon the failure of a Party to timely cure its material breach hereunder within the applicable cure period, the non-defaulting Party shall have the right to (i) terminate this Agreement or (ii) subject to the terms of this Article 11, pursue any legal remedies it may have under applicable law or principles of equity relating to such breach.

     11.5. Suspension of Service.

          If Williams does not make any undisputed payment of at least One Hundred Thousand Dollars ($100,000) within thirty days of the payment due date, WinStar may suspend service to all Williams T-1s upon five
          (5) days' prior written notice if Williams does not cure within such period. If such non-payment continues for more than thirty (30) days after receipt of such notice, WinStar shall have the right to terminate this Agreement.

     11.6. Litigation.

          (a) Immediate Injunctive Relief. The only circumstance in which disputes between the Parties shall not be subject to the provisions of Sections 11.2 and 11.3 is where a Party, in good faith, determines that a temporary restraining order or other injunctive relief is its only appropriate and adequate remedy. If a Party seeks immediate injunctive relief and does not prevail in substantial part, that Party shall pay the other Party's costs and attorneys' fees to the extent incurred in responding to or challenging the request for immediate injunctive relief.

          (b) Jurisdiction. The Parties consent to the jurisdiction of the courts of the State of New York and to jurisdiction and venue in the United States District Court for the Southern District of New York for all litigation that may be brought with respect to the terms of, and the transactions and relationships contemplated by, this Agreement. The Parties further consent to the jurisdiction of any state court located within a district that encompasses assets of a Party against which a judgment has been rendered for the enforcement of such judgment or award against the assets of such Party.

          (c) Governing Law. This Agreement and performance under it shall be governed by and construed in accordance with the laws of the State of New York without regard to its choice of law principles.

     11.7. Continued Performance.

          Each Party agrees to continue performing its obligations under this Agreement while any dispute is being resolved except to the extent the issue in dispute precludes performance (dispute over payment shall not be deemed to preclude performance except as provided in Section 11.5).

12.  GENERAL

     12.1. Binding Nature and Assignment.

          (a) This Agreement shall accrue to the benefit of and be binding upon the Parties hereto and any purchaser or any successor entity into which either Party has been merged or consolidated or to which either Party has sold or transferred all or substantially all of its assets.

          (b) Neither Party may, or shall have the power to, assign this Agreement or delegate such Party's obligations hereunder without the prior written consent of the other, except to:

               (i) An entity that acquires all or substantially all of the assets of such Party,

               (ii) Any Affiliate,

               (iii) A successor in a merger or acquisition of either Party, or

               (iv) In connection with any financing.

     12.2. Entire Agreement.

          This Agreement, including any attached Schedules, constitutes the entire agreement between the Parties with respect to the subject matter in this Agreement, and supersedes all prior agreements, whether written or oral, with respect to the subject matter contained in this Agreement.

     12.3. Tariff.

          WinStar acknowledges that this is a private non-common carrier agreement and that any incorporation of WinStar tariff provisions is done for the convenience of the Parties.

     12.4. Consents.

          As between the parties, Williams shall be responsible for all arrangements with copyright holders, music licensing organizations, performers' representatives or other parties for necessary authorizations, clearances or consents with respect to transmission contents.

     12.5. Restriction of Transmissions.

          Williams will not transmit content that violates applicable law or carries an unreasonable risk of leading to criminal, civil or administrative proceedings or investigations against Williams or WinStar.

     12.6. Use and Ownership.

          Neither Party shall have any right, title or interest to the equipment installed by the other Party.

     12.7. Non-Solicitation.

          Neither Party shall directly or indirectly solicit the other's employees or contractors without the other Party's written consent, which shall not be unreasonably withheld.

     12.8. Notices.

          All notices, requests, demands, and determinations under this Agreement (other than routine operational communications), shall be in writing and shall be deemed duly given (i) when delivered by hand,
          (ii) one (1) business day after being given to an express, overnight courier with a system for tracking delivery, (iii) when sent by confirmed facsimile with a copy delivered thereafter by another means specified in this Section, or (iv) four (4) business days after the day of mailing, when mailed by United States registered or certified mail, return receipt requested, postage prepaid, and addressed as follows:

          If to WinStar:                    If to Williams:
            WinStar Wireless, Inc.            Williams Communications, Inc.
            230 Park Avenue                   One Williams Center, Suite 26-5
            New York, NY  10169               Tulsa, Oklahoma  74172
            Attn:  EVP, General Counsel       Attn:  Contract Administration
            Facsimile:  212/922-1637          Facsimile:  918/573-6578

          With a copy to:                   With a copy to:
            WinStar Wireless, Inc.            Williams Communications, Inc.
            7799 Leesburg Pike                One Williams Center, Suite 4100
            Falls Church, Virginia 22043      Tulsa, Oklahoma  74172
            Attn:  VP, Commercial and         Attn:  General Counsel
              Legal Operations
            Facsimile:  703/288-6647          Facsimile:  918/573-3005


          A Party may from time to time change its address or designee for notification purposes by giving the other prior written notice of the new address or designee and the date upon which it will become effective.

     12.9. Counterparts.

          This Agreement may be executed in several counterparts, all of which taken together shall constitute one single agreement between the Parties hereto.

     12.10. Relationship of Parties.

          Each Party, in performing hereunder, is acting as an independent contractor, and such Party's personnel (including its subcontractors) shall not be considered or represented as employees or agents of the other Party. Neither Party is an agent of the other and has no authority to represent that Party as to any matters, except as expressly authorized in this Agreement.

     12.11. Severability.

          If any provision of this Agreement conflicts with the law under which this Agreement is to be construed or if any such provision is held invalid by an arbitrator or a court with jurisdiction over the Parties, such provision shall be deemed to be restated to reflect as nearly as possible the original intentions of the Parties in accordance with applicable law. The remainder of this Agreement shall remain in full force and effect.

     12.12. Reasonableness, Consents and Approval.

               (a) Where this Agreement requires a Party to assist or cooperate, such requirement shall not be interpreted to require materially more than a commercially reasonable level of effort (i.e. the standard applicable will not be "best efforts" or "exhausting all available means").

               (b) Except where expressly provided as being in the sole discretion of a Party, where agreement, approval, acceptance, consent, or similar action by either Party is required under this Agreement, such action shall not be unreasonably delayed or withheld. An approval or consent given by a Party under this Agreement shall not relieve the other Party from responsibility for complying with the requirements of this Agreement, nor shall it be construed as a waiver of any rights under this Agreement, except as and to the extent otherwise expressly provided in such approval or consent.

     12.13. Waiver of Default.

          No waiver or discharge hereof shall be valid unless in writing and signed by an authorized representative of the Party against which such amendment, waiver, or discharge is sought to be enforced. A delay or omission by either Party hereto to exercise any right or power under this Agreement shall not be construed to be a waiver thereof. A waiver by either of the Parties hereto of any of the covenants to be performed by the other or any breach thereof shall not be construed to be a waiver of any succeeding breach thereof or of any other covenant herein contained.

     12.14. Survival.

          No termination of this Agreement shall affect the rights or obligations of any Party with respect to any other provisions of this Agreement that contemplate performance or observance subsequent to any termination or expiration of this Agreement.

     12.15. Public Disclosures.

          All media releases, public announcements, and public disclosures relating to this Agreement or the subject matter of this Agreement, including promotional or marketing material, but not including announcements intended solely for internal distribution or disclosures to the extent required to meet legal or regulatory requirements, shall be coordinated with and shall be subject to approval by both Parties prior to release.

     12.16. Third Party Beneficiaries.

          Except as otherwise provided in this Agreement, this Agreement shall not be deemed to create any rights in third parties, including suppliers and customers of a Party, or to create any obligations of a Party to any such third parties.

     12.17. Amendment.

          (a) This Agreement shall not be modified, amended or in any way altered except by an instrument in writing signed by both Parties.

          (b) Unless otherwise expressly permitted in this Agreement, WinStar shall not make any changes to the Exhibits or Schedules attached hereto that may have a material adverse impact on the performance or usability of Williams Connectivity without Williams' prior written consent.

     12.18. Order of Precedence.

          In the event of a conflict, this Agreement shall take precedence over the Schedules attached hereto, and the Schedules shall take precedence over their attached Exhibits.

          This order of precedence may be modified in a subsequently-added Schedule or Exhibit if this modification is explicitly noted in the corresponding amendment instrument.

     12.19. Interpretation.

          (a) Terms other than those defined in this Agreement shall be given their plain English meaning, and those terms, acronyms and phrases known in the telecommunications and information technology services industries shall be interpreted in accordance with their generally known meanings. Unless the context otherwise requires, words importing the singular include the plural and vice-versa.

          (b) References to "Article," "Section," "Subsection" and "Schedule" mean references to an article, section, subsection or schedule of this Agreement, as appropriate, unless otherwise specifically stated.

          (c) The article and section headings in this Agreement are intended to be for reference purposes only and shall in no way be construed to modify or restrict any of the terms or provisions of this Agreement.

          (d) The words "include," "includes" and "including," when following a general statement or term, are not to be construed as limiting the general statement or term to any specific item or matter set forth or to similar items or matters, but rather as permitting the general statement or term to refer also to all other items or matters that could reasonably fall within its broadest scope.

     12.20. Covenant of Good Faith.

          Each Party agrees that, in its respective dealings with the other Party under or in connection with this Agreement, it will act in good faith.


IN WITNESS WHEREOF, this Agreement has been executed and delivered by the undersigned officers, thereunto duly authorized, as of the date first written above.

WINSTAR WIRELESS, INC.                                          WILLIAMS COMMUNICATIONS, INC.




               /s/ Timothy R. Graham                                            /s/ Frank Semple
By:           --------------------------------------------      By:            ----------------------------------------
               Timothy R. Graham                                                Frank Semple
Name:         --------------------------------------------      Name:          ----------------------------------------
               Vice President                                                   President, Williams Network
Title         --------------------------------------------      Title:         ----------------------------------------
               December 17, 1998                                                December 17, 1998
Date:         --------------------------------------------      Date:          ----------------------------------------


                         Schedule A - Scope and Services

                           WinStar Network Description
1.      Current WinStar Wireless Topology, Network Building Blocks and Elements.

         Set forth below is a general description of WinStar's network:

1.1.     Network Building Blocks.


          The current WinStar network consists of independent voice and data networks. The voice network is entirely time-division multiplexed ("TDM") based while the data network is a combination of TDM and packet technologies. The network elements of the voice and data networks are being physically collocated to afford all of WinStar's customers the opportunity to access all products and services in a seamless manner. The WinStar network comprises the following major building blocks:

          (a) Central Offices. The Central Office is the service node for all voice and data services. It houses a voice switch, an ATM switch, frame relay switch, milliwave radios, transmission gear, host loop carrier equipment, distribution frames and all necessary power, network management devices, data service gateways, HVAC and environmental controls. Many Central Offices also serve as Hubs, as defined below.

          (b) Hubs. A "Hub" is a Lit Building that serves as an access node in a particular WinStar Target Market that contains milliwave radios, host loop carrier equipment, transmission gear, distribution frames, network management devices and related necessary power, HVAC and environmental controls. In implementing a Hub, WinStar seeks to have an average of ten (10) buildings with line of sight and in range of the Hub.

          (c) Lit Buildings. A Lit Building that houses milliwave radios, remote loop carrier equipment, intra-building connectivity facilities and/or gear to reach WinStar's customer demarcation point and all necessary power. A Lit Building can also serve as a Hub in a reduced configuration.

          (d) Collocation Sites. WinStar physically or virtually collocates subscriber loops and transmission/mux gear with LECs, IXCs and CAPs. WinStar uses LECs and CAPs to access unbundled loops and T1/T3 facilities for the provisioning of service to WinStar customers.

          (e) Data-Only Points. In some markets, there may be WinStar services deployed that are not built around a 5ESS anchor. These markets may also require a Central Office environment with engineered access, power, transmission and switching.

1.2.     Topology.


          The network topology currently consists of a centralized switching platform that provides all of the features, services and switching functionality for all customers in a particular network serving area. Each switch delivers services to and from WinStar customers through interconnect facilities to and from the LEC, IXCs and Internet Peering Points to which WinStar has connections. Today, Switches may connect to Hubs in both a hub-and-spoke and ring topology. Hubs connect to Lit Buildings in a hub-and-spoke topology.

1.3.     Switching.


          The voice network today consists of Lucent 5ESS switches, typically deployed one per city and operated as the centralized switching platform for the entire market. All switches provide local service through interconnect arrangements with the incumbent LEC. All WinStar switches provide long distance service to WinStar local customers and most switches provide long distance services to WinStar switched access long distance customers. The data network consists of Newbridge 36170 ATM switches and Cascade 9000 frame relay switches in the Central Office.

1.4.     Interconnect.


          The Interconnect facilities are the physical connections from WinStar's switches to other carrier networks for the provisioning of services to WinStar customers. These facilities connect to the LECs, IXCs, Internet Peering Points, carrier hotels (locations with a large concentration of carrier POPs) and CAPs. The capacity of the interconnect facilities varies from T-1 to multiple OC-12 and OC-48. The interconnect network can consist of any component of the transmission facilities, as described below.

1.5.     Transmission.


          The transmission network provides connections from the Switch to the Hubs, Collocation sites and Switches in other WinStar network serving areas. The capacity of the transmission facilities varies from T-1 to multiple OC-12 and OC-48. The transmission network can consist of:

          (a)  Leased telco facilities on copper or fiber;

          (b) Point-to-point milliwave radio facilities operating on WinStar-licensed radio frequency bands; or

          (c) Fiber that has been procured through long-term IRUs and uses optronics owned and operated by WinStar.

1.6.     Access.


          The access network provides connections from Lit Buildings to Hubs and switches. Although fiber or other telco facilities may be used, the preferred and most widely used access medium is Wireless Fiber Connectivity. In these cases, the access used is dedicated, TDM-based, point-to-point milliwave radio facilities operated on primarily the 28 and 38 GHz bands licensed by WinStar. WinStar does use other radio bands if and when they are available and appropriate. The geographical coverage areas, as defined and authorized by the FCC where WinStar has 38 GHz licenses, are called Licensed Serving Areas ("LSAs"). The geographical coverage areas authorized by the FCC and where WinStar has 28 GHz licenses are called Basic Trading Areas ("BTAs").

1.7.     CTE/CPE.


          The CTE/CPE employed today consists of channel banks, digital loop carrier equipment, DSUs, routers, bridges and hubs. Most Lit Buildings have loop carrier equipment deployed as a matter of course to provision voice services. Other devices are selected and deployed at the time of customer order based on the services to be offered to the customer.

2.       WinStar Network Services

         WinStar has entered into this Agreement solely for the provisioning of wireless local loop access to Williams. However, the Winstar network does offer a wide range of additional communications services which may be of interest to Williams in the future including: local voice, long distance voice, network transport, Internet services, LAN/WAN integration, and other professional services. This functionality is outlined below for informational purposes only.

2.1.     Domestic Voice Functionality.


          Voice service products may or may not be tariffed. Tariffed services must interoperate and interwork with other like tariffed services, if offered, from incumbent carriers in a service area. On a service-by-service basis, non-tariffed enhanced services may or may not interwork or interoperate with other non-tariffed like offerings in a service area. Such products include: Basic and Enhanced Voice, CLASS, Operator services, Directory services, 911 services, Local switching (Class 5), AIN, LD switching (Class 4) and IN, Least Cost Routing, DXC Access integration, 800/888 services, Information/900 services, Centrex, ISDN, Call center outsourcing services, Network-based voicemail, Voice conference services, Voice network design, outsourcing services, CPE and PBX CTI.

2.2.     Domestic Data Functionality.


          Data service products may or may not be tariffed. Tariffed services must interoperate and interwork with other like tariffed services, if offered, from incumbent carriers in a service area. On a service by service basis, non-tariffed enhanced services may or may not interwork or interoperate with other non-tariffed like offerings in a service area. Such products include: Point to Point Connectivity, Internet Access, UseNet groups, Web hosting, e-commerce, VPN connectivity, Email, Network Notes services, IP telephony/fax, Multimedia and video, IP multimedia conferencing services, CPE, WAN professional services, LAN professional services, security services, E Commerce, Web/Intranet systems integration, Private Peering, Customer Network Management, TCP/IP, Frame Relay and X.25 / SNA integration.

3.       Planned WinStar Network Evolution.

         WinStar anticipates certain changes in the topology of the network as new technologies and network elements may evolve. While this section sets forth the anticipated network evolution, the final architecture will depend on future requirements, cost and availability of access and transmission bandwidth, technologies and services.

         It is WinStar's intention to merge voice and data services into common local infrastructure where these service share common "Next Generation" network elements. In addition, a common inter-city transport network is required to support combined voice and data functionality. This integrated metropolitan and national network will employ technology as determined by WinStar.

3.1.     Switching.


          The network today consists of a centralized switching topology connected to access nodes via transmission facilities. This topology is expected to gradually evolve to a more distributed switching architecture whereby many former access nodes become service nodes.

          (a) The building blocks formerly referred to as switches, and perhaps several of the Hubs, will become Integrated Core Service Nodes ("ICSNs"). The ICSN may contain many of the same network elements as it did before, however it will now be configured and integrated in a manner such that the provisioning of service and utilization of transmission and access facilities will become more efficient and seamless relative to the voice, data and video services provided. Also, it is anticipated that there will be more than a single ICSN in a particular market, which will offer additional efficiencies via more localized, multiple interconnect facilities to other carrier networks.

          (b) Hubs that do not qualify as ICSNs because of traffic density or operating costs will become Integrated Edge Service Nodes ("IESNs"). The IESN will be much like the ICSN, but it will not have direct interconnect facilities to other carrier networks and the switching functionality will be less sophisticated.

3.2.     Interconnect.


          The interconnect facilities defined in the previous section are expected to evolve in three major ways:

          (a) Facilities will migrate from hard partitioning for voice and data services to clear pipes over which voice and data traffic will be transported via packet technologies;

          (b) With the addition of new, distributed service nodes, there will be multiple interconnection points to other carrier networks from the numerous ICSNs as opposed to a single interconnect point with the centralized switching architecture; and

          (c) The Interconnect facilities will continue to use the mediums as previously described but the use of WinStar fiber procured through long-term IRUs and using optronics owned and operated by WinStar is expected to increase. Also, it is anticipated that long-term trends in bandwidth requirements and increased WinStar market share will drive the capacity of these facilities much higher than today.

3.3.     Transmission.


          Fundamental to advanced services is the deployment of optical networking solutions in the network (locally and nationally), switching and restoration capabilities for multiple optical rings, and the appropriate terminating equipment required to deliver services to WinStar customers. Network bandwidth requirements are expected to increase to multiple OC-192s in the coming years in order to support rapidly expanding Internet Protocol (IP) traffic. IP traffic is expected to be pervasive in the local loop, over radio facilities and in the long haul network. The Transmission network is expected to evolve in the following ways:

          (a) The topology will migrate from a hub-and-spoke topology to a ring and/or mesh topology where it is determined to be the most cost-effective and efficient solution;

          (b) The physical provisioning that is required today will be greatly reduced and gradually replaced by logical and virtual connections; and

          (c) The transmission facilities will continue to use the mediums as previously described but the use of WinStar fiber procured through long-term IRUs and using optronics owned and operated by WinStar is expected to increase dramatically. Also, it is anticipated that long-term trends in bandwidth requirements and increased WinStar market share will drive the capacity of these facilities much higher than today.

3.4. Access.

          The Access network is expected to evolve in the following ways:

          (a) The access network medium will become increasingly more dependent on wireless vs. leased telco facilities as the number of Lit Building and Hub leases increases which in turn will greatly increase the number of constructed wireless access points;

          (b) The wireless access medium will allow dynamic allocation of bandwidth over the air interfaces via packet technologies;

          (c) Increased bandwidth requirements and new technologies for advanced services will cause the average wireless bandwidth per building to increase from 8xT1 and DS-3 bandwidth to OC-3 speeds and higher;

          (d) New point-to-multipoint radio technologies will become commercially available and offer "sharing" or "trunking" of WinStar's wireless spectrum to multiple Lit Buildings simultaneously with an air interface that has evolved from TDM to packet technologies. The Access network will become a hybrid wireless network consisting of a combination of dedicated high-capacity point-to-point radio and point-to-multipoint radio technologies; and

          (e) As WinStar's business needs arise, WinStar may attempt to acquire bandwidth in different portions of the wireless spectrum, which will create opportunities for new Access topologies and schemas.

3.5.     CTE/CPE.


          The CTE/CPE employed today is expected to change dramatically to integrated edge devices and customer premises equipment, which will provide flow-through logical and virtual provisioning as a much more graceful solution to the current challenges of physical provisioning of broadband integrated voice, data and video services. These edge devices, unlike today's solutions, will be deployed as a matter of course based on the expectation that cost-effective solutions will be developed to justify doing so.

4.       WIRELESS FIBER CONNECTIVITY

4.1.     General Description.


          This section outlines the scope of work for WinStar to provide Williams T-1s over Wireless Fiber.

          (a)  Design.


               The Williams T-1s will be implemented using a milliwave radio system that consists of two (2) separate terminals operating in the same frequency band on complementing transmit and receive frequencies. Each WinStar milliwave radio system consists of an antenna and mount, outdoor unit ("ODU"), indoor unit ("IDU") and IDU-to-ODU interconnect cable. Each radio system connects a Hub and a Lit Building via 38 Ghz circuits in a point-to-point or -multipoint configuration. Wireless Fiber links are engineered to perform at 99.999% availability using RF engineering tools and applicable standards for atmospheric conditions. The Hub, in turn, connects to a WinStar metropolitan area network ("MAN"), which, in turn, connects to the local WinStar point of presence in a given metropolitan area.


               The ODU is designed to be mounted either directly to the antenna on an antenna mount assembly or, depending on the model, remotely from the antenna. The IDU is designed to be mounted in a standard nineteen inch (19") EIA relay rack or in an enclosed lockable cabinet in a designed secure location. Prior to the installation of a WinStar milliwave radio system, the proposed installation site shall be site surveyed, engineered and documented.

          (b)  Network Architecture.

               (i) Hubs and Lit Buildings communicate via multiple DS3/DS1 radio links in the 38-40 Ghz portion of the spectrum. The Hubs function as concentrators for these milliwave links, providing DS3 or DS1 service for Lit Buildings within the Hub service area. The traffic from the Lit Buildings will be bundled into multiple DS3 links over a fiber SONET ring backbone, or connected by lower frequency radio shots (i.e., 18 and 23 Ghz currently and 6 and 11 Ghz in the future).

               (ii) The network architecture features Lit Buildings as customer access points for traffic, with Hubs transmitting and receiving traffic from Lit Buildings via milliwave links. Hubs concentrate, transmit and receive that traffic over fiber links to central office switch sites, other Hubs and points of collocation (each a point of presence).

4.2.     Equipping and Commissioning of Qualified Buildings.


          The following outlines the scope of work required to "light" a Qualified Building.

          (a) Before installing a radio terminal, WinStar must perform the following activities:

               (i)  Perform a site survey to assess installation requirements,

               (ii) Prepare radio path calculations for terminal parameter settings,

               (iii) Prepare radio common space for installation as required,

               (iv) Install electrical power per specifications,

               (v) Install cabinet(s) and radio(s) with all necessary x-connects, mux equipment if applicable and power distribution,

               (vi) Install waterproof sleeves at the building's roof-to
                    interior penetration point,

               (vii) Assemble and install the antenna mount in the position identified during the construction survey to ensure line of sight to the Hub facility,

               (viii) Ground mount per local practice,

               (ix) Install coaxial cable (plenum rated, if required) between common equipment location and the antenna mount,

               (x)  Identify inside wiring distribution pathways, and

               (xi) Core drill verticals if required and sleeve.

          (b) Typically, WinStar installs five (5) coaxial cables from the roof mount to the interior equipment location, four (4) dedicated to radio, and one (1) spare. The maximum allowable IDU-to-ODU cable length is one thousand feet (1,000').

          (c) WinStar shall install lightning arrestor/surge protectors near the point of building penetration. WinStar will obey local codes or building management rules that require conduit or other deviation from standard practices. WinStar shall verify an internal distribution path for inside wiring through telco risers and establish cable paths sufficient for vertical distribution as identified by the Site Survey.

          (d)  Lit Building Power Requirements


               WinStar will use the Reltec/Lorain MZ-60 rectifier battery-backed-up system as the standard power supply for Lit Buildings. Such a -48VDC power system shall supply between 10 and 60 amps DC. The system shall accept various AC feeds depending on site requirements.

               (i) WinStar shall determine the building rectifier and AC power requirements during the preliminary site evaluation phase. WinStar shall install one (1) 120 or 240 VAC, 20-50 amp single phase circuit per MZ-60 power plant. The circuit shall terminate into a NEMA L5-20-50 Twistlock female connector and shall be mounted in an electrical outlet box. The male connector shall be supplied on a pre-manufactured power cord for the rectifier assembly.

               (ii) WinStar shall install one (1) 120 VAC, 20 amp single-phase circuit. The circuit shall terminate into a NEMA L5-20 Twistlock female connector, mounted in an electrical outlet box. This Circuit shall be used for the internal AC outlet strip, which shall host the cabinet fan assembly power plant requirement. It may also supply power to future equipment, test equipment and PCs that maintain the network. The male connector for the cord of the AC outlet strip shall be changed to a NEMA L5-20 Twistlock Male Connector. Such connector shall be assembled during the equipment reconfiguration. WinStar shall provision one (1) 20 amp circuit for every three (3) cabinets on a site. The AC outlet strips may be connected in series, in-between cabinets.

               (iii) WinStar shall install the outlet boxes no lower than eighty-four inches (84") from the base of the floor and not more than eight feet (8') from the cabinet location.

4.3.     Test, Turn-up and Certification.


          Upon completion of the installation, WinStar will perform testing, turnup and certification of the radio link per the standards in Exhibit A-4 to ensure that the link meets WinStar specifications, the link has been documented appropriately and can be monitored from the WinStar Network Management Center. At this point the building is ready for provisioning.

4.4. Provisioning of Access to Lit Buildings.

          Upon receipt of an order for Williams facility, WinStar will:

          (a)  Complete order entry into the provisioning system,

          (b) A provisioner will complete circuit design and create a Circuit Layout Record (CLR) which represents the cross-connects and assignments for the circuit for record keeping, installation and maintenance purposes,

          (c) An installation technician will be dispatched to the WinStar switch, Hub(s) and Lit Building to complete the cross-connects, assignments and configure the circuits

          (d) Lit Buildings shall be connected to Hubs via 38 Ghz radio links. Hubs shall be connected to the switch and other hubs using leased facilities, radio links or WinStar fiber

          (e) The circuit will be tested and delivered as a T1facility, typically ESF/B8ZS or as otherwise directed by Williams, and terminated in the WinStar common space unless otherwise contracted in advance by Williams,

          (f)  Williams shall test and approve the circuit according to Exhibit
               A-4

5.       Operations and Routine Maintenance Services.

         Upon approval of the circuit by Williams, WinStar will provide monitoring and Routine Maintenance Services (as described below) of the circuit in accordance with the Agreement and Schedule B. "Routine Maintenance Services" will consist of the following:

5.1.     Support Services.

          (a) NCC Functions. WinStar shall operate a manned Network Control Center ("NCC") twenty-four (24) hours a day, seven (7) days a week that monitors the Wireless Fiber Connectivity by means of remote surveillance equipment and dispatches maintenance and repair personnel to handle and repair problems detected through by the NCC or reported to WinStar. WinStar shall provide Williams a toll-free telephone number to report problems to the NCC.

          (b) Site Maintenance. WinStar shall perform appropriate routine maintenance on WinStar Equipment, including the DC power plant, HVAC equipment, radios and basic building safety equipment including alarms and emergency generators in accordance with WinStar's then current preventative maintenance procedures. WinStar's preventative maintenance procedures shall not substantially deviate from industry practice.

          (c) Equipment Spares. WinStar shall maintain an inventory of spare WinStar Equipment at strategic locations to facilitate timely restoration.

5.2.     Planned Network Maintenance Activity

          (a) WinStar shall avoid performing maintenance between 0600-2200 local time, Monday through Friday, inclusive, that will have a disruptive impact on the continuity or performance level of the Williams T-1s. However, the preceding sentence does not apply to restoration during emergency situations, restoration of service or correction of potential jeopardy conditions.

          (b) WinStar shall provide Williams with telephone, facsimile, or written notice of all non-emergency planned network maintenance
               (a) no later than three working days prior to performing maintenance that, in its reasonable opinion, has a substantial likelihood of affecting Williams's traffic for up to thirty seconds, and (b) no later than ten working days prior to performing maintenance that, in its reasonable opinion, has a substantial likelihood of affecting Williams's traffic for more than thirty seconds. If WinStar's planned activity is canceled or delayed, WinStar shall promptly notify Williams and shall comply with the provisions of the previous sentence to reschedule any delayed activity.

5.3.     Miscellaneous

          (a) WinStar's maintenance employees shall be available for dispatch twenty-four (24) hours a day, seven (7) days a week. WinStar shall use commercially reasonable efforts to have its first maintenance employee at the site requiring an emergency maintenance activity within four (4) hours from the time of alarm identification by WinStar's NCC or notification by Williams, whichever occurs first. Emergency maintenance is defined as any service affecting situations requiring an immediate response.

          (b) In performing its services hereunder, WinStar shall take workmanlike care to prevent impairment to the signal continuity and performance of the Williams T-1s. In addition, WinStar shall reasonably cooperate with Williams in sharing information and analyzing the disturbances regarding the Williams T-1s.

          (c) WinStar shall, at Williams's request, provide Williams an operations escalation list for shall use in reporting and seeking redress of exceptions noted in WinStar's performance of Routine Maintenance and Non-Routine Maintenance.

                                                                     Exhibit A-1
                                                          Winstar Target Markets
                            WinStar Networked Cities

         Targeted WinStar Markets.
              As of the Effective Date, WinStar anticipates that the Targeted WinStar Markets will be the following (as listed in alphabetical order):

1.       Atlanta, GA*                   26.      Minneapolis/St. Paul, MN*
2.       Austin, TX                     27.      Nashville, TN
3.       Baltimore, MD*                 28.      New Orleans, LA
4.       Boston, MA*                    29.      New York City, NY*
5.       Buffalo, NY                    30.      Newark, NJ
6.       Charlotte, NC                  31.      Norfolk, VA
7.       Chicago, IL*                   32.      Oak Brook, IL*
8.       Cincinnati, OH                 33.      Oakland, CA
9.       Cleveland, OH                  34.      Orange County, CA
10.      Columbus, OH*                  35.      Orlando, FL
11.      Dallas, TX*                    36.      Philadelphia, PA*
12.      Denver, CO*                    37.      Phoenix, AZ*
13.      Detroit, MI                    38.      Pittsburgh, PA
14.      Ft. Worth, TX*                 39.      Portland, OR
15.      Greensboro, NC                 40.      Riverside/San Bernardino, CA
16.      Houston, TX*                   41.      Salt Lake City, UT
17.      Indianapolis, IN               42.      San Antonio, TX
18.      Jacksonville, FL               43.      San Diego, CA*
19.      Kansas City, KS*               44.      San Francisco, CA*
20.      Long Island, NY                45.      San Jose, CA
21.      Los Angeles, CA*               46.      Seattle, WA
22.      Louisville, KY                 47.      St. Louis, MO
23.      Memphis, TN                    48.      Stamford, CT
24.      Miami, FL                      49.      Tampa, FL*
25.      Milwaukee, WI                  50.      Washington, DC*




         *  Signifies a city with an operational Hub.

                                   Exhibit A-2

                             Implementation Schedule

          The following table sets forth the schedule for WinStar's rollout of the WinStar Targeted Markets. By each date set forth below, WinStar commits to implement one or more Hubs in the indicated number of WinStar Target Markets.

          The cities indicated in the column labeled "WinStar Target Markets" are those that WinStar currently plans to implement in the corresponding timeframe. They are listed in alphabetical order, not in order of implementation. WinStar reserves the right to substitute other cities for those indicated (provided that such substitute cities shall be of comparable size and within the top one hundred (100) metropolitan serving areas (MSAs)), or to change the implementation date of any particular city, so long as the Total Implemented cities target is reached during the relevant time frame.

          WinStar will provide Williams with notice of its target date to install a Hub in a WinStar Target Market as soon as reasonably practicable, but in any event, within five (5) business days following the date WinStar obtains the Required Rights for a Hub building in the WinStar Target Market.

          Except as provided in this Exhibit A-2, no other changes may be made to this Exhibit A-2 without the mutual written agreement of the Parties.


          Date               Total Implemented          WinStar Target Markets
                           WinStar Target Markets
------------------------- -------------------------     ----------------------
   At Effective Date                 20                     See Exhibit A-1
------------------------- -------------------------    -----------------------
    1999
------------------------------------------------------------------------------
        3/31/99                      20
--------------------------------------------------
        6/30/99                      20                    Cleveland, OH
                                                           Detroit, MI
--------------------------------------------------         Indianapolis, IN
                                                           Miami, FL
        9/30/99                      23                    Milwaukee, WI
                                                           St. Louis, MO
--------------------------------------------------         Seattle, WA

        12/31/99                     26
--------------------------------------------------

---------------------- -------------------------- --------------------------
        Date               Total Implemented          WinStar Target Markets
                        WinStar Target Markets
---------------------- -------------------------- --------------------------

    2000
----------------------------------------------------------------------------

                                                       New Orleans, LA
       3/31/00                       29                Newark, NJ
-----------------------------------------------        Oak Brook, IL
                                                       Orange County, CA
       6/30/00                       32                Orlando, FL
-----------------------------------------------        Oakland, CA
                                                       Pittsburgh, PA
       9/30/00                       35                Portland, OR
-----------------------------------------------        San Antonio, TX
                                                       San Jose, CA
      12/31/00                       38                Stamford, CT
---------------------- -------------------------- ---------------------------

    2001

-----------------------------------------------------------------------------
                                                       Austin, TX
       3/31/01                       41                Buffalo, NY
                                                       Charlotte, NC
-----------------------------------------------        Cincinnati, OH
                                                       Greensboro, NC
       6/30/01                       44                Jacksonville, FL
-----------------------------------------------        Long Island, NY
                                                       Louisville, KY
       9/30/01                       47                Memphis, TN
                                                       Nashville, TN
-----------------------------------------------        Norfolk, VA
       12/31/01                      50          Riverside/San Bernardino, CA
                                                       Salt Lake City, UT
---------------------- ------------------------ ------------------------------

                        WinStar Hubs Delivered at Closing


---------------------------------- ---------------------------
      Target WinStar Market           Number of Hubs Built
---------------------------------- ---------------------------
           Atlanta, GA                         3
---------------------------------- ---------------------------
          Baltimore, MD                        1
---------------------------------- ---------------------------
           Boston, MA                          5
---------------------------------- ---------------------------
           Chicago, IL                         4
---------------------------------- ---------------------------
          Columbus, OH                         1
---------------------------------- ---------------------------
           Dallas, TX                          7
---------------------------------- ---------------------------
           Denver, CO                          6
---------------------------------- ---------------------------
         Fort Worth, TX                        1
---------------------------------- ---------------------------
           Houston, TX                         3
---------------------------------- ---------------------------
         Kansas City, MO                       1
---------------------------------- ---------------------------
         Los Angeles, CA                       6
---------------------------------- ---------------------------
         Minneapolis, MN                       1
---------------------------------- ---------------------------
          New York, NY                         5
---------------------------------- ---------------------------
          Oak Brook, IL                        1
---------------------------------- ---------------------------
        Philadelphia, PA                       3
---------------------------------- ---------------------------
           Phoenix, AZ                         1
---------------------------------- ---------------------------
          San Diego, CA                        2
---------------------------------- ---------------------------
        San Francisco, CA                      3
---------------------------------- ---------------------------
       Tampa/St. Pete, FL                      1
---------------------------------- ---------------------------
         Washington, DC                        2
---------------------------------- ---------------------------

                                   Exhibit A-3

                             Collocation Provisions

1.1.     License.

          Williams shall have the right to locate, install, maintain and operate interconnection equipment at one central office in each WinStar Target Market (the "Collocation Site") as designated by mutual agreement of the Parties, during the Term. This right shall be used only for Williams' interconnection to the Wireless Fiber Services.

1.2.     Real Estate Rights.

          (a) No use of Collocation Sites required or permitted under this Agreement shall create or vest in Williams any easements or other ownership or property rights of any nature in WinStar's real or personal property. WinStar shall construct and operate such space, and Williams shall cause its equipment to be installed and operated in accordance with WinStar's policies and telecommunications industry standards for similar collocation arrangements.

          (b) Williams shall not make any construction changes or material alterations to the interior or exterior portions of the Collocation Site, including cabling or power supplies for the equipment, without obtaining WinStar's prior written approval. WinStar shall have the right to perform and manage any construction or material alterations within the Collocation Site and related areas at rates to be negotiated between the Parties hereto.

1.3.     Equipment and Basic Services.

               (a) At each Collocation Site, WinStar shall provide separate access (to space not located in its switch or transmission room), space, HVAC, and DC power at Williams' expense (up to fifty (50) amps) for one rack space adequate to contain a rack (measuring 26 inches (width) x 24 inches (depth) x 78 or 84 inches (height)). Williams may request additional rack space, which WinStar may provide in its discretion. Williams shall supply its own cabinets.

               (b) Williams' use of the Collocation Site, installation of the equipment, and type of equipment installed shall at all times be suitable for the central office environment and subject to Williams's adherence to generally accepted industry standards, security rules and reasonable rules of conduct established by WinStar for the Collocation Site. Without limiting the foregoing, Williams acknowledges and agrees that it shall not be permitted to install or otherwise utilize equipment that (i) generates heat greater than 1200 watts per cabinet; or (ii) has a weight load of greater than 100 pounds per square foot. Williams shall not erect any signs or devices to the exterior portion of the Collocation Site without submitting the request to WinStar and obtaining WinStar's written approval, which may be withheld in its sole discretion.

               (c) WinStar shall not arbitrarily or discriminatorily require Williams to relocate the equipment; however, upon sixty (60) days' prior written notice or, in the event of an emergency, such time as may be reasonable, WinStar reserves the right to change the location of the Collocation Site. WinStar will work in good faith to minimize any disruption to Williams' services as a result of such relocation. WinStar shall be responsible for the cost of improving the Collocation Site to which the equipment may be relocated, and for relocation of equipment interconnected to WinStar services.

               (d) Notwithstanding anything to the contrary, WinStar shall in no event be responsible for providing any operations, maintenance, consulting or other related services with respect to any equipment owned, operated, or under the direct or indirect control or supervision of Williams.

1.4.     Facilities.

          WinStar shall support the overall operation of the Collocation Site (e.g., HVAC, janitorial services, environmental systems maintenance and power plant maintenance) at no additional charge to Williams. However, Williams shall be required to maintain the Collocation Site in an orderly manner and shall be responsible for the removal of trash, packing, cartons, and related items from the Collocation Site. Further, Williams shall maintain the Collocation Site in a safe condition including not storing combustible materials therein.

1.5.     Access.

          (a) Williams will have access to the Collocation Site on a seven (7) day by twenty-four (24) hour basis, except where Williams' equipment is located in WinStar space. Where Williams' equipment is in WinStar space, each visit by Williams to the Collocation Site will be required to use escort services furnished by WinStar from the time Williams's employees sign in upon entering the Collocation Site to the time Williams's employees sign out upon leaving the Collocation Site. Where Williams' equipment is in WinStar space, Williams shall not enter a Collocation Site without WinStar escort. Williams will provide reasonable prior notice for any such visit. Charges for escort services, if any, shall be in accordance with WinStar's then-current standard rates, subject to Sections 6.4 and 6.5 of the Agreement.

          (b) At least fourteen days before beginning any delivery, installation, replacement or removal work, Williams must:

               (i) Submit a methods, operations and procedures document ("MOP") and a statement of work ("SOW") to WinStar. WinStar will respond to such submission within seven (7) days of receipt.

               (ii) Obtain WinStar's written approval with respect to the SOW,
                    MOP and choice of suppliers and contractors, which approval shall not be unreasonably withheld.

               WinStar may request additional information before granting approval and may require scheduling changes and substitution of suppliers and contractors as conditions of its approval. Approval by WinStar shall not constitute an endorsement of Williams' supplier or contractor. Williams will remain solely responsible for the selection of the supplier or contractor and all payments for construction work or any other work relating thereto.

          (c) Williams may not provide, or make available to any third party, space within the Collocation Site without WinStar's prior written consent, which may be withheld in its sole discretion. If Williams breaches this obligation, Williams shall be in breach of its license to the Collocation Site and WinStar may immediately terminate that license.

1.6.     Renewal.

          Any option granted to Williams to renew its license to occupy the Collocation Site shall be contingent on the election by WinStar to continue to own or lease the Collocation Site in which the Collocation Site is located for the duration of the Renewal Period(s), with such election to be exercised at the sole discretion of WinStar.

                                   Exhibit A-4

                          Standards and Specifications

1.       General

         The documents attached to this Exhibit A-4 represent the standards and specifications applicable to the Wireless Fiber Connectivity, as of the Effective Date. (Please note that "B Site" is WinStar's internal term for a Qualified or Lit Building.) The attached documents, which shall be maintained and updated by WinStar from time to time in the ordinary course of its business, except as limited by Section 12.17(b) of the Agreement, are:

          (a)  Switch Site Environmental Requirements;

          (b)  B Site Build Out Process;

          (c)  Hub Construction Technical Bulletin;

          (d)  Hub Facility Design Criteria;

          (e)  NSO Site and Equipment Test and Acceptance; and

          (f)  DS-1/DS-3 Certification and Acceptance Performance Objectives.

2.       Acceptance and Testing

          2.1. Hub Acceptance Process.

          (a) WinStar shall perform acceptance testing of the Hubs in a timely manner to verify compliance with Acceptance Standards set forth in Section 2.2 of this Exhibit A-4. Williams shall have the right, but not the obligation, to have personnel present to observe the acceptance testing and WinStar shall provide Williams prior notice of WinStar's testing schedule. Within thirty (30) days after the conclusion of any acceptance testing conducted by WinStar on any given Hub, WinStar shall provide a copy of the test results to Williams.

          (b) Williams shall have the right, but not the obligation, at its sole expense, to conduct its own acceptance testing to verify compliance with Acceptance Standards. If Williams elects to conduct its own acceptance testing, it shall notify WinStar of its intent to do so (including dates and locations) and shall complete such testing within the thirty (30) day review period set forth in Section (c) below. WinStar shall have the right, but not the obligation, to have personnel present to observe Williams' acceptance testing. Within twenty (20) days after the conclusion of such testing, Williams shall provide a copy of the test results to WinStar. Williams' exercise or non-exercise of its right to conduct acceptance testing shall not affect the length of the thirty (30) day time periods.

          (c) If, within thirty (30) days after receipt by Williams from WinStar of the test results referred to in Section (a), above, or of the results of re-testing as set forth below, Williams reasonably determines that the Hubs do not meet the Acceptance Standards, Williams shall, within such thirty (30) day period, notify WinStar of such determination and shall identify in writing the specific data that indicate such failure to meet the Acceptance Standards.

          (d) Upon receiving notice pursuant to Section (c), above, that some portion of the Hubs do not meet the Acceptance Standards, WinStar shall either:

               (i) Expeditiously take such action as reasonably necessary to cause such portion of the Hubs to meet the Acceptance Standards and re-test the Hubs in accordance with the provisions of this Section; or

               (ii) Notify Williams that WinStar disputes Williams'
                    determination that the Hubs do not meet the Acceptance Standards. In such event, the Parties shall agree upon on a mutually acceptable company that shall re-test the Hubs. If that test determines that the Hubs meet the Acceptance Standards, Williams shall pay the testing company's charges and shall be deemed to have accepted the relevant Hub(s). Otherwise, WinStar shall pay the testing company's charges and perform the corrective action and re-testing set forth in Subsection (i).

          (e) After taking corrective actions and re-testing the Hubs, WinStar shall provide Williams with a copy of the new test results and Williams shall again have all rights provided in this Article with respect to such new test results. The cycle described above of testing, taking corrective action and retesting shall take place until the Hubs meet the Acceptance Standards.

          (f) If the acceptance tests show that the Hubs meet the Acceptance Standards, and Williams does not object to such tests within the time periods specified in Section (c), Williams shall be deemed to have accepted the Hubs. Either case shall constitute "Acceptance" of the Hubs.

2.2.     Hub Acceptance Standards.

          The Acceptance Standards applicable to Hubs require that:

          (a) The Hub complies with WinStar's then-current construction standards and specifications;

          (b)  All related interior space is completed;

          (c)  Primary and backup power systems are installed and operational;

          (d)  Primary and redundant HVAC systems are installed and operational;

          (e) Connectivity to the WinStar switch location is installed and operational;

          (f) Antennas are mounted in the designated building space in conformance with Required Rights; and

          (g)  Radio alarm and monitoring systems are installed and operational.

                                     WinStar
                     Switch Site Environmental Requirements


1.       Space

         Switch & Transmission   3600
         Collocation             1000   * = May be placed in 5ESS Growth Areas
         WWI Hub                  800
          * Office Space          550
          * MAP Room              350
                                -------
         Total                   6300 Sq. Ft.

         These are approximate figures and will vary based on each site's layout.

2.       AC Power

         480V  600 amp approximately
         208V  750 amp approximately

         The switch is powered by -48V DC power derived from 480V or 208V AC (depending on building supply) rectified and backed up by gel cell batteries. Architect to specify High In-rush Breakers for the Rectifiers.

3.       Ceiling Height

         10 Ft. AFF Minimum clear above equipment line-ups.

4.       Floor Loading

         100 lbs. Per Sq. Ft. in equipment area - switch, transmission
                  & collocate
         200 lbs. Per Sq. Ft. to support batteries (stacked 4 high)
                      770 lbs. per battery
                        4 batteries per stack
                        2 stacks per string
                      ------
                     6160  per string

5.       Floor Tile

         Commercial Grade with Anti-static wax.

6.       Environmental Alarms

         Provide for the following:

               1.   Fire - Heat & Smoke - Pre-action Control Panel

               2.   High temperature - Honeywell Sensor Device

               3.   Low Temperature - Honeywell Sensor Device

               4.   High Humidity - Honeywell Sensor Device

               5.   Low Humidity - Honeywell Sensor Device

               6.   Switch Room Door Alarms - Security System

               7.   Commercial AC Failure - Engine Annunciator Panel

               8.   AC Switch - Gen Transfer - Engine Annunciator Panel

               9.   Liebert Drip Pan Water Alarm - Remote LIQUI-TEC Annunciator

               10.  Water Alarm - Switch Room - Remote LIQUI-TEC Annunciator

               11.  Water Alarm - Power Room (1A) - Remote LIQUI-TEC Annunciator

               12.  Low Fuel - Storage Tank - Storage Tank

               13.  Low Fuel - Day Tank (1A) Engine Annunciator Panel

               14.  Liebert Failure - Liebert Unit


          Engineering Notes:

               1. Three Honeywell sensor devices will be ordered and placed in the Power Room, Transmission and Switch areas.

               2. The Liebert Common Alarm point will be strapped together and reported as one Liebert failure.

               3. All alarm points wired to a pull box, below the false ceiling, in the vicinity of the CDF (SSLPDF). They should be pigtailed and tagged or terminated on a connecting block.

               4. The WinStar Switching Engineer will provide for Lucent to cable from the pull box to the CDF for crossconnect to scan points in the 5ESS. Lucent will connect on to the pigtailed lead and stencil the CDF - 89 block as to the alarm type.

               5.   The annunciators should be mounted in the MAP Room .

               6. The Architect should specify and install the Honeywell Sensors, Annunciator, the Liebert Alarms, Water Alarm, Engine and Pre-Action Panel, etc.

7.       Lighting

         A 20 ckt. - 20 amp (120V) panel needs to be provided in the equipment room (as spotted by Lucent). This panel will be provided for Lucent to power their Frame & Aisle lights and convenience receptacles. Frame and aisle lights will be provided by Lucent in all line-ups being provided. General lighting must be provided elsewhere.

8.       Grounding

         Lucent will provide a C. O. Ground bar and locate per their floor plan.

         From this ground bar, a 750 MCM needs to be run to the principal ground point which is a recognized building perimeter ground ring, driven ground system, and on the utility side of the water meter. At that point, the connection point must be cadwelded and compression fitting to the 750 MCM is required. We must be careful when using the utility side of the water meter because of the use of PVC. The WinStar Switch Engineer will determine the principal ground point.

9.       Telephone Closet

         This requirement will be site specific and will require either a new closet built in our equipment room or the re-use of an existing closet. Either case, there must be 200 shielded pair, run from their closet to the common distributing frame for the building. WinStar will provide the connecting blocks in the closet.

         Lucent will provide connection from the closet to inter-connect locations within the switch. Room.

10.      Collocation Room

          This room shall be isolated from WinStar Equipment Room with access from a common corridor. A cable hole shall be made for cable rack access from WinStar's equipment room to this collocation room. Lucent to spot on their cable rack plan.

          This room shall be approximately 1,000 sq. Ft. in size and have two AC receptacle circuits run around the perimeter. General lighting to be provided. Also provide a 20 circuit 20 amp 208 AC panel located on the wall in the Collocation Room.

11.      MAP Room

          This is the maintenance room where interface terminals shall be located. Two AC circuits shall be wired into the room for receptacle service in the perimeter wall.

          This room shall be approximately 350 sq. Ft. and be provided with general lighting.

          Provide a 3' high by 5' long panel with a 1' writing shelf mounted on a wall in the MAP room for the purpose of mounting test phones. This unit to be mounted 40" AFF.

12.      Emergency Lighting

          The equipment rooms, including the collocation room, shall be equipped with emergency re-chargeable battery packs (or equivalent) sufficient to light egress path out of equipment room.

13.      Emergency Generator

          A 350 KW generator and a 1,000 gal. Fuel storage tank is required. A 25-75 gal. Day tank should be provided if required.

          The engine will be equipped with auto start and auto transfer.

14.       AC Requirements

          The AC requirements for a fully built out switch room is approximately 60 Ton. AC is required on a 24 hour basis and should include redundancy. Lucent will provide heat release figures for all cabinets. From these figures, the exact requirements can be calculated.

15.      Humidity/Temperature

          The 5ESS-2000 will operate successfully anywhere between 65 and 85 degrees Fahrenheit and 30% to 80% relative humidity. Performance will degrade if the temperature or humidity is allowed to change too rapidly; rate of temperature change should be kept below 1 degree in 4 minutes. Normal (plus or minus 2 degrees and plus or minus 5% RH) controls will normally maintain these conditions. The machine will continue to operate at temperatures as high as 120 degrees Fahrenheit, but this will cause accelerated circuit pack failure for some time after the "burn". I recommend the controls be set to maintain a constant 76 degrees Fahrenheit year around.

16.      Filtration

         All air induced into the space (both outside and recirculated) should be filtered using a medium efficiency (30% or greater by ASHRAE Dust SpotTest) filters. On rare occasions the medium efficiency filter may not prevent build-up of particulates on or inside the equipment cabinets at an unacceptably high rate. This can be caused by the presence of unusually fine particulates or very large amounts of average size particulates. In either case the remedy is to use filters of a high enough efficiency to give satisfactory performance. Filters should be changed at least once every six months (or more often if recommended by the manufacturer), or when filters are so "loaded up" that the fan system can not maintain proper room pressurization as described below.

17.      Room Pressurization

         The room should be pressurized so that the pressure inside the equipment space is 0.2 to 0.5 inches of water gauged above the areas bordering the equipment spaces with all doors closed. Higher pressures are acceptable as long as door operation does not become too difficult or dangerous. With the doors open there should be enough positive pressure to maintain a continuous flow of air out of the room over the entire area of all openings. If this cannot be accomplished then appropriate "air curtain" devices or a double door "airlock" should be provided to prevent the migration of unfiltered particulates into the equipment space. A pressure gauge should be installed in the space with probes to both the equipment area and the "outside" area to read the pressure difference. The reading on this gauge will only be relevant with the room in its "normal (closed) condition. A Dywer model 2000-00 "Magnehelic" Gauge is suitable for this application.

18.  Ventilation

         "Outside" air induction of five per cent of the circulated air quantity is recommended. Successful applications have been designed as low as two per cent induction. The quantity induced must only be sufficient to maintain acceptable air quality in the space. If there is no noticeable "warm equipment" smell outside of the immediate area of the cabinets then sufficient induction can be assumed.

19.  Manager Office

         A room of approximately 125 sq. ft. shall be provided for the Operations Manager's office. Normal lighting and receptacle to be provided. This office may or may not open directly into the equipment room. Preferably this office should be within an administration area.

20.  Technician & Administration Space

          There shall also be a space for two cubicle enclosures and a receptionist in or around the Manager's Office area.

21.  Break Room/Conference Room

         A room large enough to house 10 people comfortably shall be provided close to the proximity of the equipment room, preferably in the administration area as previously mentioned.

         If a sales force is collocated with the switch, by strategically positioning the conference room, it could be shared by both groups.

22 Riser Space

          We need to have at least two 4" risers to the roof and two to the basement for access.

23.   Freight Elevator

          Must be able to handle at least 3500 lbs. And have a 7' high door and the elevator should be 6' W x 8' D x 10' H.

24.  Sprinkler System

         A dry pipe system is required.

25.  Water Pipes

          No building water supply pipes are allowed to be run in the equipment room. They must be re-routed.

26.  Window Covering

         If at all possible, windows should be walled off for security reasons.

The above requirements are an attempt to pull together various items that are relative to the telephone equipment and personnel needs for each site.


Merle Peterson
(Rev. 4-22-97)

                                   WINSTAR







                                B SITE BUILD OUT

                                     PROCESS

                                   DESCRIPTION
                                        &
                                   PROCEDURES









                                   Prepared by

                                     WinStar

                               Network Deployment
                                Support Services

PURPOSE

     The purpose of the B Site Build Out Process is to provide an overview and guidelines of the simultaneous activities involved in the construction of On-Net B Sites. Prior to the construction phase of this process, there are several preliminary steps that are crucial to the successful selection, construction and activation of a B Site. The flow process described in this document is represented in the following chart, and detailed in a brief description of the activities and responsibilities for each step. WinStar Program Management will scheduled intervals of activities that are tracked by the Program Manager of Implementation for each region.

This document provides a single uniform guideline for install contractors and vendors to provide price/fee quotes and documented proposals to pre-equip and install WinStar's On Net B Site Locations. This document is not intended to replace or be used in lieu of WinStar Engineering requirements or local Building Code Regulations.


         SCOPE OF WORK


The Scope of Work relating to the installation of WinStar B Site cabinets/racks will be presented as three separate phases of performance.

Phase One will be the Site Survey of the proposed building utilizing the WinStar B Site Evaluation form (hereinafter referred to as the "evaluation form"). Phase Two will be the creation of B Site specific drawings (hereinafter referred to as the "drawings") depicting installation of the roof top antenna mount
positioning, cable riser path (s), placement of the WinStar   cabinet,
electrical requirements positioning, and location of customer termination interconnect cable. Phase Three will be the actual installation of the WinStar B Site cabinet according to the regulations documented in Phases One and Two, WinStar's Engineering requirements and local Building Code requirements.

Each phase of the process is separate and will be awarded separately. Additionally, WinStar's acceptance of one phase does not automatically constitute an award for construction of the subsequent phases. Contractors and vendors must respond with unit pricing for each phase exclusive of the other. Price/fee quotes must be submitted within forty-eight (48) hours after the contractor performs a Phase One B Site Survey and seventy-two (72) hours after requesting Phase Two site specific drawings.

Phase Three, the physical installation and activation of the B Site Equipment, is to be initiated by the contractor within forty-eight (48) hours of notification by the designated WinStar representative. Construction for this phase must be complete within five (5) working days.

Extenuating circumstances resulting in delays will be addressed on a case-by-case basis. Payments may be impacted in the event delays are caused and/or initiated by the contractor/vendor.

         B SITE BUILD OUT PROCESS


o    Site Acquisition Identifies a selection of buildings in the scheduled city

o NDSS PM (Program Management) coordinates the build out schedule - Internal tracking begins

o    A Regional Vendor/Contractor is selected based upon the following criteria:

     The ability to preform preliminary site evaluation and preform a LOS survey Provide a detailed Technical Specifications package such as - drawings/layouts Installation and Activation

o    The selected regional contractor reviews the potential site.

     The Building Management is presented with a package defining WinStar's build out plan and model B site equipment specifications

o A Site Evaluation Form is completed (Preliminary LOS- RF study) and following the guidelines specified in the site evaluation form the contractor prepares a Site Specification Package containing
     Drawings/Renderings, Roof Mounts, Room/Equipment Layouts

o The contractor provides package to WinStar's PM, COI, and Construction for review

o Site Acquisition presents the lease with a detailed technical package to the Building Management for approval and the appropriate signatures

o PM coordinates the schedule with the Contractor to pick up the equipment from Tier 2 staging area

o Site Acquisition notifies the PM upon lease completion, PM provides Contractor with a Work Authorization form for completion and schedules installation

o Internal process underway, an ISR is generated activating the ASAP process and Frequency Planning coordinates path assignments

o Upon site installation completion, PM schedules a Site Walk Through/ Punch list for B Site Test and Acceptance and completes the hand off to Operations for Site certification

B SITE IMPLEMENTATION FLOW PROCESS - PHASE 1

Road Runner          Vendor Bid process
finalized            - vendor package sent                               Site Survey                           - Construction
     .               - generic package recvd by             PM schedules                                        - Real Estate
     .                 Construction                         kickoff &    Contractor to                         -COI to review Mech/
     .               - Construction selects                 procedures   perform survey    Site Eval package      Elec drawings
     .             . vendor and notifies PM of ...........  projects    -Site Evaluation ..to flow through.....
     .             . vendor selection                       schedule .. -Drawings created  PM to:             - Provide go/no-go
  Real Estate      .                                                    -LOS completed                          with/recommendation
visits/reviews site.                                                    -SOW generated                          if required
     .             .                                                                                          - Review contractor
     .             .                                                                                            costs        .
     .             .   Site Identified/                                                                                      .
     .             ... Preliminarily                                                                                         .
     .             .    Qualified                                                                                            .
     .             .                                                                                                         .
  RF Engineering   .  75% Trigger                                                                                            .
  performs pre- ....  notification from                          GO/NO-GO                                                    .
  freq approval       Real Estate                      .......   DECISION  ...................................................
                                                       .  No             .    Yes          Construction & COI
                                                       .                 .
                                                       .                 ................. - Finalize SOW (extremes &
                                                       .                 .                   abstracts)
                                                       .                 .                 - Produce checklist
                                                       .                 .                 - Schedule PM w/vendor
                                                       .                 .                 - Approve contractor
                                                       .                 .                 - Generate ISR
                                                       .                 .
                                            Return to Real Estate to     ................. RF Engineering                    B
                                              identify/re-establish      .                 completes freq plan................
                                                                         .
                                                                         . ............... Real Estate notified &            A
                                                                         .                 secures lease ....................
                                                                         .
                                                                         .                 PM notifies COI to
                                                                         ................. load ASAP

                 B SITE IMPLEMENTATION FLOW PROCESS - PHASE II



          Real Estate                             PM notifies procurement to produce ................... PM to verify
    A     signs lease and                         Letter of Intent to contractor                         equipment
    .....   notifies PM .........................                                                        availability
                                                  - PM coordinates installation with                          .
                                          ......  contractor; produces schedule                               .
                                          B                                                                   .
                                                                                                              .
          Pre-wire site      No            Pre-wire to         PM/Construction to                             .
          and handoff to ................. equip process ..... schedule contractor         Yes             Equipment
               Ops                         in excess of 10       for equipment   ........................  available?
                .                            days?                 retrieval                                   .
                .                                .                         .                                   .
                .                            Yes .                         .                                   .  No
                .                                .                         .                                   .
                .                            Equip site                    .                                   .
       Construction Complete                     .                         .                                  PM notifies
                                                 .                         .                                   Logistics
     - Formal handoff from PM/COI to         Develop                       .                                    .
            Ops completed                    punchlist/                    .                                    .
                 .                           handoff                       .                                  Logistics
                 .                           documentation                 .                                    locates
             PM officially                       .                         .                                  equipment and
             closes project                      .                         .                                   notifies PM
             with Real                           .                         .                                    .
               Estate                            .                         .                                    .
                                       Construction Complete               .                                  PM notifies
                                                                           .                                 Construction
                                     - formal handoff from PM/COI to       .                                 of equipment
                                          Ops completed                    .                                 availability
                                                  .                        ......................................
                                                  .
                                             PM officially
                                             closes project
                                               with Real
                                               Estate

         SITE SURVEY


         Prior to the commencement of any installation, a certified installation team will conduct a site survey at the designated installation location(s). This team will be designated by WinStar NC&D and will be comprised of contractors, WinStar personnel, or a combination of both. The Site Survey Team will comply with the procedures described below. The Site Survey Team should always work in cooperation with the building engineer/manager while performing the site survey. These guidelines generally apply to rooftop installation or towers.

Preparation

The Site Survey Team will be dispatched by WinStar NC&D to the location of the installation.

WinStar NC&D will provide the Site Survey Team detailed information related to building access contacts, phone numbers, and the scheduled date of the site survey. This information will be provided in advance to the Site Survey Team immediately after initial WinStar contact with building(s) management.

The Scope of Work relating to the B Site Evaluation (hereinafter referred to as the "evaluation") covers in a general form the following sample of requirements which equates to a complete building profile. WinStar has determined that the following factors are effectively significant to the successful installation of B Site Equipment:

         o     Positioning of the antenna mounts.
         o     Penetration of roof top to gain access to cable risers.
         o     Cable riser capacity/constraints.
         o     Core boring vertical floors in riser pathways (if required).
         o     Identify inside wiring distribution pathways.
         o     Power availability and grounding requirements.
         o     Positioning of the WinStar B Site Cabinet.

All proposed WinStar B Site buildings will be surveyed utilizing the standard form. The survey process must be initiated by a designated a WinStar representative. B Site Evaluation Forms will be provided as required and are the property of WinStar and are not to be utilized for any purpose other than that requested by WinStar.

The contractor/vendor must respond to WinStar within twenty-four (24) hours upon receipt of notification to perform.

GPS measurements to include the following:

          o    Longitude and latitude to the nearest second.
          o    Ground elevation within one (1) meter.

Line of Sight to WinStar designated HUB building:

         o      Confirmation of LOS between the two designated buildings.
         o      Physical confirmation by actual site roof top visits.
         o      Notification of potential obstructions or related interference.

The above requirements are a sample of the data required to complete the survey form.
Prior to submitting a bid response the attached documents must be reviewed for additional requirements.

Site Survey Team Procedures

Confirm a clear, unobstructed Line of Sight (LOS) between Building A and Building Z. (Building A pertains to the predetermined Hub Site and Building B pertains to the B Site). In the event the LOS is obstructed by new construction, trees, or roof top mechanical installations, immediately notify WinStar NC&D to describe the environment and discuss possible remedies. Pay special attention to window washing gear. Determine if it will block LOS during use.

If LOS does not exist or if distance is too great, look for several potential repeater buildings/towers. Obtain building management information and phone numbers. If access to these buildings cannot be obtained for on-site survey, consult with WinStar Program Management for assistance.

Obtain the latitude and longitude of the A and Z sites with a GPS receiver and record the data on the WinStar Site Evaluation Form.

Roof Mount Location and Type:

Determine the best location for placement of the antenna mount that ensures optimum LOS between Building A and Building Z and provides ease of installation for the Installation Team.

Determine the type of antenna mount:

The type of antenna mount required is determined by the roof top construction and any obstructions located on the roof (e.g., mechanical housings).

If an existing tower or antenna framework is present on either Building A or Building Z, the Site Survey Team will immediately advise WinStar NC&D of the potential to use these structures for installation, as well as the name and telephone number of the organization responsible for the structure.

Identify and/or confirm the location(s) of the Indoor Unit (IDU), rack/cabinet placement.

Grounds:

Electrical grounds are required for the proper operation and protection of transceivers as well as protection of personnel and other equipment connected to the radios. Improper ground procedures put the equipment and its environment at risk.

ODU ground:

Grounds should be used on the ODU to the mast or tower. For a rooftop installation, the mast should be grounded to building steel. Long cable runs for grounding purposes should be avoided.

IDU ground:

If the IDU is connected to a floating battery power source, such as a Central Office environment, generally no further precautions must be taken. However, when using a WinStar power supply or other power supply or other AC rectifier without benefit of battery back-up, special care must be taken to prevent the formation of AC ground loops, which can cause a variety of problems. Ideally, the source for reference ground for the outside and inside units will be the same and will be building steel. Bonding the ground to building steel to the inside unit is very important. Often, however, the inside and outside units are far apart, which creates ground loops. Every effort both to find and to eliminate these loops should be made before certifying installation.

Ground Loops:

Ground loops are formed when two or more points on the radio system are referenced to different grounds. They also occur when the distance from the outside unit and the inside unit is increased, thereby increasing the chance for a difference in potential between the two reference points. After going through all Installation steps, a test for the existence of ground loops should be made. With the equipment turned on and the cable disconnected from the IDU, measure AC voltage between the chassis of the inside unit and the braid on the coaxial cable. This reading should be in millivolt range. (Note: local codes may be stricter than this.) If it exceeds this reading, a possibility for ground loops exists and must be eliminated. The second test to be performed is to measure the DC voltage between the chassis and the braid on the cable. This reading should not exceed 5 VDC. If the reading is in excess of 5 VDC, steps must be taken to eliminate the ground loop. There are several ways to eliminate ground loops. Bonding the two points in the system with a low resistance cable is one way to resolve this problem. However, if this is not feasible, the AC ground must be broken at the outside unit. AC grounds can occur at the outside unit due to installation of receptacles on the tower, other equipment mounted on the tower, or tower lighting. If the first ground used is referenced to the mast or tower itself, it must be removed and referenced to another, better ground. Again building steel is preferable. Check the second ground point where the cable enters the building, if this does not solve the problem. Re-connect it directly to building steel or to the reference point for the lightning arrestor field.

Use 8 AWG cable or better for this purpose. The ideal situation, especially for a building with multiple installations, is to create a ground buss in the common space in the building and run very heavy gauge (MCM 50 or better) to the buss and connect all grounds to the buss via copper lug connections. Determine the cable path for the cable(s) between the ODU and the IDU. This requires inspection of the roof top for a portal conduit that allows entry from the roof top to the internal cable riser pathway. If a portal conduit is not available, or the existing ports are filled, notify WinStar Operations and provide a recommended solution. While on the premises, obtain the name and telephone number of the roofing contractor used by, or recommended by, the building manager. This information will assist in expediting the installation of a portal conduit.

Measure the distance of the proposed cable path between the ODU and the IDU and add 10%. This additional cable will be used for the creation of service loops associated with the installation. The maximum length of the coax cable is 800 feet if using plenum rated and 1000 feet if using non-plenum. Determine the source and connection points of the building roof top ground. Proper grounding of the antenna mounting serves as lightning protection and reduces the possibility of electrical shock to personnel and equipment damage. Do not use building lightning protection or aluminum to ground. Use building ground (i.e., I-Beam, stairwell, etc.).

Determine the source and connection points of building/earth ground in the immediate area of the IDU installation. When possible, perform steps 1-11 simultaneously in Buildings A and Z.

Document the Site Survey results on the WinStar Evaluation Form and fax the completed form to WinStar Program Management at 703-790-4672. Retain a copy of the completed site survey form for reference during the actual installation.


         SITE SPECIFIC - TECHNICAL DRAWINGS

         Phase Two is the creation of B Site specific drawings that are in direct association with the technical and physical requirements of a successful B Site installation as it relates to the existing/proposed B Site building.

         The drawings must accurately represent the physical environmental structure of the B site building as well as the actual addition of 100% of the components of the WinStar B Site equipment package. Drawings are to be computer software-enhanced with one (1) inch to equal no less than twenty-four (24) actual feet of the structure, whether it constitutes roof top, vertical risers or floor space.

         Roof top drawings are to display the position of the WinStar antenna mount in relationship to adjacent roof top structures as currently located and are to be accurate in relationship to Polar designations. Cable penetration locations are to be specifically designated as to entry point by Polar location on the roof top and an accurate measurement from a fixed permanent position/structure on the roof top.

         Cable path risers are to be accurately designated as to specific vertical runs in relationship to interior locations by room and shaft designators, floors to be transgressed, roof top paths, and break-out locations. These designations must be specific as to point of roof penetration to the point of termination at the WinStar B site equipment location.

         The proposed core boring of new cable riser space is to be specific as to locations by room and shaft designators, floors to be transgressed and degree of anticipated difficulty in successful competition. Core boring proposals on the site specific drawings are to include the actual locations of existing cable runs/conduits in relationship to the proposed new core bore holes.

         Positioning of the WinStar B Site cabinet is to be accurately depicted on computer software enhanced drawings to reference the exact location within the B Site Building environment. Detail should be shown to reference room designator number, floor designator and exact floor space to be occupied with detailed references to existing devices in the immediate space.

         Contractors are encouraged to enhance the level of visual detail within the environment to include electrical outlet references, grounding positions, AC power distributors, point of entry for the WinStar coax cable and pathway within the facility.

         In addition, drawings of the B-Site equipment location are to designate the specific customer interface wiring positions when available. Wiring backboards and termination blocks are to be identified by exact wall mounting locations within the environment.

         In the event that electrical outlets are unavailable and new outlets are required, the drawings are to reflect the exact proposed positioning of the required outlets in exact relationship to the WinStar B Site cabinet location. Measurements are to be recorded and listed in exact distance between the outlet(s) and the WinStar B Site cabinet.

         The contractor must make available to WinStar computer enhanced site specific drawings within seventy-two (72) hours of formal notification by a designated WinStar representative. Under no circumstances are B Site specific drawings to be delivered or presented to other parties outside the WinStar organization without prior written consent from an authorized WinStar representative.

         SITE EVALUATION FORM




        [FORM FOR SPECIFYING DATE RELEVANT TO SITE LOCATION PROCESS]

B SITE PRE-EQUIP GUIDELINES

         DESIGN

             The WinStar microwave radio system is a compact, cost effective, highly reliable, easy to configure microwave radio system. The WinStar microwave radio system is also referred to as a LINK, consisting of two separate terminals operating in the same frequency band on complementing transmit and receive frequencies.

             Each WinStar microwave radio system consist of an antenna and mount, outdoor unit (ODU ), indoor unit ( IDU ) and IDU to ODU interconnect cable. The IDU of each terminal is connected to the Customer's termination equipment via an approved WinStar interconnect cable.

             The WinStar microwave radio system is designed for ease of installation and operation. The outdoor unit ( ODU ) is designed to either be mounted directly to the antenna on an antenna mount assembly or depending on the model be mounted remotely from the antenna.

             The indoor unit ( IDU ) is designed to be mounted in a standard 19-inch EIA relay rack or in an enclosed lockable cabinet in a designated secure location. Prior the installation of a WinStar microwave radio system, the proposed install site must be site surveyed and documented as required by WinStar. The Site Survey is one phase of several that will allow the successful installation of a WinStar Microwave radio system to proceed.

             On-Net facilities are connected to Hubs via 38 GHZ circuits in a point-to-point configuration. On-Net facilities provide customer access via high speed and low speed circuits in a point-to-point design. WinStar field personnel will follow the pre-construction design criteria d in this document to prepare for the installation of On-Net facilities.


         NETWORK ARCHITECTURE

              On-Net sites are customer access points for microwave links that transmit traffic to and from Hubs. Hub and On-Net sites communicate via multiple DS3/DS1 radio links in the 38 Ghz portion of the spectrum. The Hubs function as concentrators for these microwave links, providing DS3 or DS1 service for buildings within the Hub service area. In some instances , the traffic from these buildings will be bundled into multiple DS3 links over a fiber SONET Ring backbone, or connected by low frequency radio shots. This fiber backbone will initially be provided by a competitive access provider
  (CAP).

              In simple terms, the network architecture features On-Net sites as customer access points for traffic, with Hubs transmitting and receiving traffic from On-Net sites via microwave links. Hubs concentrate that traffic from On-Nets and transmit (or receive) traffic over fiber links to any one of the following:

          o        WTI 5ESS switch sites

          o        Other Hubs

          o        IXCs (inter-exchange carriers)

          o        LECs (local exchange carriers)

          o        CAPs (competitive access providers)

         B-SITE PRE-EQUIP CONSTRUCTION GUIDELINES


This section provides a single, uniform guideline for field personnel that outlines the scope of work required for pre-equipping of On-Net sites (B-sites). These guidelines can be used for obtaining price quotes from service vendors. Any questions should be directed to Network Construction & Deployment. If the cost for meeting the guidelines below exceeds $5,000 consult with NC&D Construction Engineering.

Complete the WinStar B Site Evaluation Form and submit with price quote.

             Scope of Work

     o Assemble and install antenna mount/s in a position that ensures line-of-site (LOS) to Hub facility

     o Install plenum rated cable between common equipment location and penetration point

     o Install five (5) RG 8 cables from mount to common equipment location, ensure all cables are tagged with WinStar provided cable Identification tags

    o WinStar's policy does not dictate the use of conduit between common equipment and point of penetration.

     o Install five (5) WinStar provided surge protectors at the building interior point of penetration (refer to diagram 0-7)

     o    Install water proof sleeves at cable point of penetration

     o Protect cable in rigid conduit or cable trough if crossing open roof area

     o    Common equipment location to be based on cost of proximity to building
          MDF

     o    Identify inside wiring distribution pathways

     o    Core drill verticals if required and sleeve

     o Grounding mount per local practice. Refer to WinStar Antenna mount grounding requirements

     o    Utilize open bay configurations for secure areas

     o    Utilize lockable cabinet configurations for non protected areas


Install RG-8 plenum coax cables from the roof mount to equipment location. Install at least 5 cables in all cases. Install an additional two cables if the two cables can be installed for less than $2000. Otherwise, obtain price quotes for the additional two cables and submit to NC&D. The maximum allowable IDU to ODU cable length is 1000 feet. Ensure any exposed cable on rooftop is protected (by conduit, wire tray, or PVC), from the antenna mount to building penetration point. Install lightning arrestor and surge protection inside building near point of penetration. B-sites do not require that conduit be used between equipment location and roof penetration point, only that the cable be sleeved at penetration points. Local codes or building management requirements may require otherwise. Exceptions should be explained and justified in writing to Network Engineering. Verify internal distribution path for inside wiring through existing telco risers. Maximum allowable STP cable length is 550 feet. Establish cable paths sufficient for vertical distribution as identified by the Site Survey and insert removable fire protection as required.

Pre wiring of riser cable is not recommended, inside wiring will be installed on a ICB basis depending on customer requirements.

Determine the cable path for the cable(s) between the ODU and the IDU. This requires inspection of the roof top for a portal conduit that allows entry from the roof top to the internal cable riser pathway. If a portal conduit is not available, or the existing ports are filled, notify WinStar Operations and provide a recommended solution. While on the premises, obtain the name and telephone number of the roofing contractor used by, or recommended by, the building manager. This information will assist in expediting the installation of a portal conduit.

Measure the distance of the proposed cable path between the ODU and the IDU and add 10%. This additional cable will be used for the creation of service loops associated with the installation. The maximum length of the coax cable is 800 feet if using plenum rated and 1000 feet if using non-plenum.



         B SITE POWER REQUIREMENTS


WinStar utilizes the Reltec/Lorain MZ-60 rectifier as the standard power supply for B sites. This -48VDC power system is capable of supplying between 10 and 60 amps of DC current. The system can accept various AC feeds depending on site requirements. Use the following guidelines when ordering initial AC power.

It is the recommendation of WinStar Engineering to equip the rectifier at 240VAC @ 50 amps. This would allow full utilization of the power plant.

Determine B site rectifier, AC power requirements. This should be done during the preliminarily site evaluation phase. Install one (1) 120 or 240 VAC, 20-50 amp single phase circuit per MZ-60 power plant. The circuit will terminate into a NEMA L5-20-50 Twistlock female connector and be mounted in an electrical outlet box. The male connector will be supplied on a pre-manufactured power cord for the rectifier assembly. This circuit will be used for the Rectifier Assembly.

Smaller sites with limited growth potential may install two (2) AC circuits of 110 VAC @ 20 amps. Factors such as separate metering requirements and cost factors need to be considered when selecting AC power.

1. Install one (1) 120 VAC, 20 amp single-phase circuit. The circuit will terminate into a NEMA L5-20 Twistlock female connector, mounted in an electrical outlet box. This circuit will be used for the AC outlet strip, which will host the cabinet fan assembly power requirement. It may also supply power to future equipment, test equipment, and PCs used for maintaining the network.

2. The male connector for the cord of the AC outlet strip must be changed to a NEMA L5-20 Twistlock Male Connector. This connector will be assembled during the equipment reconfiguration.

3. Provision one (1) 20 amp circuit for every three cabinets installed at a site. The AC outlet strips may be connected in series, in-between cabinets.

4. Install the outlet boxes no lower than 84 inches from the base of the floor and not to exceed more than 8 feet from the cabinet location.

         B SITE POWER CONSUMPTION

         The Building Management at B sites may be concerned about the power consumption of the WinStar equipment installed on their premises. By using Chart N, it is possible to evaluate the amount of AC power that will be used by various equipment configurations.

         To use the chart it is first necessary to calculate the DC requirement of the WinStar equipment - this will typically be 1.5 amps for each IDU/ODU and
0.6 amps for each Mux. Using this figure, the monthly AC power consumption can be found from the chart. The chart uses figures taken from the Lorain MZ10F50 Technical Document and assumes a 730 hour month.


EQUIPPED B SITE GUIDELINES

         This phase of the B Site process will define the criteria for a fully equipped B Site Installation.


         EQUIPMENT


                  STANDARD B SITE EQUIPMENT ORDERING FORMS

Central Office Implementation updates the master equipment ordering forms and provides approved copies to construction and logistics to standardize equipment ordering.



The following is an approved B Site equipment ordering form.

Current Electronic Copies are available from Logistics and Central Office Implementation

          Standard Configuration 1 Build  P-COM 8xT1 Link

Power                                              PART#                       MFG            QTY
-----------------------------------------------------------------------------------------------------
          Rectifier, 10 Amp                        486524401                   Reltec         2
-----------------------------------------------------------------------------------------------------
          Fan Module, Rectifier                    427215600                   Reltec         2
-----------------------------------------------------------------------------------------------------
          Mounting Cabinet, Rectifier              588242000                   Reltec         1
-----------------------------------------------------------------------------------------------------
          Battery, 12V  100 Amp                                                Sure Power     4
-----------------------------------------------------------------------------------------------------
          Shelf, Battery                           412805200                   Reltec         1
-----------------------------------------------------------------------------------------------------
          Power Strip                              IBAR-12                     Tripplite      1
-----------------------------------------------------------------------------------------------------
          Fuse Panel, Alarm  19"-23"               009-0002-1005               Telect         1
-----------------------------------------------------------------------------------------------------
Mounts
-----------------------------------------------------------------------------------------------------
          Mounts:  (one of following)                                                         1
-----------------------------------------------------------------------------------------------------
               Non-Penetrating Roof                PSH-4                       Baird
-----------------------------------------------------------------------------------------------------
               Wall  60"                           91148                       Microflect
-----------------------------------------------------------------------------------------------------
               Wall  100"                          91147                       Microflect
-----------------------------------------------------------------------------------------------------
               Tripod, Penetrating                                             Microflect
-----------------------------------------------------------------------------------------------------
Cable                                                                                         Feet
-----------------------------------------------------------------------------------------------------
          RG-8 Plenum (feet)                       C-0216                                     5K
-----------------------------------------------------------------------------------------------------
          Octopus, 10'                             5006-10                                    2
-----------------------------------------------------------------------------------------------------
          IDU External Alarms                      5016-08                                    1
-----------------------------------------------------------------------------------------------------
          16 awg 2 pair (feet)                     9080-RED/BLK                               20ft
-----------------------------------------------------------------------------------------------------
          DC Pwr 6 awg Red (feet)                  0601-THHN-RED                              10
-----------------------------------------------------------------------------------------------------
          DC Pwr 6 awg Blk (feet)                  0601-THHN-BLK                              10
-----------------------------------------------------------------------------------------------------
          Fuse Panel Alarm (feet)                  9501                                       20
-----------------------------------------------------------------------------------------------------
          Rectifier Alarm (feet)                                                              20
-----------------------------------------------------------------------------------------------------
          Mux Alarm (feet)                                                                    20
-----------------------------------------------------------------------------------------------------
           25 pr STP cable 24awg                   CMP-025-24-SSP ANIX                        100
-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------
Cabinets
-----------------------------------------------------------------------------------------------------
          Indoor Enclosure                         GL 8401/32                  Great Lakes    1
-----------------------------------------------------------------------------------------------------
Radio Equipment
-----------------------------------------------------------------------------------------------------
          IDU, 8x                                  16488                       PCom           1
-----------------------------------------------------------------------------------------------------
          ODU (one of following)
-----------------------------------------------------------------------------------------------------
               Band 1                              16268                       PCom
------------------------------------------------------------------------------------------------------
               Band 2                              16260                       PCom
-----------------------------------------------------------------------------------------------------
               Band 3                              16266                       PCom
-----------------------------------------------------------------------------------------------------
               Band 4                              16258                       PCom
-----------------------------------------------------------------------------------------------------
          Antenna, 12"                             23770-002                   Andrews        1
-----------------------------------------------------------------------------------------------------


Power                                              PART#                       MFG            QTY
-----------------------------------------------------------------------------------------------------
DSX
-----------------------------------------------------------------------------------------------------
          DSX-1 Panel, Jack Field                  MINI DSX-1/W                ADC            1
-----------------------------------------------------------------------------------------------------
          DSX-1 Module                             MINI DSX-1/WM               ADC            1
-----------------------------------------------------------------------------------------------------
          Mounting Panel, DSX-3 3 Position         010-0000-0701               Telect         1
-----------------------------------------------------------------------------------------------------
          Chassis, DSX-3/4  16 Position            1000000301                  Telect         1
-----------------------------------------------------------------------------------------------------
          Module, DSX-3/4                          1090010401                  Telect         1
-----------------------------------------------------------------------------------------------------
Local Termination Field
-----------------------------------------------------------------------------------------------------
          Split 50 pair block                      6639-01-001-01              Krone          4
-----------------------------------------------------------------------------------------------------
          Stand off bracket                        S89D                        Siemons        4
-----------------------------------------------------------------------------------------------------
          Wire management rings                                                               4
-----------------------------------------------------------------------------------------------------
          19" wall/cabinet mount                                               Krone
-----------------------------------------------------------------------------------------------------
Miscellaneous
-----------------------------------------------------------------------------------------------------
          Connector, RG-8 Plenum                   NS 5848-5                                  20
-----------------------------------------------------------------------------------------------------
          Cable Standoff                           10001-01                                   20
-----------------------------------------------------------------------------------------------------
          Lightning Protection Device              RT-N/W                                     5
-----------------------------------------------------------------------------------------------------
          Ground Bar                               40280013                                   1
-----------------------------------------------------------------------------------------------------
          Mounting Bar, 19"                        76017                                      1
-----------------------------------------------------------------------------------------------------
          Cable Ties, 4" Blk                       TYT-T18R-0-M                               bulk
-----------------------------------------------------------------------------------------------------
          Cable Ties, 8" Blk                       TYT-T30M-0-M                               bulk
-----------------------------------------------------------------------------------------------------
          Screws                                                                              2
-----------------------------------------------------------------------------------------------------
          Nut, Star Locking (6/32)                                                            2
-----------------------------------------------------------------------------------------------------
          Terminal, 12 Position                    N70149                      BEAU           1

          Standard Configuration 1 Build  P-COM DS-3 Link


Power                                           PART#                       MFG            QTY
-------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------
           Rectifier, 10 Amp                    486524401             Reltec        2
------------------------------------------------------------------------------------------
           Fan Module, Rectifier                427215600             Reltec        2
------------------------------------------------------------------------------------------
           Mounting Cabinet, Rectifier          588242000             Reltec        1
------------------------------------------------------------------------------------------
           Battery, 12V  100 Amp                                      Sure Power    4
------------------------------------------------------------------------------------------
           Shelf, Battery                       412805200             Reltec        1
------------------------------------------------------------------------------------------
           Power Strip                          IBAR-12               Tripplite     1
------------------------------------------------------------------------------------------
           Fuse Panel, Alarm  19"-23"           009-0002-1005         Telect        1
------------------------------------------------------------------------------------------
Mounts
------------------------------------------------------------------------------------------
           Mounts:  (one of following)                                              1
------------------------------------------------------------------------------------------
                Non-Penetrating Roof            PSH-4                 Baird
------------------------------------------------------------------------------------------
                Wall  60"                       91148                 Microflect
------------------------------------------------------------------------------------------
                Wall  100"                      91147                 Microflect
------------------------------------------------------------------------------------------
                Tripod, Penetrating                                   Microflect
------------------------------------------------------------------------------------------
Cable                                                                               Feet
------------------------------------------------------------------------------------------
           RG-8 Plenum (feet)                   C-0216                              5K
------------------------------------------------------------------------------------------
           Octopus, 10'                         5006-10                             2
------------------------------------------------------------------------------------------
           IDU External Alarms                  5016-08                             1
------------------------------------------------------------------------------------------
           16 awg 2 pair (feet)                 9080-RED/BLK                        20ft
------------------------------------------------------------------------------------------
           DC Pwr 6 awg Red (feet)              0601-THHN-RED                       10
------------------------------------------------------------------------------------------
           DC Pwr 6 awg Blk (feet)              0601-THHN-BLK                       10
------------------------------------------------------------------------------------------
           Fuse Panel Alarm (feet)              9501                                20
------------------------------------------------------------------------------------------
           Rectifier Alarm (feet)                                                   20
------------------------------------------------------------------------------------------
           Mux Alarm (feet)                                                         20
------------------------------------------------------------------------------------------
            25 pr STP cable 24awg                                                   100
------------------------------------------------------------------------------------------
Muxes
------------------------------------------------------------------------------------------
           Mux, M13 NEC                         RC-28D                NEC
------------------------------------------------------------------------------------------
Cabinets
------------------------------------------------------------------------------------------
           Indoor Enclosure                     GL 8401/32            Great Lakes   1
------------------------------------------------------------------------------------------
Radio Equipment
------------------------------------------------------------------------------------------
           IDU, 8x                              16488                 PCom          1
------------------------------------------------------------------------------------------
           ODU (one of following)
------------------------------------------------------------------------------------------
                Band 1                          16268                 PCom
------------------------------------------------------------------------------------------
                Band 2                          16260                 PCom
------------------------------------------------------------------------------------------
                Band 3                          16266                 PCom
------------------------------------------------------------------------------------------
                Band 4                          16258                 PCom
------------------------------------------------------------------------------------------
           Antenna, 12"                         23770-002             Andrews       1
------------------------------------------------------------------------------------------


Power                                           PART#                 MFG           QTY
------------------------------------------------------------------------------------------
DSX
------------------------------------------------------------------------------------------
           DSX-1 Panel, Jack Field              MINI DSX-1/W          ADC           1
------------------------------------------------------------------------------------------
           DSX-1 Module                         MINI DSX-1/WM         ADC           1
------------------------------------------------------------------------------------------
           Mounting Panel, DSX-3 3 Position     010-0000-0701         Telect        1
------------------------------------------------------------------------------------------
           Chassis, DSX-3/4  16 Position        1000000301            Telect        1
------------------------------------------------------------------------------------------
           Module, DSX-3/4                      1090010401            Telect        1
------------------------------------------------------------------------------------------
Local Termination Field
------------------------------------------------------------------------------------------
           Split 50 pair block                  6639-01-001-01        Krone         4
------------------------------------------------------------------------------------------
           Stand off bracket                    S89D                  Siemons       4
------------------------------------------------------------------------------------------
           Wire management rings                                                    4
------------------------------------------------------------------------------------------
           19" wall/cabinet mount                                     Krone
------------------------------------------------------------------------------------------
Miscellaneous
------------------------------------------------------------------------------------------
           Connector, RG-8 Plenum               NS 5848-5                           bulk
------------------------------------------------------------------------------------------
           Cable Standoff                       10001-01                            20
------------------------------------------------------------------------------------------
           Lightning Protection Device          RT-N/W                              bulk
------------------------------------------------------------------------------------------
           Ground Bar                           40280013                            1
------------------------------------------------------------------------------------------
           Mounting Bar, 19"                    76017                               1
------------------------------------------------------------------------------------------
           Cable Ties, 4" Blk                   TYT-T18R-0-M                        bulk
------------------------------------------------------------------------------------------
           Cable Ties, 8" Blk                   TYT-T30M-0-M                        bulk
------------------------------------------------------------------------------------------
           Screws                                                                   2
------------------------------------------------------------------------------------------
           Nut, Star Locking (6/32)                                                 2
------------------------------------------------------------------------------------------
           Terminal, 12 Position                NH 70149              BEAU          1


On-Net (B-site) equipment shall be pre-assembled and tested prior to deployment in the field.


         STANDARDIZED B-SITE EQUIPMENT CONFIGURATIONS

          o    DS1-1 8XT1 IDU
          o    DS1-2 8XT1 IDU WIRING
          o    DS1-3 8XT1 IDU ALARM WIRING
          o    DS3-1 8XT1 IDU
          o    DS3-2 8XT1 IDU WIRING
          o    DS3-3 8XT1 IDU ALARM WIRING
          o    B-SITE ANTENNA SURGE PROTECTION

         LOCAL TERMINATION FIELD AND CIRCUIT DEMARC

      (See Appendix for Attachments Local Termination Field and WTI Demarc)

          o    Terminate/Extend B site DSX-1 field per the following guidelines
          o Locate Krone 66 style termination block field per site requirements
          o    Field may be located in various locations, including:
                  - wall mounted near common equipment
                  - rack mounted in either 9 or 23 inch cabinet
                  - mounted in closest telco closet, blocks may be added to
                    existing 66 type backboards - in telco closets

          o Terminate two (2) 25 pair ABAM cables from DSX-1 panel to first row of split 50 blocks
          o Separate transmit and receive pairs on opposite sides of split 50 block in upper right position per drawing

          o Extend customer cables from local termination field to customer premise o Install cross connects from first row of termination field (network side) to customer cable termination points (customer side)

     Install WTI cross connects from network side blocks to RJ 48X blocks located on the right side of termination field

          Appendix - Technical Drawings



                [CHART DIAGRAMMING SITE IMPLEMENTATION TIMELINE]

Network Construction Engineering
Technical Bulletin No. 550-30-1001-004

This bulletin contains additions or revisions to the WinStar Network Construction and Development Standard Operating Practices, Volume 1, Revision 1, (Part No. ###-##-####.)
Insert the following new or changes pages or drawings where indicated.

To:               All Winstar Construction Personnel

From:             Richard Bailey
                  Network Construction Engineer

Re:               Specifications  / Requirements  / Overview
                  Standardized WinStar Hub Construction Models
                  Standardized WinStar Equipment Configurations


Hub Construction Model  # 1
1000 Square foot Hub Facility

Specifications  / Requirements

Designed to accommodate fifty (50) remote customer "B" sites
Large equipment growth potential / Collocate space available
Original foot print of 24 equipment bays, expandable
VAC requirement 400 amps @ 240 VAC or 200 amps @ 480 VAC
VDC requirement 4-600 amps@ -48VDC @ 8hrs reserve
Environmentally controlled facility

Hub Construction Model  # 2
500 Square foot Hub Facility


Specifications  / Requirements

Designed to accommodate fifty (50) remote customer "B" sites
Limited equipment growth potential / Collocate space available
Original foot print of 24 equipment bays
AC site power requirements 2-300 amps @ 240 VAC or 1-200 amps @ 480VAC VDC requirement 400 amps @ -48VDC @ 8hrs reserve
Environmentally controlled facility

Hub Construction Model  # 3
Less than 200 Square foot Hub Facility


Specifications  / Requirements

Designed to accommodate 25 plus remote customer "B" sites
No equipment growth potential
No less then 12 equipment bays
AC site power requirements 100 amps @240 VAC


Hub Construction Model  # 4
100 Square foot Hub Facility
Equipped with a 4 x14 DMC Equipment Configuration

Specifications  / Requirements

Designed to accommodate up to fourteen remote B sites
Designed under current B site lease language restrictions
Utilizes B site power requirements 240vac @ 40a plus 110vac @ 20a
Utilizes all DMC radio equipment ( requires B sites to be configured with DMC IUD's)
All active equipment SNMP compliant
Accepts various connectivity schemes
Accepts up to four (4) Low Frequency protected links (or)
Accepts up to 14 carrier provided DS 3 circuits (or)
Designed to support carrier provided Optical Mux (OC XX ) with DS3 terminations 8xT1 or DS3 outbound links depending on available back bone bandwidth
     Utilizes Great Lakes 8401 model 23 inch cabinets
     Initial equipment complement is pre-assembled for quick turn up time Requires 100 square foot leased space, sufficient to accommodate four 28"Wx28"Dx84"H lockable cabinets with front and rear access.

Standardized Equipment Configurations
Equipment elevation and assembly drawings available in NC&D Construction Manual

Hub (WinStar Node )
4 x14 DMC Equipment Configuration (see hub construction model 4)

12x T1 P-Com IDU configuration
12x DS3 P-Com IDU configuration
12x CAC/NEC Mux bay
Antenna Bay configuration
12x M 1/3 Mux Bay configuration
DSX-1 Cross connect bay configuration
DSX-3 Cross connect bay configuration
Local Termination Field Hub



"B" (Customer Site )

P-Com 8xT1 x 5 IDU configuration
P-Com DS3 x 2 m1/3 configuration
DLC add on configuration
DLC stand alone configuration
Local Termination Field Customer site

1.       HUB FACILITY DESIGN CRITERIA

1.1.     INTRODUCTION

          The material presented in this section relates to the space planning and design, the construction, and the communication equipment installation for the WinStar Hub Facilities.

     1.1.1.   SPACE PLANNING AND DESIGN

          There are two categories of Hub facilities: 500 - 1000 square feet, 200 - 500 square feet. The space planning size of the facility is determined by the number of antennas the facility plans to support, although, due to lease arrangements, the gross hub size may differ from the Hub equipment's physical space needs. Unless otherwise designated in the following guidelines, the Hub design aspects associated with finishes, power, and environmental support equipment is similar for all three type of hubs.

          The architectural and engineering (A/E) firm is responsible for producing the construction drawings and specifications necessary to construct the Hub. The design of all facility components shall be in accordance with all local, state, regional and/or national building codes which have jurisdiction at the site location. The construction engineer shall be responsible for reviewing these governing building codes and assuring that the Hub is built according to the drawings and specifications.

          The typical hub facility space planning process revolves about the support of telecommunications equipment located within the Hub space, and the transmission/reception (antenna) equipment located exterior to the space. WinStar engineering holds the responsibility for relating Hub telecommunication equipment quantities and antenna locations to the A/E at the onset of the space planning process. Lease information associated with tenant construction standards/guidelines is to be made available to the A/E, along with any other landlord requirements such a those associated with review and approval of construction documents.

          The A/E holds the responsibility for obtaining, with the assistance of the WinStar Engineer as necessary, any base building plans of documents needed for Hub design, or must otherwise develop building backgrounds and design documents by audit.

          At the onset of the space planning process, the A/E shall develop basic Hub background drawings showing walls, columns, doors, windows, floor elevation changes, etc. The A/E shall then initiate a proposed Hub equipment layout for WinStar Network Construction Engineering approval. The layout shall reflect the items noted on the initial WinStar Hub equipment listing noted above, along with "generic" hub equipment support systems such as HVAC equipment, electrical panelboards, fire alarm panels, etc. Once WinStar Network Construction Engineering approval is secured, construction documentation preparation can commence.

     1.1.2.   ARCHITECTURAL

          Every site may be unique and each region of the country may have special considerations. The following items shall be considered during the design:

          1.1.2.1.    Demolition

               Coordinate demolition plan for the leased space. Drawings shall indicate removal and legal disposal of items except those indicated to be reinstalled, salvaged, or to remain the owner's property. Measures shall be taken to prevent damage and soiling of the construction during selective demolition. When permitted, items may be removed to a suitable, protected storage location during demolition and then cleaned and reinstalled in their original locations. The contractor shall be required to photograph the existing conditions of adjoining construction and site access pathways prior to the start of construction, as a record of pre-existing conditions, in order to avoid undue landlord claims for reparations as a result of construction activities. A walk-through of the site with the landlord representative, along with walk through notes are to supplement the photographs.

               The construction documents shall be in compliance with EPA requirements on hazardous materials before starting demolition. Comply with hauling and disposal regulations of authorities having jurisdiction.

          1.1.2.2.   Ceiling, Walls & Floor

               Ceilings: Where possible, an open ceiling environment should be employed. Should finished ceilings be required due to site conditions, the standard minimum acceptable ceiling height for the hubs shall be (ten) feet. Should a particular site not support the ten floor height, the equipment layout A/E shall boldly identify the standard variance on the conceptual equipment layout noted above. When planning ceiling heights, consider stacked cabinet heights as well as individual cabinet heights. Be sure to consider seismic bracing and how it will be implemented in the design. Cable tray shall be installed a minimum of six inches above equipment, with a minimum of 12 inches clear above the tray.

               For standardization purposes, the preferred drop ceiling system shall be Armstrong Minaboard Fire Guard 24"x24"x5/8" Cortega #842.

               Walls: All walls shall have a minimum of 2.5" sound attenuation and 5/8" gypsum board with 3 5/8" metal studs. Walls shall be designed for a two hour fire rating. Finish walls and paint eggshell white below 8'-0", flat black above 8'-0". Seal all penetrations in and out of the space with 3M putty, firestop bags, or equivalent. Wall base shall be finished with Johnsonite 4"x1/8" black vinyl base or approve equal.

               Mounting Boards: The A/E shall specify the installation of two
               (2) 4'x8'x3/4" fire retardant treated plywood boards to be located as directed by WinStar. Boards are to be primed and painted to match adjacent surfaces.

               Doors: Hub entrance doors shall be 3'-6" x 7'-0"x 1 3/4" hollow metal with 1 1/2 hour UL listing and complimentary UL listed metal door frame. Door hardware shall be Simplex L-1000 mechanical cypher locks. Where possible, embed magnetic door contacts in door frame for security needs (see below). Door shall receive WinStar supplied, contractor installed door decal (or other signage) for space identification.

               Floors: Ensure the space has a level floor. Bare concrete floor shall be sealed to prevent the generation of dust, dirt, and other airborne particles. Standard Hub floor finishes shall be Armstrong Imperial #51911 Classic White. Anti-static strip mats shall be used in equipment rows.

               All finish material schedules and specifications should be included in the design.

               A/E shall indicate on the design documents the designated floor space for one (1) storage cabinet, one (1) storage shelving unit, and one (1) desk with chair, all to be supplied by WinStar, delivered and placed by contractor.

               To be included in the Hub design are the following items:

               Eye Wash Station: Lab Safety Supply #RC-2121-S (fend-all) 6 gallon gravity feed eyesaline eye wash station with #RC-2121S-2 dust cover.



               Full Coverage Face Shield with wall hook: Lab Safety Supply # RC-10253 Head/Face Shield or equal.



               First Aid Kit: Lab Safety Supply #RC-10430 Small industrial first aid kit for up to 25 personnel



               Fire Extinguishers: One (1) 10 pound carbon dioxide class B and C
                                   One (1) 5 pound dry chemical class A, B & C

          1.1.3. STRUCTURAL

          Standard commercial property will, in most cases, provide adequate floor loading capacity for the communications equipment in the typical layout scheme. However, stacking and/or back to back placement of equipment may exceed the structural capacity of the floor.

          Analysis: Typically, the battery load and power equipment load will exceed the structural load limit. A structural analysis shall be completed on the entire hub area at the onset of the space planning process, and prior to the conceptual equipment layout being sent to WinStar for approval. Depending upon the proposed antenna mounting structure, a structural study of the antenna location should be completed at this time as well. The analysis must include consideration for the seismic zone of the facility. The results of the analysis shall be transmitted to the WinStar Engineer at the earliest possible moment. The following items shall be considered during the analysis:

          o        Communication equipment specifications and layout
          o        DC Power Bay specifications and layout
          o        Battery plant specifications and layout
          o        Antenna specifications and layout
          o Deck hanging loads (mechanical, electrical, plumbing, cable ladder, DC cables, communication cables, etc.)

          Design: Should structural alteration be required as a result of the analysis, the construction documents shall reflect all equipment layouts with anticipated structural loading characteristics. Included on the documents shall be equipment and antenna mounting details including seismic restraint connections where applicable.

          1.1.4.   ELECTRICAL

               1.1.4.1.    AC Power Systems

               The purpose of this section is to establish minimum engineering parameters to be observed during the design and or retrofit of WinStar Wireless, Inc. Hub Facilities AC Power Systems. All design articles must adhere to the requirements of National Electrical Code, and all applicable state and local ordinances.

               Facility AC Power Systems consist of (3) primary components; generation, distribution, and protection systems. All of these components are to be engineered to insure maximum cohesiveness and operating performance. Successful operation of the AC Power System is crucial in insuring the uninterrupted operation of WinStar Wireless, Inc. network telecommunications equipment.

               1.1.4.2.   System Engineering Criteria

               Engineers must observe the following parameters when designing WinStar Wireless, Inc. Hub Facility AC Power Systems. Deviations from stated parameters must be requested and approved by WinStar Wireless, Inc. Network Engineering Group, prior to implementation.

               1.1.4.3.   Utility Service

               WinStar Wireless Inc. Hub Facilities shall preferably be equipped with (1) 480 Volt 3 Phase 3 Wire Alternating Current Electrical Service in order to minimize primary service installation costs. Should 480 Volt service not be available, 208 Volt 3 Phase 3 Wire service shall be used and treated as the Primary Electrical Service. Origination of this circuit can be derived via direct interconnection to Local Utility Provider electrical distribution grid, or via Subfeed connection to an existing electrical service. The electrical service must be engineered to satisfy demand loads of network Hub Facility telecommunications, and infrastructure support equipment. Service must be equipped with facilities to allow for disconnect from utility/existing electrical service and a means for metering of electrical energy consumption.

               1.1.4.4.  Main Distribution Switchboard

               Should the service be 480 volt, the Hub shall be equipped with one (1) 480 Volt 3 Phase 3 Wire Alternating Current distribution panel. The panel shall be equipped with Main Disconnect providing Ground and Overcurrent Fault Protection for the Service Entrance (see Shunt-trip Primary Service Circuit Breaker below). The panel shall be engineered for correct voltage, phase, frequency, short circuit and continuous current ratings. The panel is to be equipped with Branch Circuit Distribution Devices; quantities, ratings, and types will be determined by Infrastructure Support equipment requirements. Engineering must include execution of Fault Current analysis, and Short Circuit Coordination study. The panel must also provide limiting devices as required to eliminate transient voltage conditions such as spikes and surges which may be delivered via Service Entrance or emergency power supply (see surge protection information below).

               1.1.4.5.   Emergency Service

               WinStar Wireless Inc. Hub Facilities shall be equipped with an Emergency Service Entrance which matches the Hub's Primary Electrical Service. This Service Entrance shall be derived via installation of a Bulk Distribution Circuit routed from Street-Side Portable Generator connection device to one (1) Manual Transfer Switch. The street-side connection device shall be a lockable fused switch equipped with main lugs for portable generator connection. This service shall be utilized via Manual Actuation in the event of a sustained Utility Electrical Outage. Emergency service must be engineered to satisfy demand loads of network Hub Facility telecommunications, and infrastructure support equipment. Engineering must provide for execution of Fault Current analysis and Short Circuit Coordination studies. Manual Transfer Switch shall be ASCO Model 486 with labels clearly marking source of both emergency and normal feed.

               Step-down Transformer

               In the sites with 480 Volt primary service, the secondary distribution is to be obtained via the installation of one (1) Dry Type, step-down Isolation Transformer. Transformer Primary is to be routed from current limiting device contained within the main distribution panel board. Transformer Secondary is to be routed to Input of Facility Secondary Panel board. Transformer and Primary/Secondary circuits are to be engineered to satisfy load requirements of Hub Facility telecommunications and infrastructure support systems.

               1.1.4.6.  Secondary Distribution

               WinStar Wireless, Inc. Hub Facilities shall be equipped with (1) 120/208 Volt 3 Phase 3 Wire Alternating Current Secondary Service (Primary Electrical Service and Secondary Electrical Distribution are considered one and the same where 208 volt service is the Primary Electrical service). The panel shall be equipped with Main Disconnect providing Ground and Overcurrent Fault Protection for the Secondary distribution panel board (see Shunt-trip Primary Service Circuit Breaker below). The panel shall be engineered for correct voltage, phase, frequency, short circuit and continuous current ratings. The panel is to be equipped with Branch Circuit Distribution Devices; quantities, ratings, and types will be determined by Infrastructure Support equipment requirements. Engineering must include execution of Fault Current analysis, and Short Circuit Coordination study. For Hub sites with incoming service at 208 volts, the secondary distribution panel must provide limiting devices as required to eliminate transient voltage conditions such as spikes and surges which may be delivered via Service Entrance or emergency power supply (see surge protection information below).

               1.1.4.7. Shunt-trip Primary Service Circuit Breaker

               The primary Hub electrical service shall be equipped with a main disconnect circuit breaker with a shunt-trip device for emergency power shutdown. The shunt trip device shall be located after the manual transfer switch and before Hub distribution, with the possible exception of an independent circuit feeding the fire alarm control panel and/or other life safety devices. Emergency Power Off switch shall be ASCO model 1243 with labels "TO DISCONNECT ELECTRICAL SERVICE".

               1.1.4.8.   Overcurrent Protective Devices

               WinStar Wireless, Inc. Hub Facilities Electrical Distribution System is to be engineered with Overcurrent Protective Devices that comply with the following parameters:

               Molded Case Circuit Breakers - Sized as required to support loads with RMS Symmetrical Interrupting Ratings to match symmetrical interrupting ratings coordinated with fault current analysis and short circuit study. Breakers are to include permanent Thermal, Fault, and Instantaneous Trips per pole. Provide 2-pole 25A breakers for current and future rectifiers in accordance with equipment schedule.

               Fuses - Sized as required to support loads with UL Class RK-1 Time-Delay ranges.

                    1.1.4.9.   Conductors

                    WinStar Wireless, Inc. Hub Facility AC Power System conductor requirements must conform to the following parameters: All conductors are to be AWG type THHN insulated copper only. All conductor termination's are to be performed utilizing Compression (15) Ton High-Press, Hex or Circumventual Crimps will only be accepted. All termination's are to utilize (2) Hole NEMA Spaced Long Barrel Lugs only. All fastening hardware to be #316 Grade Stainless Steel only. All termination's are to be insulated utilizing Thick Wall Heat Shrink. All conductors are to be permanently identified utilizing Fiber Cable Tags only.

                    1.1.4.10. Lighting

                    Adequate lighting is required for a safe and efficient work environment. The design should be energy efficient with low heat generation. UL approved fluorescent light fixtures shall be installed to provide adequate illumination levels throughout the hub. Energy efficient 32W T8 tubes and electronic ballast's should be used to provide 50% decrease in energy usage and a 90% reduction in heat generated by the lights.

                    Emergency backup lighting units should be installed. They should be activated upon loss of AC power. All emergency lights should be UL approved and meet all NEC, OSHA, NFPA, and Life Safety Code requirements.

                    Telephone

                    Each Hub space shall be provided with at least one telephone with high volume ringer.

                    1.1.4.11. DC Power System

                    The purpose of this section is to establish minimum engineering parameters to be observed during the design and or retrofit of WinStar Wireless, Inc. Hub Facilities DC Power Systems. Facility DC Power Systems consist of (3) primary components; rectifiers, batteries, and distribution systems. All of these components are to be engineered to insure maximum cohesiveness and operating performance. Successful operation of DC Power Systems is crucial in insuring the uninterrupted operation of network telecommunications equipment in the event of a utility power outage. As a result of network dependencies DC power systems are designed with redundant capabilities in all primary system components, including rectifiers, divergent distribution paths, and finite stationary battery reserves.

                    1.1.4.12. System Engineering Criteria

                    Engineers must observe the following parameters when designing Hub Facility DC Power Systems. Deviations from stated parameters must be requested and approved by WinStar Wireless, Inc. Network Engineering Group prior to implementation.

                    1.1.4.13. Battery Reserve

                    WinStar Wireless Inc. Hub Facilities shall be equipped with Valve Regulated Lead-Acid recombination batteries to provide power in the event of a utility power outage. Battery reserves shall be engineered to provided adequate capacity required to support Hub Facility DC power demand loads for a finite period of time. Network Hub Facilities must be equipped with a minimum of (8) Hours Reserve capacity.

                    1.1.4.14. Reserve Calculation

                    Battery reserve capacities must not fall below stated minimum requirements. Modifications to facility network equipment DC demand loads will require re-calculation of battery reserve capacities. Reserve capacity of battery is to be calculated using battery end voltage equaling 1.75 volts per cell, and 80% of published (8) Hour Amp Hour Rating. Reserve capacity is to be calculated utilizing the following formula:


                     AH
                     ------  x  C  =  R
                      L

                    AH - Amp Hours

                    L - Demand Load Ampacities

                    C - Correction Factor/0.950

                    R - Reserve Capacity

                    1.1.4.15. Battery Recharge

                    WinStar Wireless Inc. Hub Facilities shall be equipped with Switchmode technology modular rectifiers as required to insure capability of exercising Valve Regulated Lead-Acid recombination station batteries from discharged to full recharge condition within (24) Hours. Rectifier bank must included required capacities and (1) redundant unit.

                    1.1.4.16. Recharge Calculation

                    Recharge capacities must not fall below stated minimum requirements. Modifications to facility network equipment DC demand loads will require re-calculation of battery recharge capacities. Rectifiers are not to be operated beyond maximum current limit of 110% of rated capacity. Recharge capacity is to be calculated utilizing the following formula:

                    1.1 x AH
                    -------------    +   L   =  RC
                        R

                    AH - Amp Hours

                    L - Demand Load Ampacities

                    R - Recharge Capacity/Hours

                    RC - Recharge Current

                    1.1.4.17. System Voltage

                    WinStar Wireless, Inc. Hub Facility DC Power Systems are to be designed to operate within the following voltage ranges:

                    End Voltage - 42.0 VDC

                    Float Voltage - 54.0 VDC

                    Equalize Voltage - 56.0 VDC

                    High Voltage Shutdown - 57.0 VDC

                    1.1.4.18. Voltage Drop

                    WinStar Wireless, Inc. Hub Facilities DC Power Systems are to be engineered to finite voltage drop levels insuring continued network equipment operation while providing for resistance levels encountered due to transport distances. Voltage drop is to be limited to a maximum of 2.0 VDC throughout linear routing of distribution circuit.

                    1.1.4.19. Voltage Drop Calculation

                    Voltage drop levels are not to exceed stated maximum allowances. Voltage drop is to be calculated utilizing battery end voltage equaling 1.75 volts per cell. Voltage drop is to be calculated utilizing the following calculations:

                    L   x   LL   x   C
                    --------------------    =  CM
                          VD

                    L - Demand Load Ampacities

                    LL - Loop Length

                    C - Constant Factor (11.1)

                    VD - Voltage Drop

                    CM - Circular Mills

                    1.1.4.20. Distribution

                    WinStar Wireless Inc. Hub Facilities DC Power Systems design is to provide for the installation of (1) Main Power Distribution Board and Bulk Distribution Circuit installation to Relay Rack mounted GMT Branch Circuit Fuse Panels. This distribution system is to provide for Hub Facility network equipment DC demand loads as well as equipment interconnection requirements. Main Power Distribution Board is to be designed with a Charge Section capable of accommodating termination of all battery and rectifier sources. Main Power Distribution Board must provide for divergent Bulk Distribution Conductor routing to allow for derived A/B distribution systems from board to all ancillary equipment. Main Power Distribution Board must provide Over-Current Protection for all Bulk Distribution Circuits to insure protection of the entire DC Power System. Electrical fault protection shall be designed to insure correct device coordination, rating, and placement, allowing for circuit interruption closest to fault occurrence.

                    1.1.4.21. Environment

                    WinStar Wireless, Inc. Hub Facility DC Power Systems are to be engineered to operate without performance degradation within the following controlled environmental levels:

                    Temperature - 32 through 122 Degrees Fahrenheit, Ambient

                    Humidity - 12% through 97% Relative

                    1.1.4.22. System Component Engineering Criteria

                    Section purpose is to establish minimum performance specifications for all components utilized in Hub Facility DC Power System design. All equipment must meet or exceed stated requirements prior to installation consideration.

                    1.1.4.23. Rectifiers

                    WinStar Wireless, Inc. Hub Facility DC Power System utilizes Switchmode rectifier technology. Rectifiers are to be of modular design to accommodate installation within Facility Main Power Distribution Board. All rectifier modules must be capable of Load Sharing with entire plant charge section. Rectifiers are to be listed by Underwriters Laboratories. Rectifiers are to be installed with capacities sufficient to satisfy DC load demands as well as provide for redundant modular unit application. This configuration will allow for the removal of (1) unit from service without effecting station load. Please see Appendix E for rectifiers currently being purchased.

                    1.1.4.24. Batteries

                    WinStar Wireless, Inc. Hub Facility DC Power System utilizes Valve Regulated Lead-Acid recombination battery technology to provide mission critical power to network equipment in the event of a utility power outage. Batteries are to be designed to accommodate the facility DC load demand with the capability to support this demand for a minimum of (8) hours. Load is to be calculated utilizing end voltage equaling 1.75 VPC. Batteries must be capable of being rack mounted to allow for integration within facility technical areas. Racks must satisfy all seismic zone requirements. Disconnecting means must be supplied to allow for isolation of battery from Facility Distribution System. Each battery cell must be individually valve regulated to vent excess pressure. Rated capacity of cell shall be expressed in Ampere Hours based on an (8) hour discharge rate. The abrupt transient response of the cell must not fall below 1.89VPC. Recombination efficiency of the cell must be 95% or greater. Provide Specific Gravity of 1.250. Please see Appendix E for the battery plant currently being purchased.

                    1.1.4.25. Distribution (MPB)

                    WinStar Wireless Inc. Hub Facilities DC Power Systems design is to provide for the installation of (1) Main Power Distribution Board. This Main Power Distribution Board is to provide for Hub Facility network equipment DC demand loads as well as equipment interconnection requirements. Main Power Distribution Board is to be designed with a Charge Section capable of accommodating termination of all battery and rectifier sources. Main Power Distribution Board must provide for divergent Bulk Distribution Conductor routing to allow for derived A/B distribution systems from board to all ancillary equipment. Main Power Distribution Board must provide Over-Current Protection for all Bulk Distribution Circuits to insure protection of the entire DC Power System. Electrical fault protection shall be designed to insure correct device coordination, rating, and placement, allowing for circuit interruption closest to fault occurrence. Board must provide metering, alarms, and control interfaces that are equipped for extension to remote surveillance stations. Board must include provisions for the installation of Battery Disconnecting device, Rectifier module installation, and battery installation. Please see Appendix C for Main Power Distribution Board currently being purchased. For ease in securing DC contractor pricing, the distance between the main ground bar, the batteries, and the main distribution/rectifier bay shall not exceed 20 feet.

                    1.1.4.26. Distribution (GMT)

                    WinStar Wireless, Inc. Hub Facility DC Power System design is to provide for diversified Bulk Distribution Circuit routing from Main Power Distribution Board to Relay Rack mounted GMT Fuse Panels. These Fuse Panels are to provide A/B Branch Circuit Distribution from panels to network equipment.

                    1.1.4.27. Grounding

                    WinStar Wireless, Inc. Hub Facility DC Power System design must include connection of Main Power Distribution Board Positive Discharge Buss Detail to Facility Master Ground Buss Detail. Grounding cable shall be run in independent "J" hooks supported under cable racks.

                    1.1.4.28. Conductors

                    WinStar Wireless, Inc. Hub Facility DC Power System conductor requirements must conform to the following parameters: All conductors are to be AWG type THHN insulated copper only. All conductor termination's are to be performed utilizing Compression (15) Ton High-Press, Hex or Circumventual Crimps will only be accepted. All termination's are to utilize (2) Hole NEMA Spaced Long Barrel Lugs only. All fastening hardware to be #316 Grade Stainless Steel only. All termination's are to be insulated utilizing Thick Wall Heat Shrink. All conductors are to secured utilizing #9 Round Wax Lacing Cord only. All conductors are to be permanently identified utilizing Fiber Cable Tags only. All conductors are to be routed complete point to point. Use of Splices is prohibited. Cabling from main distribution board to equipment racks shall be supported below cable ladder using "J" hooks.

                    1.1.4.29. Buss

                    WinStar Wireless, Inc. Hub Facility DC Power System design shall provide for all Buss Details to be copper rated on
                    (1000) Amperes per (1) Square Inch of cross-sectional area. Buss details are to be machined and pre-punched.

          1.1.5.   MECHANICAL

                    In most facilities the existing leased space base building Heating, Ventilation, and Air Conditioning (HVAC) system will not meet the seven days a week 24 hour requirement the WinStar hub demands. To achieve the required cooling and ventilation a dedicated HVAC system will need to be installed. WinStar is currently purchasing several different type of HVAC systems from Liebert Corporation depending on the size and specific requirements of the hub. The location of the hub versus the location of the cooling system heat rejection components ( i.e. air cooled condensers, dry coolers, or exterior wall mounted unitary systems) will determine which type of HVAC system is used for the hub. See Appendix B for types of system being purchased by WinStar for Hub facilities.

                    The HUB interior design criteria for the HVAC system is based upon the Hub equipment listing provided by WinStar at the onset of the design. The maximum bay of equipment is 2700 BTU/hr with a maximum of 130BTU/hr/SF for total facility load. The overall HVAC system must be designed along proper engineering practices, taking into consideration exterior temperature and humidity conditions, sun exposure, and low initial internal head gain due to partial equipment installation.

                    The following items shall be considered during the design:

                    o Facility temperature shall be maintained between 66 degrees Fahrenheit and 77 degrees Fahrenheit

                    o Facility relative humidity shall be maintained between 30% and 55%

                    o    Noise level 40dBA or below

                    o    Outside air be kept below 5%

                    o Redundancy within the system, with one HVAC unit available at all times

                    o Overhead hung units supported from the deck/structural steel above or exterior wall mounted units outside the hub space

                    o    Drip pan with liquid detector

                    o    Remote temperature and humidification controls

                    o    Automatic HAVC switch over controls

                    o    Condensate pump where necessary

                    o    Alarm and shutdown contacts

                    o    Maintenance accessible

                    o    Final testing and balancing


                    1.1.5.1. Thermostats

                    Thermostats shall be mounted in the vacinity of the air return inlets and should be installed in such a way to minimize unauthorized tampering with the temperature setting controls. A lock box cover on a conventional thermostat may be required if unauthorized temperature resetting is anticipated.

                    Normal Set-Points and Sensitivities:

                    Temperature:

                    75 degrees F DB     +2 degrees F DB
                                        -

                    Relative Humidity (RH):

                    Minimum RH:      35%, +5%
                                          -

                    Maximum RH: 50%, +5%
                                     -

                    1.1.5.2. Alarms

                    All sites should be equipped with high and low temperature alarms. These alarms should be interfaced with the site security system and monitored around the clock. The sensors must be accurate enough to detect minimal temperature variations.

                    Alarm Set-Points:

                    Temperature:

                                    Low Set-Point:   60 degrees F DB

                                    High Set-Point:  80 degrees F DB

                    Relative Humidity (RH):

                                    Low Set-Point:            30% RH

                                    High Set-Point:           60% RH

                    1.1.5.3. Exhaust Fan

                    For every hub an exhaust fan should be installed. This provides a method of removing excessive heat buildup if the air conditioning units are disabled. The exhaust fan will also remove any gas or vapors that maybe emitted from the batteries. It should be located as high as possible in the hub to remove the maximum amount of heat from the site. The exhaust fan should run continuously to provide at least four air exchangers or 2 CFM/SF. The fan should be interlocked with the fire suppression system.

                    1.1.5.4. Room Pressurization

                    The Hub shall be at a positive air pressure. This room shall be at a positive air pressure relative to all other adjacent spaces and the outdoors. The purpose of maintaining pressurization is to minimize the infiltration of airborne particles.

                    1.1.5.5. Construction Documents

                    The construction drawings and specifications for each hub shall include a listing of all equipment to be installed, noting whether it is to be purchased by WinStar or by the contractor. If purchased by WinStar, equipment submittal sheets and installation instructions shall be included within the construction document package. Arrangements for manufacturer representative start-up and instruction shall be a part of the contractor's work scope for all major equipment items, weather purchased by WinStar or the contractor. The mechanical contractor shall be responsible for all control wiring, including providing a normally closed or normally open circuit for HVAC unit fire alarm shut-down where necessary.


          1.1.6.   FIRE DETECTION AND SUPPRESSION

          The fire detection system shall be a cross-zoned smoke detection system linked to a fire alarm control panel (sub-system to the building fire alarm control system). The fire suppression protection systems for a Hub shall either be a pre-action system if water is available in the building, or a FM-200 gaseous system.

          The design of the fire detection and suppression system shall comply with the requirements of the State Building Codes, applicable NFPA Sections and requirements of the insurance carrier for the project.

               1.1.6.1. Pre-Action System

               The design shall be a complete hydraulically designed pre-action sprinkler system which complies with NFPA 13, 24, 26, 70, 72, 72E, and 72G, ANSI, ASTM, AWS, and MSS.

               The safest type of pre-action system for communication equipment is a Double-Interlocked System. This type of system requires the activation of both detection system and a sprinkler head before allowing water to flow into the sprinkler system piping. This will protect against accidental discharge of water. The A/E design should provide for a deluge valve, check valve with rubber seat, main water supply control valve with tamper switch, alarm pressure switch, air pressure supervisory switch and all trim valve gages and components all located within the hub. The deluge valve should be electronically operated. The sprinkler system shall be supervised with a air compressor and air maintenance device.

               Include a pre-action releasing panel for operation of the pre-action system. The control unit shall be UL Listed per Standard 864 for pre-action and the solenoid shall be listed for use with the panel. The control panel shall have the capacity for at least two initiative device circuits and inputs from flow, low air and tamper switches. The control panel shall also have the capacity for two output circuits for trouble and supervisory signals to building fire alarm system. The alarm notification to the building shall be from the alarm pressure switch. All initiating circuits from the panel shall be Style D. The panel shall have backup battery and charger for continuous operation of system for 24 hours.

               The pre-action system shall include a detection and control system for solenoid valve operation on the preaction valve. The detection circuits shall be obtained from the release panel. Valves controlling sprinklers or water supplies shall be listed OS&Y gate valves or butterfly valves suitable for the service indicated. Where butterfly valves are used, they shall be lug type flanged or grooved so that piping can be disconnected on one side of the valve and the valve still hold pressure. All valves shall be provided with listed tamper switches with both normally open and normally closed contacts.

               1.1.6.2. Installation

               Before commencing installation, the Fire Protection Contractor shall prepare a complete set of Working Drawings required for the approval and the installation of the fire protection system. Spacing of the sprinklers shall be coordinated with lights, cable tray system, air conditioning duct, and architectural reflected ceiling plan (if any) prior to the installation. The Fire Sprinkler Contractor shall submit working plans to the Architect/WinStar representative for final approval and acceptance. The installation of pre-action system shall be in accordance with NFPA 13 and manufacturers instructions. The following items shall be followed during install:

                    o    Place pipe runs to minimize obstruction to other work.

                    o Place piping in concealed spaces above finished ceilings if applicable.

                    o Center sprinklers in one direction only in ceiling tile with location in other direction variable, dependent upon spacing and coordination with ceiling elements.

                    o Apply masking tape or paper cover to ensure concealed sprinklers, cover plates and sprinkler escutcheons do not receive field paint finish. Remove after painting. Replace painted sprinklers.

                    o    Flush entire piping system of foreign matter.

                    o    Install guards on sprinklers where indicated.

                    o Hydrostatically test entire system and provide trip test of pre-action system.

                    o Require test be witnessed by the authority having jurisdiction (local fire marshall), and the A/E.

                    o    Piping Systems shall be installed as follows:

                    o Piping mains shall be run close to roof, walls and columns at elevations noted on drawings. Where elevations are not indicated on plans or sections, run as high as other work will permit.

                    o Coordinate piping runs with work of other trades. Piping shall not interfere with WinStar equipment.

                    o Pipe lines shall be pitched to allow systems to be drained.

                    o Reducing fittings (not bushings, orifices, reducing flanges or couplings) shall be provided where pipe size changes. Eccentric reducers shall be provided where necessary to prevent liquid pockets or air binding.

                    o Drains shall run to hub or floor drains (provided under plumbing work).

                    o Inspection test connections shall be installed as required by system design.

                    1.1.6.3. Cleaning

                    o Cleaning and Purging shall be as specified for each service.

                    o Internal surfaces of piping shall be inspected and kept free of trash, dirt and corrosion.

                    o Dirty or corroded pipe shall be cleaned to clean, new condition before assembly.

                    o External surfaces of piping shall be cleaned of dirt, rust scale, grease and other foreign matter, acceptable for painting.

                    1.1.6.4. Painting

                    o All finished painting of piping shall be done under this section.

                    o All piping and equipment, whether painted in shop, factory or field, shall be wire brushed and cleaned of dirt, rust, grease and other foreign matter before prime coating.

                    o All fire protection piping shall be painted Fire Department Red.

                    o All fire protection piping shall be given two coats of paint, a minimum thickness of 2 mils.


                    1.1.6.5. System Inspections, Start-Up And Testing

                    At the completion of the installation, and after debugging and preliminary testing of equipment had been carried out by the contractor, an on-line "real-time" test of the entire system in the building shall be carried out in the presence of the WinStar construction manager, the manufacturer's representative and the Engineer.

                    1.1.6.6. FM-200 Gaseous Suppression Systems

                    In buildings where fire suppression water is unavailable or of insufficient capacity to support a pre-action suppression system, a gaseous suppression system shall be employed.

                    WinStar standards call for the use of "Dead-man" abort switches and time delays. Abort switches are acceptable only if they are of the "dead-man" type. Keyed abort switches may be installed for security reasons. Time delay should have no more than a 30 second delay program. An abort switch may be used to cycle a time delay. The intent of the time delay is to allow for: (a) an immediate inspection of the alarmed area (as indicated on the graphic panel) to determine if the fire hazard can be contained locally with a hand held portable fire extinguisher, and (b) to provide additional time to evaluate the room and prepare equipment for discharge.

                    1.1.6.7. FM 200

                    FM 200 is the preferred substitution for Halon suppression systems. There are significant differences between the two systems which must be considered during the design. FM 200 is not toxic. FM 200 concentration requirement is greater than Halon (7%) and it employs a discharge time of 10 seconds. The pipe sizes are larger and need to be Schedule 40 pipe.

                    Certain local regulations do not recognize gaseous fire suppression systems as substitutes for sprinkler systems where required. Other local regulations may require spare gas tanks connected to manifolds for maintained coverage after a system release. The A/E shall consult with the local fire official prior to committing to a design.

                    1.1.6.8. Portable Extinguishers

                    All hub facilities must have a minimum of two type of fire extinguishers on the premises at all times. The first type is a 10lb., class BC, CO2 extinguisher. The CO2 extinguisher should be used first in the event of fires involving equipment cabinets or racks. This will minimize secondary damage caused by chemical agents used in ABC class dry type extinguishers. These agents have alkaline based powders that can be corrosive and cause sever equipment damage. The second type is a class ABC, 5 lb., dry chemical extinguisher. This type should only be used as a last resort on electrical equipment or when the fire has spread to the building structure. The extinguishers shall be located where they will be readily available in the event of a fire. (See architectural section above)

          1.1.7.   RACKS

               o WinStar has standardized on 23 inch racks for all of its equipment facilities, this is to provide flexibility for new technologies that may be introduced into the network. Wherever possible equipment will be specified at 19 inch, this is to be able to install equipment into existing 19 inch facilities or at other service providers sites.

               o Equipment racks or cabinets shall be 23 x 84 inch EIA/TIA standard, drilled both sides.

               o    Provide 23 to 19 inch full length rack reducers

               o Allow a minimum of 36 inches space in front and back of the rack.

               o Racks shall be lag mounted into a concrete floor on 4 corners.

               o Rack systems require an additional ladder connecting all racks and extending from each end-rack to a wall.

               o    Racks in Hub facilities shall be built in rows.

          1.1.8.   CABLE LADDER SYSTEM

          The hub facility cable ladder system shall be a single-tier ladder system with the weight capacity of the system to support 40 lbs/LF and, depending on location, must consider the seismic requirements. The layout of the cable ladder shall match the configuration of the equipment rows. The cable system design shall provide the required 4" separation of cable groups. The following items shall be considered during the design:

               o    All ladder and overhead framing must be grounded and bonded

               o Cable ladder shall have J-hooks extensions to support power and ground cables

          The following cable groups that are required to be separated by a minimum of two inches:

               o Battery and ground (Battery and ground must always be installed in pairs run side by side)

               o    Safety and signal grounds

               o    DS1 transmit and receive cables

               o    DS3 transmit and receive cables

               o    OC interface fiber cabling

               o    Radio cabling

               o    Alarm cables

               o    Cabling from riser coming from the Antenna's

               o All cabling shall be designed on a 90 degree crossover pattern

          The cable tray system must be laid out and designed to accommodate cable distribution throughout the equipment area. Continuity of the cable tray system and support for the cables shall be maintained. The cable tray system shall be designed with the proper type sections used as designed by the manufacturer. Straight sections, elbows, tees, dropouts and expansion connectors shall be used as required within the system. Cable trays, ladders and troughs may extend through wall or floors providing the installation is made so that the possible spread of fire or products of combustion will not be substantially increased. Openings through fire resistant walls, partitions, floors or ceiling shall be sealed using firestop or fire bags.

          Cable tray systems shall be designed to be installed at heights that provide clearances adequate to install the necessary equipment with provisions for expansion. Factors such as ceiling height, light fixture locations, cable entry ports, equipment location and minimum cable bending radius must be considered during design and layout. Cable trays shall not be placed under smoke detectors or sprinkler heads. Cable trays should not be placed under lights or electrical fixtures or boxes. It is desirable to have a minimum of 6 inches between the top of an equipment rack/cabinet and the bottom of the cable tray. It is recommended that there be a minimum of 12 inches above the top of the cable tray and the ceiling. AC power cables shall not be run within a cable tray system unless they are enclosed within metallic conduit or raceway. Equipment drops from cable racks shall be from the rack side, not through the rack.

          WinStar Wireless is currently purchasing a complete turnkey cable ladder installation for each hub. Fifteen inch cable supported by floor mounted tubular supports with unistrut interlocking the system to the walls. See figure X for typical install.

          1.1.9.   LOCAL TERMINATION FIELD

          1.1.10.    ANTENNA CONDUIT REQUIREMENTS

          Hub design shall include 2 four inch EMT conduits from the equipment room to the surge protector box.

WINSTAR
                                              WinStar Practice ###-##-####
                                              Issue 2.2 September 1998


                             NSO SITE AND EQUIPMENT
                               TEST AND ACCEPTANCE


1.GENERAL
     1.1.Synopsis

         This practice presents the necessary steps to test and accept equipment, products, and sites as they are added to the network. The intent of this document is to provide a guideline for standardized acceptance criteria.

      1.2.Reason for reissue

         Modification of Acceptance Matrix in Section 2.3 and to the Central Office checklist in Attachment 1.

      1.3.Contact for comments

          Comments regarding this document should be directed to either:

                  Tim Precht, Room 2032, 1577 Spring Hill Rd, Vienna VA 22182
                  Telephone (703) 645-5627.   Email: tprecht@winstar.com.

                  or

                  John Alfasi, Room 2027, 1577 Spring Hill Rd, Vienna  VA 22182
                  Telephone (703) 645-5622.   Email: jalfasi@winstar.com.


------------------------------------------------------------------------------
Not for use or disclosure outside WinStar Communications without the written permission of WinStar.
------------------------------------------------------------------------------
                                     A-4-55

1.GENERAL...............................................................55

   1.1.SYNOPSIS.........................................................55
   1.2.REASON FOR REISSUE...............................................55
   1.3.CONTACT FOR COMMENTS.............................................55

2.CHECKLIST.............................................................57

   2.1.DESCRIPTION......................................................57
   2.2.ACCEPTANCE CRITERIA..............................................57
   2.3.ACCEPTANCE MATRIX................................................58
   2.4.USING THE CHECKLIST..............................................61
   2.4.ROUTING THE CHECKLIST............................................62
   2.5.NSO PRODUCT/EQUIPMENT ACCEPTANCE CHECKLIST.......................63
   2.6.OVERALL ASSESSMENT:    MANDATORY SECTION.........................66

ATTACHMENT 1............................................................67



------------------------------------------------------------------------------
Not for use or disclosure outside WinStar Communications without the written permission of WinStar.
------------------------------------------------------------------------------
                                     A-4-56

2.CHECKLIST

     2.1.DESCRIPTION

         This document identifies the steps necessary to ensure that new additions to the network are properly installed, functional, and supportable in the operations environment. The checklist is intended as a generic tool to be utilized in assessing network additions prior to their acceptance by Network Services Operations.

     2.2.ACCEPTANCE CRITERIA

         The specific requirements for acceptance by NSO will differ based on what is being deployed and whether that particular equipment/product has been previously deployed. For example, the requirements for accepting a Central Office Switch will differ from those for accepting a new DCS or Voicemail platform. In general, the following rules can be applied:

     o There should be no duplication of validations that have already occurred. NC&D is required to provide NSO with documentation of installation and testing at hand-off to NSO. Accountability is established via that documentation and acceptance criteria that is documented by NC&D should not require further validation. NC&D documentation and Test and Acceptance documents should be stored centrally with the City Manager for future reference.

     o All Central Office switches will require documentation of successful completion of Integration Testing and ORT for the Engineering plans effective at time of delivery. In addition, inspection and validation of all physical installations must be recorded on the checklists provided in this document.

     o Equipment installed in Central Offices external to the switch itself requires documentation of successful completion of Integration Testing along with inspection and validation of the physical installation.


------------------------------------------------------------------------------
Not for use or disclosure outside WinStar Communications without the written permission of WinStar.
------------------------------------------------------------------------------
                                     A-4-57

     2.3.ACCEPTANCE Matrix

         FIELD OPERATIONS REQUIREMENTS FOR ACCEPTANCE


         Using the following matrix: A check (or notation) in a correlating box indicates that either documentation of completed work activity must be received or completion of the activity itself must be acknowledged by the Field Operations group prior to acceptance of the new product/equipment in a Central Office.


         Product/Equipment types are listed in generic form (i.e. DXC = any digital crossconnect system) meaning that the same requirements apply regardless of manufacturer, installer, types of input/output, etc.

                                                          Integration                Ops           Ops
Product/Equipment            Engr Pkg      MOP    CLR     Test Results     ORT       Inspection    Testing
-----------------------------------------------------------------------------------------------------------
CAP/LEC Interconnects                              X            X                                    X
-----------------------------------------------------------------------------------------------------------
Centrex                        X                                X           X
-----------------------------------------------------------------------------------------------------------
CLASS Features                 X                                X          FVO
-----------------------------------------------------------------------------------------------------------
Collocated Equipment           X           X      X             X                         X          X
-----------------------------------------------------------------------------------------------------------
DXC                            X           X                    X                         X          X
-----------------------------------------------------------------------------------------------------------
Fiber Terminal                 X           X                    X                         X          X
-----------------------------------------------------------------------------------------------------------
ISDN                           X                                X          FVO            X          X
-----------------------------------------------------------------------------------------------------------
LET                            X           X                    X                         X
-----------------------------------------------------------------------------------------------------------
LNP                            X
-----------------------------------------------------------------------------------------------------------
Long Distance                  X                                X          FVO
-----------------------------------------------------------------------------------------------------------
Switch                         X                                X           X             X          X
-----------------------------------------------------------------------------------------------------------
Test Equipment                 X          X                     X                         X          X
-----------------------------------------------------------------------------------------------------------
Trunks (i.e. DA, LD)                      X       X                                                  X
-----------------------------------------------------------------------------------------------------------
Voicemail                      X          X                     X          FVO            X
-----------------------------------------------------------------------------------------------------------

NOTE: FVO = Field Verification Office meaning that only locations designated FVO will be ORT tested.

     2.4.USING THE CHECKLIST

         ------------ -------------------------------------------------------
            STEP                     ACTION
         ------------ --------------------------------------------------------
            2.3.1 The checklist is designed in sectionalized format. These sections may or may not be applicable to the specific product/equipment being assessed. Section titles are followed by the question: "Section Applies?".

                    o If the section is not applicable to the current product/equipment check:

                         No

                    o    Alternately, if the section does apply check:

                         Yes

         -------- ------------------------------------------------------------
           2.3.2 Sections that are required for every assessment are noted as "Mandatory Section".

         -------- ------------------------------------------------------------

          2.3.3 The final section entitled "Overall Assessment" is intended to provide the rationale for acceptance or rejection of the product/equipment. If a product is rejected the comments section must contain an explanation of the criteria that was critical to that rejection.

                 There are three categories of potential determinations that can result:

                    1. Passes all criteria and is determined to be ready for service.

                    2. Conditionally ready for service with no "service affecting" discrepancies. Items that need to be resolved will be documented and NC&D will provide a timeline for resolution.

                    3. Not ready for service due to the nature of the deficiencies.

         ------ ---------------------------------------------------------------

         2.3.4 Attachment 1 is provided for use with new Central Office acceptances only. This attachment is required prior to Central Office acceptance.

     2.4.ROUTING THE CHECKLIST

         ------ ---------------------------------------------------------------
          STEP                       ACTION
         ------ ---------------------------------------------------------------

         2.4.1   Once the checklist has been completed:

                    1.   a copy should be filed and maintained at the site
                    2. the original should be forwarded to the Network Construction and Deployment manager responsible for the installation

         ------ ---------------------------------------------------------------

         2.4.2 If the assessment involves a rejection an immediate email notification is necessary to:

                    1.   NC&D Manager responsible for installation (from MOP)
                    2.   NC&D Program Management Director (John Resavage)
                    3.   NSO City Manager
                    4.   NSO Regional Director

         ------ ---------------------------------------------------------------

         2.4.3 If the assessment results in an acceptance an email notification is necessary to:

                    1.   NSO City Manager
                    2.   NSO Regional Director

                Once the managers agree to acceptance, the NSO Regional Director sends an email notification to:

                    1.   Operations Support
                              Debbie Guadalupe (dguadalupe@winstar.com)
                              Marlene Miller (mmmiller@winstar.com)
                    2.   VP, Field Operations (Joe Haggler)

                Operations Support forwards notifications via email to the Marketing Distribution list.

     2.5.NSO Product/Equipment Acceptance Checklist

------------------ ---------------------------------- -----------------------
Product/ Equipment:
------------------ ---------------------------------- -----------------------
Site/Location:                                        Date:
------------------ ---------------------------------- -----------------------

1.0      Rack Installation                     Section applies?   Yes    No

                   Description               Accept      Defect     Initials
         --------- -----------------------------------------------------------
         1.1       Mountings                   |_|        |_|          |_|
         --------- -----------------------------------------------------------
         1.2       Labels                      |_|        |_|          |_|
         --------- -----------------------------------------------------------
         1.3       Other                       |_|        |_|          |_|
         --------- -----------------------------------------------------------
         Defect
                         ------------------------------------------------------
         Descriptions:
         ---------------------------------------------------------------------

2.0  Station Ground                             Section applies?   Yes    No

                   Description               Accept      Defect     Initials
         --------- -----------------------------------------------------------
         2.1       Grounds                      |_|        |_|          |_|
         --------- -----------------------------------------------------------
         2.2       Other                        |_|        |_|          |_|
         --------- -----------------------------------------------------------
         Defect
                         ------------------------------------------------------
         Descriptions:
         ---------------------------------------------------------------------

3.0  Power                                      Section applies?   Yes    No

         --------- -----------------------------------------------------------
                   Description               Accept      Defect     Initials
         --------- -----------------------------------------------------------
         3.1       Connections                 |_|        |_|          |_|
         --------- -----------------------------------------------------------
         3.2       Breakers                    |_|        |_|          |_|
         --------- -----------------------------------------------------------
         3.3       Labels                      |_|        |_|          |_|
         --------- -----------------------------------------------------------
         3.4       Convenience Outlets         |_|        |_|          |_|
         --------- -----------------------------------------------------------
         3.5       Other                       |_|        |_|          |_|
         --------- -----------------------------------------------------------
         Defect
                         ------------------------------------------------------
         Descriptions:
         ---------------------------------------------------------------------

4.0  Alarms                                     Section applies?   Yes    No

         --------- -----------------------------------------------------------
                   Description               Accept      Defect     Initials
         --------- -----------------------------------------------------------
         4.1       Wiring                      |_|        |_|          |_|
         --------- -----------------------------------------------------------
         4.2       Labels                      |_|        |_|          |_|
         --------- -----------------------------------------------------------
         4.3       Functional testing          |_|        |_|          |_|
                   (Verified visibility with NMC)
         --------- -----------------------------------------------------------
         4.4       Other                       |_|        |_|          |_|
         --------- -----------------------------------------------------------
         Defect
                         ------------------------------------------------------
         Descriptions:
         ---------------------------------------------------------------------


5.0 Card Installation                          Section applies?   Yes    No

         --------- -----------------------------------------------------------
                   Description               Accept      Defect     Initials
         --------- -----------------------------------------------------------
         5.1       Per design                  |_|        |_|          |_|
         --------- -----------------------------------------------------------
         5.2       Other                       |_|        |_|          |_|
         --------- -----------------------------------------------------------
         Defect
                         ------------------------------------------------------
         Descriptions:
         ---------------------------------------------------------------------


6.0  Timing                                     Section applies?   Yes    No

         --------- -----------------------------------------------------------
                   Description               Accept      Defect     Initials
         --------- -----------------------------------------------------------
         6.1       Connections                 |_|        |_|          |_|
         --------- -----------------------------------------------------------
         6.2       Labels                      |_|        |_|          |_|
         --------- -----------------------------------------------------------
         6.3       Other                       |_|        |_|          |_|
         --------- -----------------------------------------------------------
         Defect
                         ------------------------------------------------------
         Descriptions:
         ---------------------------------------------------------------------


7.0  Local Craft Interface                      Section applies?   Yes    No

         --------- -----------------------------------------------------------
                   Description               Accept      Defect     Initials
         --------- -----------------------------------------------------------
         7.1       Connections                 |_|        |_|          |_|
         --------- -----------------------------------------------------------
         7.2       Other                       |_|        |_|          |_|
         --------- -----------------------------------------------------------
         Defect
                         ------------------------------------------------------
         Descriptions:
         ---------------------------------------------------------------------

8.0  Remote Access Connection                   Section applies?   Yes    No

         --------- -----------------------------------------------------------
                   Description               Accept      Defect     Initials
         --------- -----------------------------------------------------------
         8.1       Network (LAN)               |_|        |_|          |_|
         --------- -----------------------------------------------------------
         8.2       Dial                        |_|        |_|          |_|
         --------- -----------------------------------------------------------
         8.3       Other                       |_|        |_|          |_|
         --------- -----------------------------------------------------------
         Defect
                         ------------------------------------------------------
         Descriptions:
         ---------------------------------------------------------------------

9.0 TBS Inventory Check                      Section applies?   Yes    No

         --------- -----------------------------------------------------------
                   Description               Accept      Defect     Initials
         --------- -----------------------------------------------------------
         10.1      Base data built             |_|        |_|          |_|
         --------- -----------------------------------------------------------
         10.2      Verified 3rd party          |_|        |_|          |_|
         --------- -----------------------------------------------------------
         10.3      Other                       |_|        |_|          |_|
         --------- -----------------------------------------------------------
         Defect
                         ------------------------------------------------------
         Descriptions:
         ---------------------------------------------------------------------

10.0  Intra-Facility Connections             Section applies?   Yes    No

         --------- -----------------------------------------------------------
                   Description               Accept      Defect     Initials
         --------- -----------------------------------------------------------
         11.1      Cabling                      |_|        |_|          |_|
         --------- -----------------------------------------------------------
         11.2      Continuity/Loopback Testing  |_|        |_|          |_|
         --------- -----------------------------------------------------------
         11.3      Labels                       |_|        |_|          |_|
         --------- -----------------------------------------------------------
         11.4      Other                        |_|        |_|          |_|
         --------- -----------------------------------------------------------
         Defect
                         ------------------------------------------------------
         Descriptions:
         ---------------------------------------------------------------------

11.0  Access Lines                              Section applies?   Yes    No

         --------- -----------------------------------------------------------
                   Description               Accept      Defect     Initials
         --------- -----------------------------------------------------------
         12.1      Access terminations          |_|        |_|          |_|
         --------- -----------------------------------------------------------
         12.2      Other                        |_|        |_|          |_|
         --------- -----------------------------------------------------------

         --------- -----------------------------------------------------------
         Defect
                         ------------------------------------------------------
         Descriptions:
         ---------------------------------------------------------------------

12.0  Functionality                           Mandatory Section

         --------- -----------------------------------------------------------
                   Description               Accept      Defect     Initials
         --------- -----------------------------------------------------------
         13.1      Provisioning mechanisms
                    operating                  |_|        |_|          |_|
         --------- -----------------------------------------------------------
         13.2      Operational testing         |_|        |_|          |_|
         --------- -----------------------------------------------------------
         13.3      Other                       |_|        |_|          |_|
         --------- -----------------------------------------------------------
         --------- -----------------------------------------------------------
         --------- -----------------------------------------------------------
         Defect
                         ------------------------------------------------------
         Descriptions:
         ---------------------------------------------------------------------

     2.6.Overall Assessment:                    Mandatory Section

==============================================================================
NOTE: If the current assessment is for a new Central Office, attachment 1A must also be completed and considered prior to acceptance.
==============================================================================

There are three potential assessment categories:

     1.   Passes all criteria and is determined to be ready for service.

     2. Conditionally ready for service with no "service affecting" discrepancies. Items that need to be resolved will be documented and NC&D will provide a timeline for resolution.

     3.   Not ready for service due to the nature of the deficiencies.


    ---------------- ----- -------------------- ------------------------------
    Accepted         |_|       Rejected          |_|
    ---------------- ----- -------------------- ------------------------------
    Comments:
    --------------------------------------------------------------------------

    --------------------------------------------------------------------------

    --------------------------------------------------------------------------

    --------------------------------------------------------------------------

    --------------------------------------------------------------------------

    --------------------------------------------------------------------------


    --------------------- --------------------------------------------------
    Name:
    --------------------- --------------------------------------------------
    Signature:
    --------------------- --------------------------------------------------
    Title:
    --------------------- --------------------------------------------------
    Date:
    --------------------- --------------------------------------------------

     ATTACHMENT 1



New Central Office Switch

-------------- ------------------------------ ---------------------------------
CO Name:
-------------- ------------------------------ ---------------------------------
CLLI Identifier:                              Date:
-------------- ------------------------------ ---------------------------------


1.  Has NC&D provided a list of outstanding issues and known defects? Yes    No

2.  Has a schedule for correction of defects been provided?           Yes    No

===============================================================================
NOTE: If the answer to either question 1 or 2 is No, STOP. Acceptance of the Central Office by NSO cannot be considered until these have been provided.
===============================================================================

If items 1-3 outlined in the matrix below are less than "fully operational", CO Operations can accept the switch as "conditional ready for service but requiring further resolution by NC&D" as long as this item does not constitute offering services less than what has been declared acceptable by Marketing. Sign-off from an authorized representative of Marketing management is necessary to effect this conditional acceptance.

------------------------------------------------------------------------------
          Description                                   Yes   No   Initials
----- ------------------------------------------------- ---- ----- ----------
1.    BLV/BLVI operable to Operator Services Provider
----- ------------------------------------------------- ---- ----- ----------
2.    E911 services operating
----- ------------------------------------------------- ---- ----- ----------
3.    All WinStar NXXs loaded in the switch
----- ------------------------------------------------- ---- ----- ----------
4.    Network Facilities and Trunk Groups inventoried
----- ------------------------------------------------- ---- ----- ----------
5.    Centest EF&I tested including LAN access
----- ------------------------------------------------- ---- ----- ---------
6.    DLC EF&I tested and spare equipment provided
----- ------------------------------------------------- ---- ----- ----------
7.    Fiber and CAP facilities tagged
----- ------------------------------------------------- ---- ----- ----------
8.    Generator load tested
----- ------------------------------------------------- ---- ----- ----------
9.    Rectifier load-sharing equalized
----- ------------------------------------------------- ---- ----- ----------
10.   Security card access system verified/alarm detection
----- ------------------------------------------------- ---- ----- ----------
11.   Facility clean and ready for operation
----- ------------------------------------------------- ---- ----- ----------
12.
----- ------------------------------------------------- ---- ----- ----------
13.
----- ------------------------------------------------- ---- ----- ----------
14.
----- ------------------------------------------------- ---- ----- ----------
Exception
                 ------------------------------------------------------------
Descriptions:
-----------------------------------------------------------------------------

WINSTAR
                                              WinStar Practice ###-##-####
                                              Issue 1 March 1998

                     DS-1/DS-3 Certification and Acceptance
                             Performance Objectives



Synopsis

     This practice presents the standards for certification and acceptance of the WinStar's DS-1 and DS-3 circuits. The standards are intended to be used for both radios, as well as wireline circuits from carriers, CAPs, etc


     Reason for reissue

         N/A

     Contact for comments

         Comments regarding this document should be directed to either:

               Majid Borojeni, 180, 1650 Tysons Blvd, McLean, VA 22102 Telephone
               (703) 790-9246 ext 112. Email: mborojeni@winstar.com. or

               Chris Ball, 2nd Floor, 1577 Springhill Road, Vienna, VA 22182 Telephone (703) 645-5623. Email: cball@winstar.com.

            DS-1/DS-3 Circuit Certification and Acceptance Objectives

1.0      Objective:

The objective of this document is to provide a set of standards for certification and acceptance of the WinStar's DS-1 and DS-3 circuits.

The use of these specifications will ensure a quality circuit, that will meet customer's increasing demands for circuit performance, as well as industry's performance objectives.

The error performance parameters that will be used during certification and acceptance tests are: Errored Seconds (ES), Severely Errored Seconds (SES), Bit Error Rate (BER), and availability objectives.

The Certification test process will be used to test the "transport" link, prior to having customer circuit assignments. This certification insures that any impairments are corrected and these facilities meet the minimum performance requirements. Duration of the certification test should be a 24-hour test period to reflect the long term effect of the equipment as well as the environmental effects on this path.

 Acceptance test will use the same test parameters as the certification test, however, the duration of the test is reduced to one (1) hour. The purpose of the acceptance test is to detect any degradation in performance which may have occurred since the certification of the facility, prior to the activation of customer circuits.

It should also be noted that the Bit Error Rate test by itself can not be used to describe the health of the transport. The reason being that, usually BER occurs in burst, therefore, is not indicative of the overall health of the transport network. In today's data oriented environment, and customers' increasing demands for error free facilities, performance parameters such as ES and SES must be used for finding the overall error distribution.

2.       Definitions:

Bit Error Ratio (BER): The ratio of the number of bit errors to the total number of bits transmitted in a given time interval.

Errored Second (ES): A one second interval with one or more bit error.

Error Free Second (EFS): A one second interval in which no bit errors are received. This parameter is measured in percentage.

Severely Errored Second (SES): A one second interval having a bit error ratio of 1xe-3 or worse.

Outage: An outage, usually measured in `outage second", is declared after 10 consecutive SESs have occurred. Outage seconds are counted until 10 consecutive non-SESs occur.

Availability: Availability refers to that time which the circuit is available, that is not experiencing an outage. Usually this termed is expressed as percent availability by taking the ratio of the available time during a given interval to the total interval.


3.0      DS-3 Certification Link Objectives (24-hour test period)

          This is a test for a newly installed DS-3 radio or a DS-3 hand-off from other carriers. This test should be done at the DSX-3 point. This is a looped back test at the DSX-3 panel from the remote location.

         Errored Seconds (ES) less than or =                2
         Error Free Seconds % (EFS%) greater than           99.998%
         Severely Errored Seconds (SES) =                   0
         Bit Error Ratio (BER, QRS test) less than          1xe-9


3.1      DS-3 Acceptance Link Objectives (not required)

          At the present time, once the customer orders a DS-3 circuit, the certification test will also serve as an acceptance test. A DS-3 acceptance test will be required in the future with the deployment of OC-3 type SONET radios.

4.0      DS-1 Certification Link Objectives (24-hour test period)

          This is a test for a newly installed 8x or 4x DS1 radios or a DS-1 hand-off from other carriers. This test should be done at the DSX-1 point. This is a looped back test at the DSX-1 panel from the remote location.

         Errored Seconds (ES) less than or =                1
         Error Free Seconds % (EFS%)greater than            99.999%
         Severely Errored Seconds (SES) =                   0
         Bit Error Ratio (BER, QRS test) less than          1xe-9


  4.1    DS-1 Acceptance Objectives (1-hour test period)

          This test should be done every time we are turning up a DS1 off of the DS1 radios or off of the DS-3 radios via the MUX equipment at the DSX-1 panel

          QRSS pattern should be selected for this test to verify the health of the network, once the following objectives are met the additional 15 minutes stress test must be done before the circuit is accepted and handed off to the customer.

         Errored Seconds (ES):                              0
         Error Free Seconds(EFS%):                          100%
         Severely Errored Seconds (SES):                    0
         Bit Error Ratio (BER) less than                    1xe-9

4.1.1    DS-1 Acceptance Objectives (15 minutes stress test)

          In addition to the above acceptance test the following stress test patterns should be performed. The test should be a loop test at the CSU (if available) or at the RJ48X jack, or equivalent DS1 termination point. The objectives of these stress test patterns are to isolate any mis-optioning that might exist in the network prior to customer activation. The length of each pattern should be five minutes.



         Stress Test Pattern (AMI):

                  TEST               TIME              ERRORS

                  3 in 24           5 minutes             0
                  All  Ones         5 minutes             0
                  55 Octet          5 minutes             0

Note: Other stress pattern tests such as 2^15-1, 2^20-1, 2^23-1 could be used for fault isolation purposes.

         Stress Test Pattern (B8ZS):

                  TEST                 TIME            ERRORS

                  3 in 24           5 minutes            0
                  All 0s            5 minutes            0
                  All Ones          5 minutes            0
                  55 Octet          5 minutes            0



          Note: Other stress pattern tests such as 2^15-1, 2^20-1, 2^23-1 could be used for fault isolation purposes.

                                   Exhibit A-5

                           Hub Implementation Forecast

-------------- ------------------- ---------------- ------------------ ---------------------
    Month        Hubs Delivered      Percent of      Hubs Delivered      Percent of Total
                                     Total Hubs          to Date           Hubs to Date
-------------- ------------------- ---------------- ------------------ ---------------------
Dec-98                 57               21.11%             57                 21.11%
Jan-99                 --                0.00%             57                 21.11%
Feb-99                 --                0.00%             57                 21.11%
Mar-99                 18                6.67%             75                 27.78%
Apr-99                 --                0.00%             75                 27.78%
May-99                 --                0.00%             75                 27.78%
Jun-99                 25                9.26%             100                37.04%
Jul-99                 --                0.00%             100                37.04%
Aug-99                 --                0.00%             100                37.04%
Sep-99                 25                9.26%             125                46.30%
Oct-99                 --                0.00%             125                46.30%
Nov-99                 --                0.00%             125                46.30%
Dec-99                 25                9.26%             150                55.56%
Jan-00                 --                0.00%             150                55.56%
Feb-00                 --                0.00%             150                55.56%
Mar-00                 20                7.41%             170                62.96%
Apr-00                 --                0.00%             170                62.96%
May-00                 --                0.00%             170                62.96%
Jun-00                 20                7.41%             190                70.37%
Jul-00                 --                0.00%             190                70.37%
Aug-00                 --                0.00%             190                70.37%
Sep-00                 20                7.41%             210                77.78%
Oct-00                 --                0.00%             210                77.78%
Nov-00                 --                0.00%             210                77.78%
Dec-00                 20                7.41%             230                85.19%
Jan-01                 --                0.00%             230                85.19%
Feb-01                 --                0.00%             230                85.19%
Mar-01                 10                3.70%             240                88.89%
Apr-01                 --                0.00%             240                88.89%
May-01                 --                0.00%             240                88.89%
Jun-01                 10                3.70%             250                92.59%
Jul-01                 --                0.00%             250                92.59%
Aug-01                 --                0.00%             250                92.59%
Sep-01                 10                3.70%             260                96.30%
Oct-01                 --                0.00%             260                96.30%
Nov-01                 --                0.00%             260                96.30%
Dec-01                 10                3.70%             270               100.00%
-------------- ------------------- ---------------- ------------------ ---------------------
    TOTAL             270                 100%             270                  100%
-------------- ------------------- ---------------- ------------------ ---------------------

                                   Exhibit A-6

                              Williams Connectivity

     1.1. Definitions

          The following terms shall have the meanings set forth herein:

          (a) "Minimum Williams T-1 Inventory" means the aggregate, cumulative Williams T-1s that WinStar commits to provide to Williams as described herein.

          (b) "Williams T-1 Ceiling" means the maximum cumulative amount of Williams T-1s that Williams is entitled to use in any given calendar year, which shall equal 1.5 multiplied by such year's Estimated T-1 Inventory, up to a cap of 95,355 Williams T-1s. Such cap shall in no event be exceeded except as expressly provided for herein.

          (c) "Estimated T-1 Inventory" means the non-binding estimate of the cumulative number of Williams T-1s that may be available in a certain calendar year. The Estimated T-1 Inventory is provided for illustrative purposes only.

          (d) "Williams Connectivity" means two percent (2%) of the Domestic Hub Capacity, which is the quantity to be allocated to Williams, as may be subsequently modified by written agreement of the Parties.

          (e) "Technology Fee" means the amount that Williams shall pay in order to exceed the Williams T-1 Ceiling and have the right to obtain up to the full amount of the Williams Connectivity. The Technology Fee shall be equal to Williams' Pro-Rata Share of all Costs associated with any upgraded technology deployed by WinStar.

                      [CHART DIAGRAMMING INVESTORY LEVELS]


          1.2. Operation.

          Upon the Effective Date and for each calendar year beginning with the calendar year 2000, WinStar will provide to Williams the greater of the Williams Connectivity, subject to the Williams T-1 Ceiling, and the Minimum Williams T-1 Inventory. Beginning on the first day of the calendar year 2008, the Minimum Williams T-1 Inventory and the Williams T-1 Ceiling shall both remain constant (i.e. at 2008 levels) for the remainder of the Term.

                                   Schedule B

                              Performance Standards
1.       General

          1.1. General.

               The performance standards set forth in this Schedule are intended to measure WinStar's performance with regard to two specific areas: Problem Resolution and Circuit Availability.

1.2.      Definitions.

          (a) "Actual Uptime" of a circuit shall mean the period that such circuit is actually available for normal transport (i.e., Scheduled Uptime - outage) plus any time of outage due to a force majeure event or third party equipment, transport or services.

          (b) "Availability" of a circuit shall mean the Actual Uptime expressed as a percentage of the Scheduled Uptime for such circuit (i.e., Availability % = (Actual Uptime)/Scheduled Uptime
               * 100%).

          (c) "Scheduled Uptime" shall mean that period of time (days of the week and hours per day) during which a circuit is expected to be available for normal transport.

          (d) "Time to Respond" shall mean the elapsed time between registration of a problem (e.g., through notification by Williams' Network Customer Care) or service request to WinStar and the commencement of efforts.

2. problem resolution

2.1.      General.

          WinStar shall resolve problems with the Williams T-1s as quickly as is practicable but, at a minimum, shall use commercially reasonable efforts to meet the standards set forth in Section 2.3.

2.2. Measurement.

          The problem classifications are as follows:

(a) Priority Level 1: A problem that causes Outage of
               multiple Williams T-1s.

(b) Priority Level 2: A problem that
               causes Outage of one Williams T-1 or degrades performance of multiple Williams T-1s.

(c) Priority Level 3: A problem that
               causes degradation of performance of one Williams T-1.

2.3.      Performance.

          Priority Level Objectives:

                    Priority Level           Mean Time to Respond
               -------------------------     ------------------------
                          1                       Four (4) hours
                          2                       Eight (8) hours
                          3                       Twelve (12) hours

3.   Circuit Availability.

     3.1. General.

          WinStar shall attain the performance standards set forth in Section
          3.3.

     3.2. Measurement.

          Availability of the Williams T-1s shall be measured as the average Availability of all WinStar Wireless Fiber Connectivity circuits.

     3.3. Performance Objective.

          (a) WinStar shall achieve a Wireless Fiber Connectivity Availability of at least 99.95%.

          (b) A circuit is considered inoperative when there is a loss of signal or when its bit error rate is equal to or worse than 1.0 x 10-3.

                                   Schedule C

                                     Charges
1.       General

         This Schedule C describes the charging methodologies and processes for the Wireless Fiber Connectivity that WinStar will provide to Williams under the terms and subject to the conditions of the Agreement.

2.       Williams' payment commitments

         2.1.     Payment for Hubs.

                  As consideration for the Williams Connectivity, Williams shall pay One Million, Four Hundred Eighty-One Thousand, Four Hundred and Eighty-One Dollars ($1,481,481) upon Acceptance of each Hub, up to a maximum of Four Hundred Million Dollars ($400,000,000) over the Term. This payment shall be made thirty (30) days following Acceptance of the corresponding Hub.

     2.2. Additional Wireless Fiber Connectivity.

          Subject to Sections 6.4 (Most Favored Customer) and 6.5 (Benchmarking) of the Agreement, WinStar shall price Wireless Fiber Connectivity purchased by Williams in excess of the Williams Connectivity, if any, at WinStar's then-current standard rates. Nothing set forth in this Schedule C shall be deemed to obligate WinStar to sell more Wireless Fiber Connectivity than the Williams Capacity.

     2.3. Maintenance

          Services. Williams shall pay for the Routine Maintenance Services (as defined in Schedule A) delivered over the Term with regard to the Williams T-1s at a rate of Three Hundred Eighty Thousand, Twenty-Seven Dollars ($380,027) per month for the period between January, 1998 and December 2008, inclusive. Charges for up to Five Thousand Dollars ($5,000) worth of non-routine maintenance per Williams T-1 are also included in such rate. Charges for Routine Maintenance Services for other Wireless Fiber Connectivity purchased by Williams shall be priced at WinStar's then-current standard rates, subject to Sections
          6.4 and 6.5 of the Agreement.

     2.4. Collocation Services.

          Charges for Collocation Services with regard to the Williams Connectivity are included in the pricing set forth in Sections 2.1 and
          2.2 of this Schedule C. Charges for Collocation Services for other Wireless Fiber Connectivity purchased by Williams shall be priced at WinStar's then-current standard rates, subject to Sections 6.4 and 6.5 of the Agreement.